                                                                   EXHIBIT 10.36

================================================================================

                                  $250,000,000


                                CREDIT AGREEMENT


                                     among

                                 AMETEK, INC.,


                         VARIOUS LENDING INSTITUTIONS,


                               BANK OF MONTREAL,

                             CORESTATES BANK, N.A.,

                                      and

                        PNC BANK, NATIONAL ASSOCIATION,
                                 as CO-AGENTS,

                                      and

                        THE CHASE MANHATTAN BANK, N.A.,
                            AS ADMINISTRATIVE AGENT



                         _____________________________

                           Dated as of March 11, 1994
                         _____________________________


================================================================================

                      TABLE OF CONTENTS
                      -----------------
                                                        Page
                                                        ----
SECTION 1.  Amount and Terms of Credit..................  1

     1.01   Loan Commitments............................  1
     1.02   Minimum Borrowing Amounts, etc..............  2
     1.03   Notice of Borrowing.........................  3
     1.04   Disbursement of Funds.......................  4
     1.05   Notes.......................................  5
     1.06   Conversions.................................  6
     1.07   Pro Rata Borrowings.........................  6
     1.08   Interest....................................  6
     1.09   Interest Periods............................  7
     1.10   Increased Costs, Illegality, etc............  9
     1.11   Compensation................................ 12
     1.12   Change of Lending Office.................... 13
     1.13   Replacement of Banks........................ 13
     1.14   Limitation on Additional Amounts, etc....... 14

SECTION 2.  Letters of Credit........................... 15

     2.01   Letters of Credit........................... 15
     2.02   Letter of Credit Participations............. 18
     2.03   Letter of Credit Requests; Notices of Issu-
             ance....................................... 21
     2.04   Agreement to Repay Letter of Credit
             Drawings................................... 21
     2.05   Increased Costs............................. 22
     2.06   Indemnification............................. 23

SECTION 3.  Fees; Commitments........................... 23

     3.01   Fees........................................ 24
     3.02   Voluntary Reduction of Commitments.......... 25
     3.03   Mandatory Adjustments of Commitments........ 25

SECTION 4.  Payments.................................... 26

     4.01   Voluntary Prepayments....................... 26
     4.02   Mandatory Prepayments....................... 27
            (A)  Requirements........................... 27
            (B)  Application............................ 30
     4.03   Method and Place of Payment................. 30
     4.04   Net Payments................................ 31

SECTION 5.  Conditions Precedent........................ 33
     5.01   Conditions Precedent to Initial Borrowing
             Date....................................... 33
             (a)  Effectiveness; Notes.................. 33
             (b)  Officer's Certificate................. 33

                                      (i)

                                                       Page
                                                       ----

            (c)  Corporate Documents; Proceedings;
                    Officers' Certificates.............. 33
            (d)  Opinions of Counsel.................... 34
            (e)  Existing Indebtedness.................. 34
            (f)  Approvals.............................. 36
            (g)  Pledge Agreement....................... 36
            (h)  Subsidiary Guaranty.................... 36
            (i)  Security Agreement..................... 36
            (j)  Mortgages; Title Insurance; Surveys;
                    etc................................. 37
            (k)  Solvency Certificate................... 39
            (l)  Insurance Policies..................... 39
            (m)  Plans; etc............................. 39
            (n)  Environmental Surveys.................. 40
            (o)  Payment of Fees........................ 40
            (p)  Adverse Change......................... 40
            (q)  Litigation............................. 41
            (r)  Accounts Receivable and Inventory
                    Report.............................. 41
            (s)  Borrowing Base Certificate............. 41
            (t)  Issuance of Senior Notes............... 41
     5.02   Conditions Precedent to All Credit Events... 42

SECTION 6.  Representations, Warranties and Agree-
     ments.............................................. 42

     6.01   Corporate Status............................ 43
     6.02   Corporate Power and Authority............... 43
     6.03   No Violation................................ 43
     6.04   Litigation.................................. 44
     6.05   Use of Proceeds............................. 44
     6.06   Governmental Approvals...................... 45
     6.07   Investment Company Act...................... 45
     6.08   Public Utility Holding Company Act.......... 45
     6.09   True and Complete Disclosure................ 45
     6.10   Representations and Warranties in Other
              Agreements................................ 46
     6.11   Financial Condition; Financial Statements... 46
     6.12   Security Interests.......................... 48
     6.13   Tax Returns and Payments.................... 49
     6.14   Compliance with ERISA....................... 49
     6.15   Subsidiaries................................ 51
     6.16   Patents, etc................................ 51
     6.17   Compliance with Statutes; Environmental
              Matters, etc.............................. 51
     6.18   Properties.................................. 52
     6.19   Labor Relations; Collective Bargaining
              Agreements................................ 52

                                     (ii)

                                                       Page
                                                       ----
     6.20   Indebtedness................................ 53
     6.21   Restrictions on Subsidiaries................ 53
     6.22   Transaction................................. 54
     6.23   Insurance................................... 54

SECTION 7.  Affirmative Covenants....................... 54
     7.01   Information Covenants....................... 54
            (a)  Annual Financial Statements............ 55
            (b)  Quarterly Financial Statements......... 55
            (c)  Budgets; etc........................... 56
            (d)  Officer's Certificates................. 57
            (e)  Notice of Default or Litigation........ 57
            (f)  Auditors' Reports...................... 57
            (g)  Environmental Matters.................. 58
            (h)  Other Information...................... 59
            (i)  Borrowing Base Certificates............ 59
     7.02   Books, Records and Inspections.............. 60
     7.03   Payment of Taxes............................ 60
     7.04   Corporate Franchises........................ 61
     7.05   Compliance with Statutes, Environmental
             Laws, etc.................................. 61
     7.06   ERISA....................................... 62
     7.07   Good Repair................................. 63
     7.08   End of Fiscal Years; Fiscal Quarters........ 64
     7.09   Interest Rate Protection.................... 64
     7.10   Maintenance of Property; Insurance.......... 64
     7.11   Additional Security; Further Assurances..... 65
     7.12   Performance of Obligations.................. 66
     7.13   Use of Proceeds............................. 66
     7.14   Ownership of Subsidiaries................... 66
     7.15   Common Stock Repurchase..................... 67
     7.16   Foreign Subsidiaries Security............... 67
     7.17   Senior Notes Change of Control.............. 68

SECTION 8.  Negative Covenants.......................... 68

     8.01   Consolidation, Merger, Sale or Purchase
             of Assets, etc............................. 68
     8.02   Liens....................................... 74
     8.03   Indebtedness................................ 76
     8.04   Capital Expenditures........................ 79
     8.05   Advances, Investments and Loans............. 80
     8.06   Dividends, etc.............................. 83
     8.07   Transactions with Affiliates................ 84
     8.08   Changes in Business......................... 85
     8.09   Fixed Charge Coverage Ratio................. 85
     8.10   Leverage Ratio.............................. 85
     8.11   Interest Coverage Ratio..................... 86

                                     (iii)


                                                       Page
                                                       ----
     8.12   Limitation on Voluntary Payments and
             Modifications of Indebtedness;
             Modification of Certificate of
             Incorporation.............................. 86
     8.13   Limitations on Issuance of Capital Stock.... 87
     8.14   Limitation on Restrictions Affecting Sub-
             sidiaries.................................. 87
     8.15   Limitation on the Creation of
             Subsidiaries............................... 88

SECTION 9.  Events of Default........................... 89
     9.01   Payments.................................... 89
     9.02   Representations, etc........................ 89
     9.03   Covenants................................... 89
     9.04   Default Under Other Agreements.............. 89
     9.05   Bankruptcy, etc............................. 90
     9.06   ERISA....................................... 90
     9.07   Security Documents.......................... 91
     9.08   Subsidiary Guaranty......................... 91
     9.09   Judgments................................... 92
     9.10   Change of Control........................... 92

SECTION 10. Definitions................................. 93

SECTION 11. The Administrative Agent, Co-Agents,
             etc........................................131
     11.01  Appointment.................................131
     11.02  Delegation of Duties........................132
     11.03  Exculpatory Provisions......................132
     11.04  Reliance by Administrative Agent,
              Co-Agents, etc............................133
     11.05  Notice of Default...........................134
     11.06  Non-Reliance on Administrative Agent,
              Co-Agents and Other Banks.................134
     11.07  Indemnification.............................135
     11.08  Individual Capacity.........................135
     11.09  Resignation; Successors.....................136
     11.10  Holders.....................................136

SECTION 12. Miscellaneous...............................137
     12.01  Payment of Expenses, etc....................137
     12.02  Right of Setoff.............................138
     12.03  Notices.....................................139
     12.04  Benefit of Agreement........................139
     12.05  No Waiver; Remedies Cumulative..............141
     12.06  Payments Pro Rata...........................142
     12.07  Calculations; Computations..................142

                                     (iv)


                                                       Page
                                                       ----
     12.08  GOVERNING LAW; SUBMISSION TO
            JURISDICTION; VENUE; TRIAL BY JURY..........143
     12.09  Counterparts................................144
     12.10  Effectiveness...............................145
     12.11  Headings Descriptive........................145
     12.12  Amendment or Waiver.........................145
     12.13  Survival....................................147
     12.14  Domicile of Loans...........................147
     12.15  Confidentiality.............................147
     12.16  Collateral Release..........................148

SCHEDULE I    -  Commitments
SCHEDULE II   -  Real Property
SCHEDULE III  -  Insurance
SCHEDULE IV   -  Existing Letters of Credit
SCHEDULE V    -  Projections
SCHEDULE VI   -  Subsidiaries
SCHEDULE VII  -  Collective Bargaining Agreements
SCHEDULE VIII -  Permitted Existing Indebtedness
SCHEDULE IX   -  Permitted Liens
SCHEDULE X    -  Permitted Existing Investments
SCHEDULE XI   -  Environmental Matters

EXHIBIT A-1 - Notice of Borrowing
EXHIBIT A-2 - Notice of Prepayment
EXHIBIT B-1 - Term Note
EXHIBIT B-2 - Revolving Note
EXHIBIT C   - Officers' Certificate
EXHIBIT D-1 - Opinion of Stroock & Stroock & Lavan
EXHIBIT D-2 - Opinion of White & Case
EXHIBIT E   - Pledge Agreement
EXHIBIT F   - Subsidiary Guaranty
EXHIBIT G   - Security Agreement
EXHIBIT H   - Solvency Certificate
EXHIBIT I   - Borrowing Base Certificate
EXHIBIT J   - Intercompany Note
EXHIBIT K   - Subordination Provisions
EXHIBIT L   - Assignment Agreement


                                      (v)

          CREDIT AGREEMENT, dated as of March 11, 1994, among AMETEK, INC., a Delaware corporation (the "Borrower"), the lending institutions listed from time to time on Schedule I hereto (each a "Bank" and, collectively, the "Banks"), BANK OF MONTREAL, CORESTATES BANK, N.A. and PNC BANK, NATIONAL ASSOCIATION, as Co-Agents (each a "Co-Agent" and, collectively, the "Co-Agents"), and THE CHASE MANHATTAN BANK, N.A., as administrative agent (in such capacity, and together with its successors in such capacity, the "Administrative Agent") for the Banks. Unless otherwise defined herein, all capitalized terms used herein and defined in Section 10 are used herein as so defined.


                             W I T N E S S E T H :
                             - - - - - - - - - -


          WHEREAS, subject to and upon the terms and conditions set forth herein, the Banks are willing to make available to the Borrower the credit facilities provided for herein.


              NOW, THEREFORE, IT IS AGREED:

              SECTION 1.  Amount and Terms of Credit.
                          --------------------------

          1.01  Loan Commitments.  Subject to and upon the terms and conditions
                ----------------
herein set forth, each Bank severally agrees to make a loan or loans to the Borrower, which loans shall be drawn, to the extent such Bank has a commitment under such Facility, under the Term Loan Facility and the Revolving Credit Facility, as set forth below:

          (a) Loans under the Term Loan Facility (each a "Term Loan" and, collectively, the "Term Loans") (i) may be incurred by the Borrower pursuant to not more than three drawings, which may occur at any time and from time to time on and after the Initial Borrowing Date and prior to the Term Loan Availability Termination Date, (ii) except as hereinafter provided, may, at the option of the Borrower, be incurred and maintained as, and/or converted into, Base Rate Loans or Eurodollar Loans, provided
                                                                     --------
     that (x) no Eurodollar Loans may be incurred (including as a result of a conversion) prior to the Syndication Date and (y) all Term Loans made by all Banks pursuant to the same Borrowing shall, unless otherwise specifically provided herein, consist entirely of Term Loans of the same Type and (iii) shall not exceed in aggregate principal amount for any Bank at the time of incurrence thereof the remaining Term Loan Commitment, if any, of such Bank at such time (before giving effect to any reductions on such date pursuant to Section 3.03(c)(i) or (ii)). Once repaid, Term Loans borrowed hereunder may not be reborrowed.

          (b) Loans under the Revolving Credit Facility (each a "Revolving Loan" and, collectively, the "Revolving Loans") (i) may be incurred by the Borrower at any time and from time to time on and after the Initial Borrowing Date and prior to the Revolving Credit Facility Maturity Date,
     (ii) except as hereinafter provided, may, at the option of the Borrower, be incurred and maintained as, and/or converted into, Base Rate Loans or Eurodollar Loans, provided that (x) all Revolving Loans made by all Banks
                       --------
     pursuant to the same Borrowing shall, unless otherwise specifically provided herein, consist entirely of Revolving Loans of the same Type and
     (y) no Eurodollar Loans may be incurred prior to the Syndication Date,
     (iii) may be repaid and reborrowed in accordance with the provisions hereof, (iv) shall not exceed in aggregate principal amount for any Bank at any time outstanding the amount which, when combined with such Bank's Percentage of the Letter of Credit Outstandings at such time, equals the Revolving Commitment of such Bank at such time and (v) shall not exceed in aggregate principal amount for all Banks at any time outstanding the amount which, when added to the aggregate amount of Letter of Credit Outstandings at such time, equals the lesser of (x) the Borrowing Base then in effect and (y) the Total Revolving Commitment at such time. Notwithstanding anything to the contrary contained herein, no Revolving Loan may be incurred by the Borrower the proceeds of which shall be used to finance all or any portion of any Common Stock Repurchase prior to the date on which the Total Term Loan Commitment is terminated in its entirety in accordance with Section 3.03(c).

          1.02  Minimum Borrowing Amounts, etc.  The aggregate principal amount
                -------------------------------
of each Borrowing under a Facility shall not be less than the Minimum Borrowing Amount for such Facility. More than one Borrowing may be incurred on any day, provided that at no time shall there be outstanding more than 12 Borrowings of
- - - --------
Eurodollar Loans in the aggregate.

          1.03  Notice of Borrowing.  (a)  The Loans to be incurred by the
                -------------------
Borrower on the Initial Borrowing Date shall be set forth in a written notice (or telephonic notice promptly confirmed in writing) delivered by the Borrower to the Administrative Agent at its Notice Office no later than 12:00 Noon (New York time) on the Business Day immediately prior to the Initial Borrowing Date. Whenever the Borrower desires to incur Loans after the Initial Borrowing Date, it shall give the Administrative Agent at its Notice Office, written notice (or telephonic notice promptly confirmed in writing) of each Borrowing of Eurodollar Loans prior to 12:00 Noon (New York time) on the third Business Day preceding the date of the proposed Borrowing and written notice (or telephonic notice promptly confirmed in writing) of each Borrowing of Base Rate Loans to be made hereunder prior to 10:00 A.M. (New York time) on the date of the proposed Borrowing. Each of the foregoing notices (each a "Notice of Borrowing") shall be irrevocable, and, in the case of each written notice and each confirmation of telephonic notice, shall be in the form of Exhibit A-1, appropriately completed to specify (i) the Facility pursuant to which Loans are to be incurred, (ii) the aggregate principal amount of the Loans to be incurred, (iii) the date of incurrence (which shall be a Business Day), (iv) whether the respective incurrence shall consist of Base Rate Loans or, to the extent otherwise permitted, Eurodollar Loans and, if Eurodollar Loans, the Interest Period to be initially applicable thereto and (v) if Revolving Loans are to be incurred, the aggregate principal amount of such Revolving Loans, if any, to be used to finance a Common Stock Repurchase. The Administrative Agent shall promptly give each Bank written notice (or telephonic notice promptly confirmed in writing) of each proposed Borrowing, of the proportionate share thereof of each Bank and of the other matters covered by the Notice of Borrowing.

          (b) Without in any way limiting the obligation of the Borrower to confirm in writing any notice it may give hereunder by telephone, the Administrative Agent or the respective Letter of Credit Issuer (in the case of the issuance of Letters of Credit), as the case may be, may act prior to receipt of written confirmation without liability upon the basis of such telephonic notice, reasonably believed by the Administrative Agent or such Letter of Credit Issuer, as the case may be, in good faith to be from an Authorized Officer of the Borrower as a person entitled to give telephonic notices under this Agreement on behalf of such Borrower. In each such case the Borrower hereby waives the right to dispute the Administrative Agent's record of the terms of any such telephonic notice.

          (b) Nothing herein shall be deemed to relieve any Bank from its obligation to fulfill its commitments hereunder to make Loans or to prejudice any rights which the Borrower may have against any Bank as a result of any default by such Bank hereunder.

          1.05  Notes.  (a)  The Borrower's obligation to pay the principal of,
                -----
and interest on, the Loans made to it by each Bank shall be evidenced (i) if Term Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-1 with blanks appropriately completed in conformity herewith (each a "Term Note" and collectively the "Term Notes") and
(ii) if Revolving Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-2, with blanks appropriately completed in conformity herewith (each a "Revolving Note" and collectively the "Revolving Notes").

          (b) The Term Note, if any, issued to each Bank shall (i) be payable to the order of such Bank and be dated the Initial Borrowing Date, (ii) be in a stated principal amount equal to the Term Loan Commitment of such Bank and be payable in the principal amount of the Term Loans evidenced thereby, (iii) mature on the Final Maturity Date, (iv) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (v) be subject to man-datory repayment as provided in Section 4.02 and (vi) be entitled to the benefits of this Agreement and the other Credit Documents.

          (c) The Revolving Note, if any, issued to each Bank shall (i) be payable to the order of such Bank and be dated the Initial Borrowing Date, (ii) be in a stated principal amount equal to the Revolving Commitment of such Bank and be payable in the principal amount of the Revolving Loans evidenced thereby,
(iii) mature on the Revolving Credit Facility Maturity Date, (iv) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (v) be subject to mandatory repayment as provided in Section 4.02 and (vi) be entitled to the benefits of this Agreement and the other Credit Documents.

          (d) Each Bank will note on its internal records the amount of each Loan made by it and each payment in respect thereof and will, prior to any transfer of any of its Notes, endorse on the reverse side thereof the outstanding principal amount of Loans evidenced thereby and the last date

          (b) Nothing herein shall be deemed to relieve any Bank from its obligation to fulfill its commitments hereunder to make Loans or to prejudice any rights which the Borrower may have against any Bank as a result of any default by such Bank hereunder.

          1.05  Notes.  (a)  The Borrower's obligation to pay the principal of,
                -----
and interest on, the Loans made to it by each Bank shall be evidenced (i) if Term Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-1 with blanks appropriately completed in conformity herewith (each a "Term Note" and collectively the "Term Notes") and
(ii) if Revolving Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-2, with blanks appropriately completed in conformity herewith (each a "Revolving Note" and collectively the "Revolving Notes").

          (b) The Term Note, if any, issued to each Bank shall (i) be payable to the order of such Bank and be dated the Initial Borrowing Date, (ii) be in a stated principal amount equal to the Term Loan Commitment of such Bank and be payable in the principal amount of the Term Loans evidenced thereby, (iii) mature on the Final Maturity Date, (iv) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (v) be subject to man-datory repayment as provided in Section 4.02 and (vi) be entitled to the benefits of this Agreement and the other Credit Documents.

          (c) The Revolving Note, if any, issued to each Bank shall (i) be payable to the order of such Bank and be dated the Initial Borrowing Date, (ii) be in a stated principal amount equal to the Revolving Commitment of such Bank and be payable in the principal amount of the Revolving Loans evidenced thereby,
(iii) mature on the Revolving Credit Facility Maturity Date, (iv) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (v) be subject to mandatory repayment as provided in Section 4.02 and (vi) be entitled to the benefits of this Agreement and the other Credit Documents.

          (d) Each Bank will note on its internal records the amount of each Loan made by it and each payment in respect thereof and will, prior to any transfer of any of its Notes, endorse on the reverse side thereof the outstanding principal amount of Loans evidenced thereby and the last date or dates on which interest has been paid in respect of the Loans evidenced thereby. Failure to make any such notation shall not affect the Borrower's obligations in respect of such Loans, or affect the validity of such transfer by any Bank of such Note.

          1.06  Conversions.  The Borrower shall have the option to convert on
                -----------
any Business Day occurring on and after the Syndication Date, all or a portion at least equal to the applicable Minimum Borrowing Amount of the outstanding principal amount of the Loans owing pursuant to a single Facility into a Borrowing or Borrowings pursuant to such Facility of another Type of Loan, provided that (i) except as provided in Section 1.10(b), Eurodollar Loans may be
- - - --------
converted into Loans of another Type only on the last day of an Interest Period applicable thereto and no partial conversion of a Borrowing of Eurodollar Loans shall reduce the outstanding principal amount of the Loans pursuant to such Borrowing to less than the Minimum Borrowing Amount applicable thereto, (ii) Loans may only be converted into Eurodollar Loans if no Default or Event of Default is in existence on the date of the conversion and (iii) Borrowings of Eurodollar Loans resulting from this Section 1.06 shall be limited in number as provided in Section 1.02. Each such conversion shall be effected by the Borrower by giving the Administrative Agent at its Notice Office, prior to 12:00 Noon (New York time), at least three Business Days or, in the case of a conversion into Base Rate Loans, prior to 10:00 A.M. (New York time) on the same Business Day, prior written notice (or telephonic notice promptly confirmed in writing) (each a "Notice of Conversion") specifying the Loans to be so converted, the Type of Loans to be converted into and, if to be converted into a Borrowing of Eurodollar Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall give each Bank prompt notice of any such proposed conversion affecting any of its Loans.

          1.07  Pro Rata Borrowings.  All Borrowings of Loans shall be made from
                -------------------
the Banks pro rata on the basis of their Term Loan Commitments or Revolving
          --- ----
Commitments, as the case may be. It is understood that no Bank shall be responsible for any default by any other Bank in its obligation to make Loans hereunder and that each Bank shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Bank to fulfill its commitments hereunder.

          1.08  Interest.  (a)  The unpaid principal amount of each Base Rate
                --------
Loan shall bear interest from and including the date of the Borrowing thereof until maturity (whether by acceleration or otherwise) at a rate per annum which shall at all times be the Base Rate in effect from time to time plus the Applicable Base Rate Margin.

          (b) The unpaid principal amount of each Eurodollar Loan shall bear interest from and including the date of the Borrowing thereof until maturity (whether by acceleration or otherwise) at a rate per annum which shall at all times be the relevant Eurodollar Rate plus the Applicable Eurodollar Margin.

          (c) Overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan shall bear interest at a rate per annum equal to the Base Rate in effect from time to time plus the sum of (i) 2% and (ii) the Applicable Base Rate Margin, provided that no Loan shall bear interest after
                             --------
maturity (whether by acceleration or otherwise) at a rate per annum less than 2% plus the rate of interest applicable thereto at maturity.

          (d) Interest shall accrue from and including the date of any Borrowing to but excluding the date of any repayment thereof and shall be payable in arrears (i) in respect of each Base Rate Loan, quarterly on the last Business Day of each calendar quarter, (ii) in respect of each Eurodollar Loan, on the last day of each Interest Period applicable thereto and, in the case of an Interest Period of six months, on the date occurring three months after the first day of such Interest Period and (iii) in respect of each Loan, on any prepayment (on the amount prepaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

          (e) All computations of interest hereunder shall be made in accordance with Section 12.07(b).

          (f) The Administrative Agent, upon determining the interest rate for any Borrowing of Eurodollar Loans for any Interest Period, shall promptly notify the Borrower and the Banks thereof.

          1.09  Interest Periods.  At the time the Borrower gives a Notice of
                ----------------
Borrowing or Notice of Conversion in respect of the making of, or conversion into, a Borrowing of Eurodollar Loans (in the case of the initial Interest Period applicable thereto) or prior to 12:00 Noon (New York time) on the third Business Day prior to the expiration of an Interest Period applicable to a Borrowing of Eurodollar Loans (in the case of any subsequent Interest Period), it shall have the right to elect by giving the Administrative Agent written notice (or telephonic notice promptly confirmed in writing) of the Interest Period applicable to such Borrowing, which Interest Period shall, at the option of the Borrower, be a one, two, three or six month period. Notwithstanding anything to the contrary contained above:

          (i) the initial Interest Period for any Borrowing of Eurodollar Loans shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing of Base Rate Loans) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires;

         (ii) if any Interest Period applicable to a Borrowing of Eurodollar Loans begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

        (iii) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, provided that if any Interest Period applicable to
                              --------
     a Borrowing of Eurodollar Loans would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

         (iv) no Interest Period in respect of any Borrowing of Loans under any Facility shall extend beyond the respective Maturity Date for such Loans under such Facility;

          (v) no Interest Period may be elected at any time when a Default or Event of Default is then in existence;

         (vi) no Interest Period with respect to any Borrowing of Term Loans shall extend beyond any date upon which a Scheduled Repayment is required to be made, if, after giving effect to the selection of such Interest Period, the aggregate principal amount of Term Loans maintained as Eurodollar Loans with Interest Periods ending after such date would exceed the aggregate principal amount of Term Loans permitted to be outstanding after such Scheduled Repayment; and

       (vii) all Eurodollar Loans comprising a Borrowing shall at all times have the same Interest Period.

If upon the expiration of any Interest Period, the Borrower has failed to elect a new Interest Period to be applicable to the respective Borrowing of Eurodollar Loans as provided above, or is unable to elect a new Interest Period as a result of clause (v) above, the Borrower shall be deemed to have elected to convert such Borrowing into a Borrowing of Base Rate Loans effective as of the expiration date of such current Interest Period.

          1.10  Increased Costs, Illegality, etc.  (a)  In the event that (x) in
                ---------------------------------
the case of clause (i) below, the Administrative Agent or (y) in the case of clauses (ii) and (iii) below, any Bank shall have determined (which determin-ation shall, absent manifest error, be final and conclusive and binding upon all parties hereto):

          (i) on any date for determining the Eurodollar Rate for any Interest Period that, by reason of any changes arising after the date of this Agreement affecting the London interbank Eurodollar market, adequate and fair means do not exist for ascertaining generally the applicable interest rate on the basis provided for in the definition of Eurodollar Rate; or

         (ii) at any time, that such Bank shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Eurodollar Loans (other than any increased cost or reduction in the amount received or receivable resulting from the imposition of or a change in the rate of taxes or similar charges) because of (x) any change since the date of this Agreement in any applicable law, governmental rule, regulation, guideline, order or request (whether or not having the force of law) or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, guideline, order or request (such as, for example, but not limited to, a change in official reserve requirements, but, in all events, excluding reserves referred to in Section 1.10(d)) and/or (y) other circumstances adversely affecting the London interbank Eurodollar market or the position of such Bank in such market; or

        (iii) at any time, that the making or continuance of any Eurodollar Loan has become unlawful by compliance by such Bank in good faith with any law, governmental rule, regulation, guideline or order (or would conflict with any such governmental rule, regulation, guideline or order not having the force of law but with which such Bank customarily complies even though the failure to comply therewith would not be unlawful), or has become impracticable as a result of a contingency occurring after the date of this Agreement which adversely affects the London interbank Eurodollar market;

then, and in any such event, such Bank (or the Administrative Agent in the case of clause (i) above) shall promptly give notice (by telephone confirmed in writing) to the Borrower and (except in the case of clause (i)) to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Banks). Thereafter (x) in the case of clause (i) above, Eurodollar Loans shall no longer be available until such time as the Administrative Agent notifies the Borrower and the Banks that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing or Notice of Conversion given by the Borrower with respect to Eurodollar Loans which have not yet been incurred shall be deemed rescinded by such Borrower, (y) in the case of clause (ii) above, the Borrower shall, subject to the provisions of Section 1.14 (to the extent applicable), pay to such Bank, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Bank in its reasonable discretion shall determine) as shall be required to compensate such Bank for such increased costs or reductions in amounts receivable hereunder and (z) in the case of clause (iii) above, the Borrower shall take one of the actions specified in
Section 1.10(b) as promptly as possible and, in any event, within the time period required by law.

          (b) At any time that any Eurodollar Loan is affected by the circumstances described in Section 1.10(a)(ii) or (iii), the Borrower may (and in the case of a Eurodollar Loan affected pursuant to Section 1.10(a)(iii), shall) either (i) if the affected Eurodollar Loan is then being made pursuant to a Borrowing, cancel said Borrowing by giving the Administrative Agent telephonic notice (confirmed promptly in writing) thereof on the same date that the Borrower was notified by a Bank pursuant to Section 1.10(a)(ii) or (iii), or (ii) if the affected Eurodollar Loan is then
outstanding, upon at least three Business Days' notice to the Administrative Agent, require the affected Bank to convert each such Eurodollar Loan into a Base Rate Loan (which conversion, in the case of the circumstances described in
Section 1.10(a)(iii), shall occur no later than the last day of the Interest Period then applicable to such Eurodollar Loan (or such earlier date as shall be required by applicable law)); provided that if more than one Bank is affected at
                              --------
any time, then all affected Banks must be treated the same pursuant to this
Section 1.10(b).

          (c) If any Bank determines at any time that the adoption or effectiveness after the Effective Date of any applicable law, rule or regulation regarding capital adequacy, or any change therein after the Effective Date, or any change after the Effective Date in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or actual compliance by such Bank with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of increasing the costs to such Bank to a level above that, or reducing the rate of return on such Bank's capital or assets as a consequence of its commitments or obligations hereunder to a level below that, which such Bank could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Bank's policies with respect to capital adequacy), then from time to time, upon written demand by such Bank (with a copy to the Administrative Agent), the Borrower shall, subject to the provisions of Section 1.14 (to the extent applicable), pay to such Bank such additional amount or amounts as will compensate such Bank for such increased costs or reduction. Each Bank, upon determining that any additional amounts will be payable pursuant to this Section 1.10(c), will give prompt written notice thereof to the Borrower, which notice shall set forth the basis of the calculation of such additional amounts, although the failure to give any such notice shall not release or diminish the Borrower's obligations to pay additional amounts pursuant to this Section 1.10(c) upon receipt of such notice.

          (d) In the event that any Bank shall determine (which determination shall, absent manifest error, be final and conclusive and binding on all parties hereto) at any time that by reason of Regulation D such Bank is required to maintain reserves in respect of Eurocurrency loans or liabilities during any period that it has a Eurodollar Loan outstanding, then such Bank shall promptly notify the Borrower and the Administrative Agent by written notice (or telephonic notice promptly confirmed in writing) specifying the additional amounts required to indemnify such Bank against the cost of maintaining such reserves (such written notice to provide a computation of such additional amounts) and the Borrower shall, subject to the provisions of
Section 1.14 (to the extent applicable), directly pay to such Bank such specified amounts as additional interest at the time that it is otherwise required to pay interest in respect of such Eurodollar Loan or, if later, on demand.

          1.11  Compensation.  The Borrower shall, subject to the provisions of
                ------------
Section 1.14 (to the extent applicable), compensate each Bank, upon its written request (which request shall set forth the basis for requesting such compensation), for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Bank to fund its Eurodollar Loans to the Borrower) which such Bank may sustain:

          (i) if for any reason (other than a default or error by such Bank or the Administrative Agent) a Borrowing of Eurodollar Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion (whether or not withdrawn by the Borrower or deemed withdrawn pursuant to Section 1.10(a));

         (ii) if any repayment or conversion of any of its Eurodollar Loans occurs on a date which is not the last day of an Interest Period applicable thereto;

        (iii) if any prepayment of any of its Eurodollar Loans is not made on any date specified in a notice of prepayment given by the Borrower; or

         (iv) as a consequence of (x) any other default by the Borrower to repay its Eurodollar Loans when required by the terms of this Agreement or
     (y) an election made pursuant to Section 1.10(b).

Calculation of all amounts payable to a Bank with respect to Eurodollar Loans under this Section 1.11 shall be made as though that Bank had actually funded its relevant Eurodollar Loan through the purchase of a Eurodollar deposit bearing interest at the Eurodollar Rate in an amount equal to the amount of that Eurodollar Loan, having a maturity comparable to the relevant Interest Period and through the transfer of such Eurodollar deposit from an offshore office of that Bank to a domestic office of that Bank in the United States of America (or if such Bank has no offshore office, from an offshore office of the Administrative Agent to the domestic office of the Administrative Agent); provided, however, that each Bank
                                              --------  -------
may fund each of its Eurodollar Loans in any manner it sees fit and the foregoing assumption shall be utilized only for the calculation of amounts payable under this Section 1.11.

          1.12  Change of Lending Office.  Each Bank agrees that, upon the
                ------------------------
occurrence of any event giving rise to the operation of Section 1.10(a)(ii) or
(iii), 1.10(c), 1.10(d), 2.05 or 4.04 with respect to such Bank, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Bank) to designate another lending office of such Bank for any Loans or Letters of Credit affected by such event, provided that such
                                                           --------
designation is made on such terms that such Bank or its respective lending offices suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of any such Section. Nothing in this Section 1.12 shall affect or postpone any of the obligations of the Borrower or the right of any Bank provided in Section 1.10,
2.05 or 4.04.

          1.13  Replacement of Banks.  (x)  Upon the occurrence of any event
                --------------------
giving rise to the operation of Section 1.10(a)(ii) or (iii), Section 1.10(c),
Section 1.10(d), Section 2.05 or Section 4.04 with respect to any Bank which results in such Bank charging to the Borrower increased costs which are material in amount and are in excess of those being generally charged by the other Banks or (y) as provided in Section 12.12(b) in the case of certain refusals by a Bank to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Banks, the Borrower shall have the right, if no Default or Event of Default then exists or will exist immediately after giving effect to the respective replacement and, in the case of a Bank described in clause (x) above, such Bank has not withdrawn its request for such compensation or changed its applicable lending office with the effect of eliminating or substantially decreasing (to a level which is not material) such increased cost, to replace such Bank (the "Replaced Bank") with one or more other Eligible Assignee or Assignees (collectively, the "Replacement Bank") reasonably acceptable to the Administrative Agent and, if the Revolving Commitment of any Replaced Bank is to be replaced with a Revolving Commitment provided by the

Replacement Bank, reasonably acceptable to each Letter of Credit Issuer; provided that (i) at the time of any replacement pursuant to this Section 1.13,
- - - --------
the Replacement Bank shall enter into one or more Assignment Agreements pursuant to Section 12.04(b) (and with all fees payable pursuant to said Section 12.04(b) to be paid by the Replacement Bank) pursuant to which the Replacement Bank shall acquire all of the Commitments and outstanding Loans of, and participations in Letters of Credit by, the Replaced Bank and, in connection therewith, shall pay to (x) the Replaced Bank in respect thereof an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Replaced Bank, (B) an amount equal to all Unpaid Drawings that have been funded by (and not reimbursed to) such Replaced Bank, together with all then unpaid interest with respect thereto at such time and (C) an amount equal to all accrued, but theretofore unpaid, Fees owing to the Replaced Bank pursuant to Section 3.01 and (y) the respective Letter of Credit Issuer an amount equal to such Replaced Bank's Percentage (for this purpose, determined as if the adjustment described in clause (y) of the immediately succeeding sentence had been made with respect to such Replaced Bank) of any Unpaid Drawing (which at such time remains an Unpaid Drawing) with respect to any Letter of Credit issued by such Letter of Credit Issuer to the extent such amount was not theretofore funded by such Replaced Bank, and (ii) all obligations of the Borrower owing to the Replaced Bank (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full to such Replaced Bank concurrently with such replacement. Upon the execution of the respective Assignment Agreements, the payment of amounts referred to in clauses (i) and (ii) above and, if so requested by the Replacement Bank, delivery to the Replacement Bank of the appropriate Note or Notes executed by the Borrower, (x) the Replacement Bank shall become a Bank hereunder and the Replaced Bank shall cease to constitute a Bank hereunder, except with respect to indemnification provisions under this Agreement (including, without limitation, Sections 1.10, 1.11, 2.05, 4.04 and, 12.01), which shall survive as to such Replaced Bank and (y) the Percentages of the Banks shall be automatically adjusted at such time to give effect to such replacement.

          1.14  Limitation on Additional Amounts, etc.  Notwithstanding
                --------------------------------------
anything to the contrary contained in Sections 1.10, 1.11, 2.05 or 4.04 of this Agreement, unless a Bank gives notice to the Borrower that it is obligated to pay an amount under any such respective Section within 120 days after the later of (x) the date the Bank incurs the respective increased costs, taxes, loss, expense or liability, reduction in amounts received or receivable or reduction in return on capital or (y) the date such Bank has actual knowledge of its incurrence of the respective increased costs, taxes, loss, expense or liability, reductions in amounts received or receivable or reduction in return on capital, then such Bank shall only be entitled to be compensated for such amount by the Borrower pursuant to said Section 1.10, 1.11, 2.05 or 4.04, as the case may be, to the extent the costs, taxes, loss, expense or liability, reduction in amounts received or receivable or reduction in return on capital are incurred or suffered on or after the date which occurs 120 days prior to such Bank giving notice to the Borrower that it is obligated to pay the respective amounts pursuant to said Section 1.10, 1.11, 2.05 or 4.04, as the case may be. Each Bank, in determining additional amounts owing under Sections 1.10, 1.11, 2.05 or 4.04, will act reasonably and in good faith, provided that such Bank's deter-
                                             --------
mination of such additional amounts so owing shall, absent manifest error, be final and conclusive and binding on all parties hereto. This Section 1.14 shall have no applicability to any Section of this Agreement other than said Sections 1.10, 1.11, 2.05 and 4.04.

          SECTION 2.  Letters of Credit.
                      -----------------

          2.01  Letters of Credit.  (a)  Subject to and upon the terms and
                -----------------
conditions herein set forth, the Borrower may request a Letter of Credit Issuer at any time and from time to time on or after the Initial Borrowing Date and prior to the Revolving Credit Facility Maturity Date to issue, and subject to the terms and conditions herein set forth, such Letter of Credit Issuer hereby agrees to issue from time to time, (x) for the account of the Borrower on a standby basis and in support of insurance obligations, workers compensation or bonding obligations in respect of taxes, licenses and similar requirements, in each case of the Borrower, any of its Subsidiaries or any Permitted Joint Venture, and other obligations (as specified in the respective Letter of Credit Request and consented to by the Administrative Agent and the respective Letter of Credit Issuer) of the Borrower, any of its Subsidiaries and/or any Permitted Joint Venture, an irrevocable standby letter of credit so requested by the Borrower in a form customarily used by such Letter of Credit Issuer or in such other form as may be approved by such Letter of Credit Issuer and the Administrative Agent (each such standby letter of credit, a "Standby Letter of Credit" and collec-tively, the "Standby Letters of Credit"), and (y) for the account of the Borrower and for the benefit of sellers of goods to the Borrower, any of its Subsidiaries or any Permitted Joint Venture, an irrevocable documentary letter of credit in a form customarily used by such Letter of Credit Issuer or in such other form as may be approved by such Letter of Credit Issuer and the Administrative Agent in support of commercial transactions of the Borrower, any of its Subsidiaries or any Permitted Joint Venture, as the case may be, entered into in the ordinary course of its business (each such documentary letter of credit, a "Trade Letter of Credit" and collectively, the "Trade Letters of Credit" and together with the Standby Letters of Credit, the "Letters of Credit"). Notwithstanding the foregoing, no Letter of Credit Issuer shall be obligated to issue any Letter of Credit at a time when a Bank Default exists unless such Letter of Credit Issuer has entered into arrangements satisfactory to it and the Borrower to eliminate such Letter of Credit Issuer's risk with respect to the participation in Letters of Credit of the Bank which is the subject of the Bank Default, including by cash collateralizing such Bank's Percentage of the Letter of Credit Outstandings.

          (b) Schedule IV hereto contains a description of all letters of credit issued by PNC prior to the Initial Borrowing Date in support of obligations of the Borrower and/or its Subsidiaries and which remain outstanding on the Initial Borrowing Date. Each such letter of credit, including any extension thereof, issued by PNC and listed on such Schedule IV (each an "Existing Letter of Credit") shall remain outstanding on and after the Initial Borrowing Date and constitute a "Letter of Credit" for all purposes of this Agreement, and shall be deemed issued for purposes of Section 2.02(a) on the Initial Borrowing Date.

          (c)  Notwithstanding the foregoing,

             (i) no Letter of Credit shall be issued the Stated Amount of which, when added to the Letter of Credit Outstandings at such time, would exceed either (x) $30,000,000, or (y) when added to the aggregate princi-pal amount of all Revolving Loans then outstanding, the lesser of (A) the Total Revolving Commitment at such time and (B) the Borrowing Base at such time;

             (ii) each Letter of Credit shall by its terms terminate on or before the earlier of (x)(A) in the case of Standby Letters of Credit, the date which occurs 18 months after such Standby Letter of Credit's date of issuance (subject to extension provisions acceptable to the Administrative Agent and the respective Letter of Credit Issuer) and (B) in the case of Trade Letters of Credit, the date which occurs 180 days after such Trade Letter of Credit's date of issuance and (y) the third Business Day preceding the Revolving Credit Facility Maturity Date;

             (iii) each Standby Letter of Credit shall be denominated in Dollars;

             (iv) each Trade Letter of Credit shall be denominated in Dollars or an Approved Alternate Currency, provided that no Trade Letter of Credit
                                        --------
     denominated in an Approved Alternate Currency shall be issued by any Letter of Credit Issuer if the Stated Amount of such Trade Letter of Credit, when added to the Letter of Credit Outstandings at such time in respect of Trade Letters of Credit denominated in Approved Alternate Currencies, would exceed $5,000,000;

             (v) no Standby Letter of Credit shall have a Stated Amount of less than $100,000 unless otherwise agreed to by the respective Letter of Credit Issuer;

             (vi) no Trade Letter of Credit shall have a Stated Amount of less than $10,000 unless otherwise agreed to by the respective Letter of Credit Issuer;

             (vii) no Letter of Credit shall be issued by any Letter of Credit Issuer after it has received a written notice from the Borrower, the Administrative Agent or the Required Banks stating that a Default or Event of Default has occurred and is continuing until such time as such Letter of Credit Issuer shall have received a written notice of (x) rescission of such notice from the party or parties originally delivering such notice or
     (y) the waiver of such Default or Event of Default by the Required Banks;
     and

             (viii) no Letter of Credit shall be issued in support of any obligation of any Permitted Joint Venture the Stated Amount of which, when added to the sum of (x) the Joint Venture Letter of Credit Outstandings at such time and (y) the aggregate outstanding principal amount of all Joint Venture Investments, would exceed $30,000,000.

In connection with the issuance of any Letter of Credit, the respective Letter of Credit Issuer may request from the

Administrative Agent (x) a determination in accordance with Section 12.07(c)(y) as to the Stated Amount of any Letter of Credit and of the principal amount of Unpaid Drawings, in each case to the extent denominated in a currency other than Dollars, (y) the Letter of Credit Outstandings at such time with respect to Letters of Credit issued by all other Letter of Credit Issuers and (z) the aggregate principal amount of outstanding Revolving Loans at such time, and such Letter of Credit Issuer shall be entitled to rely on such information provided by the Administrative Agent.

          2.02  Letter of Credit Participations.  (a)  Immediately upon the
                -------------------------------
issuance by a Letter of Credit Issuer of any Letter of Credit, the respective Letter of Credit Issuer shall be deemed to have sold and transferred to each other Bank with a Revolving Commitment (each such other Bank, in its capacity under this Section 2.02, a "Participating Bank"), and each such Participating Bank shall be deemed irrevocably and unconditionally to have purchased and re-ceived from such Letter of Credit Issuer, without recourse or warranty, an undivided interest and participation, to the extent of such Participating Bank's Percentage, in such Letter of Credit, each substitute letter of credit, each drawing made thereunder and the obligations of the Borrower under this Agreement with respect thereto, and any security therefor or guaranty pertaining thereto (although L/C Fees will be paid directly to the Administrative Agent for the ratable account of the Participating Banks as provided in Section 3.01(b) and the Participating Banks shall have no right to receive any portion of any L/C Facing Fees). Upon any change in the Revolving Commitments of the Banks pursuant to Section 12.04, it is hereby agreed that, with respect to all outstanding Letters of Credit and Unpaid Drawings, there shall be an automatic adjustment to the participations pursuant to this Section 2.02 to reflect the new Percentages of the assignor and assignee Banks.

          (b) In determining whether to pay under any Letter of Credit, the respective Letter of Credit Issuer issuing same shall have no obligation relative to any other Bank other than to confirm that any documents required to be delivered under such Letter of Credit have been delivered and that they appear to comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by a Letter of Credit Issuer under or in connection with any Letter of Credit issued by it if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for such Letter of Credit Issuer any resulting liability to the Borrower or any Bank.

          (c) In the event that a Letter of Credit Issuer makes any payment under any Letter of Credit issued by it and the Borrower shall not have reimbursed such amount in full to such Letter of Credit Issuer pursuant to Section 2.04(a), such Letter of Credit Issuer shall promptly notify the Administrative Agent and after receipt of such notice, the Administrative Agent will notify each Participating Bank of such failure, and each Participating Bank shall promptly and unconditionally pay to the Administrative Agent for the account of such Letter of Credit Issuer, the amount of such Participating Bank's Percentage of such unreimbursed payment in lawful money of the United States of America and in same day funds; provided, however,
                                                             --------  -------
that no Participating Bank shall be obligated to pay to the Administrative Agent for the account of such Letter of Credit Issuer its Percentage of such unreimbursed amount for any wrongful payment made by such Letter of Credit Issuer under a Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence on the part of such Letter of Credit Issuer. If the Administrative Agent so notifies, prior to 11:00 A.M. (New York time) on any Business Day, any Participating Bank required to fund a payment under a Letter of Credit, such Participating Bank shall make available to the Administrative Agent for the account of such Letter of Credit Issuer such Participating Bank's Percentage of the amount of such payment on such Business Day in same day funds. If and to the extent such Participating Bank shall not have so made its Percentage of the amount of such payment available to the Administrative Agent for the account of such Letter of Credit Issuer, such Participating Bank agrees to pay to the Administrative Agent for the account of such Letter of Credit Issuer, forthwith on demand, such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Administrative Agent for the account of such Letter of Credit Issuer at the overnight Federal Funds Rate. The failure of any Participating Bank to make available to the Administrative Agent for the account of the respective Letter of Credit Issuer its Percentage of any payment under any Letter of Credit shall not relieve any other Participating Bank of its obligation hereunder to make available to the Administrative Agent for the account of such Letter of Credit Issuer its Percentage of any payment under any Letter of Credit on the date required, as specified above, but no Participating Bank shall be responsible for the failure of any other Participating Bank to make available to the Administrative Agent, such other Participating Bank's Percentage of any such payment.

          (d) Whenever a Letter of Credit Issuer receives a payment of a reimbursement obligation as to which the Administrative Agent has received for the account of such

Letter of Credit Issuer any payments from the Participating Banks pursuant to clause (c) above, such Letter of Credit Issuer shall pay to the Administrative Agent and the Administrative Agent shall promptly pay to each Participating
Bank which has paid its Percentage thereof, in Dollars and in same day funds, an amount equal to such Participating Bank's share (based upon the proportionate aggregate amount originally funded by such Participating Bank to the aggregate amount funded by all Participating Banks) of the principal amount of such reimbursement and of interest reimbursed thereon accruing from and after the date of the purchase of the respective participations.

          (e) The obligations of the Participating Banks to make payments to the Administrative Agent for the account of any Letter of Credit Issuer with respect to Letters of Credit shall be irrevocable and not subject to counterclaim, set-off or other defense or any other qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

             (i) any lack of validity or enforceability of this Agreement or any of the other Credit Documents;

             (ii) the existence of any claim, set-off, defense or other right which the Borrower, any of its Subsidiaries or any Permitted Joint Venture may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, any Co-Agent, any Letter of Credit Issuer, any Bank, or any other Person, whether in con-nection with this Agreement, any Letter of Credit, the transactions contemplated herein (including the Transaction) or any unrelated transactions (including any underlying transaction between the Borrower, any of its Subsidiaries or any Permitted Joint Venture and the beneficiary named in any such Letter of Credit);

             (iii) any draft, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

             (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents; or

     (v) the occurrence of any Default or Event of Default.

          2.03  Letter of Credit Requests; Notices of Issuance.  (a)  Whenever
                -----------------------------------------------
it desires that a Letter of Credit be issued, the Borrower shall give the Administrative Agent and the respective Letter of Credit Issuer written notice (including by way of telecopier) thereof prior to 1:00 P.M. (New York time) at least three Business Days (or such shorter period as may be acceptable to such Letter of Credit Issuer) prior to the proposed date (which shall be a Business
Day) of issuance (each a "Letter of Credit Request"), which Letter of Credit Request shall include an application for the Letter of Credit and any other documents that such Letter of Credit Issuer customarily requires in connection therewith. The Administrative Agent shall promptly notify each Bank with a Revolving Commitment of each Letter of Credit Request.

          (b) The delivery of each Letter of Credit Request shall be deemed a representation and warranty by the Borrower that such Letter of Credit as requested in such Letter of Credit Request may be issued in accordance with and will not violate the requirements of Section 2.01(c). Each Letter of Credit Issuer shall, on the date of each issuance of a Letter of Credit by it, give the Administrative Agent, each Bank with a Revolving Commitment and the Borrower written notice of the issuance of such Letter of Credit, accompanied by a copy to the Administrative Agent of the Letter of Credit or Letters of Credit issued by it.

          2.04  Agreement to Repay Letter of Credit Drawings.  (a)  The Borrower
                --------------------------------------------
hereby agrees to reimburse each respective Letter of Credit Issuer, by making payment to the Administrative Agent for the account of such Letter of Credit Issuer in Dollars in immediately available funds at the Payment Office, for any payment or disbursement made by such Letter of Credit Issuer under any Letter of Credit issued by it (each such amount so paid or disbursed until reimbursed, an "Unpaid Drawing") immediately after, and in any event on the date of, notice from such Letter of Credit Issuer of such payment or disbursement with interest on the amount so paid or disbursed by such Letter of Credit Issuer, to the extent not reimbursed prior to 1:00 P.M. (New York time) on the date of such payment or disbursement, from and including the date paid or disbursed to but not including the date such Letter of Credit Issuer is reimbursed therefor at a rate per annum which shall be the Applicable Base Rate Margin plus the Base Rate as in effect from time to time (plus an additional 2% per annum if not reimbursed by the third Business Day after the date of notice of such payment or disbursement), such interest to be payable on demand.

          (b) The Borrower's obligation under this Section 2.04 to reimburse each respective Letter of Credit Issuer with respect to Unpaid Drawings (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower, any of its Subsidiaries or any Permitted Joint Venture may have or have had against such Letter of Credit Issuer, the Administrative Agent, any Co-Agent or any Bank, including, without limitation, any defense based upon the failure of any drawing under a Letter of Credit to conform to the terms of the Letter of Credit or any non-application or misapplication by the beneficiary of the proceeds of such drawing or any amendment or waiver or any consent to or departure from a Letter of Credit or any other circumstance whatsoever in making or failing to make payment under a Letter of Credit; provided, however, that the Borrower shall not be obligated to
                  --------  -------
reimburse a Letter of Credit Issuer for any wrongful payment made by such Letter of Credit Issuer under a Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence on the part of such Letter of Credit Issuer.

          2.05  Increased Costs.  If at any time after the Effective Date, the
                ---------------
adoption or effectiveness of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or actual compliance by any Letter of Credit Issuer or any Participating Bank with any request or directive (whether or not having the force of law) by any such authority, central bank or comparable agency shall either (i) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against Letters of Credit issued by any Letter of Credit Issuer or any Participating Bank's participation therein, or (ii) impose on any Letter of Credit Issuer or any Participating Bank any other conditions affecting this Agreement, any Letter of Credit or any Participating Bank's participation therein; and the result of any of the foregoing is to increase the cost to any such Letter of Credit Issuer or any such Participating Bank of issuing, maintaining or participating in any Letter of Credit, or to reduce the amount of any sum received or receivable by any such Letter of Credit Issuer or such Participating Bank hereunder, then, upon demand to the Borrower by such Letter of Credit Issuer or such Participating Bank (a copy of which notice shall be sent by such Letter of Credit Issuer or such Participating Bank to the Administrative Agent), the Borrower shall, subject to Section 1.14 (to the extent applicable), pay to such Letter of Credit Issuer or such Participating Bank such additional amount or amounts as will compensate such Letter of Credit Issuer or such Participating Bank for such increased costs or reduction. A certificate shall be submitted to the Borrower by a Letter of Credit Issuer or such Participating Bank, as the case may be (a copy of which certificate shall be sent by such Letter of Credit Issuer or such Participating Bank to the Administrative Agent), setting forth the basis for the determination of such additional amount or amounts necessary to compensate such Letter of Credit Issuer or such Participating Bank as aforesaid, although the failure to deliver any such certificate shall not release or diminish any of the Borrower's obligations to pay additional amounts pursuant to this Section 2.05.

          2.06  Indemnification.  In addition to its other obligations under
                ---------------
this Section 2, the Borrower hereby agrees to protect, indemnify and hold harmless each Letter of Credit Issuer (and their respective officers, directors, employees, representatives and agents) from and against any and all claims, damages, losses, liabilities, costs and expenses (including reasonable attorneys' fees) whatsoever which may be incurred by such Letter of Credit Issuer (or which may be claimed against such Letter of Credit Issuer by any Person whatsoever) by reason of or in connection with (i) the issuance or a transfer of, or payment or failure to pay under, any Letter of Credit issued by such Letter of Credit Issuer and (ii) involvement of such Letter of Credit Issuer in any suit, investigation, proceeding, inquiry or action as a consequence, direct or indirect, of such Letter of Credit Issuer's issuance of a Letter of Credit or any other event or transaction related thereto; provided,
                                                                    --------
however, that the Borrower shall not be required to indemnify any Letter of
- - - -------

Credit Issuer for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by the willful misconduct or gross negligence of such Letter of Credit Issuer.

             SECTION 3.  Fees; Commitments.
                         -----------------

          3.01  Fees.  (a)  The Borrower agrees to pay to the Administrative
                ----
Agent a commitment commission ("Commitment Commission") for the account of each Bank for the period from and including the Effective Date to but not including the date the Total Commitment has been terminated, computed at a rate for each day equal to 3/8 of 1% per annum on the daily average of such Bank's Aggregate Unutilized Commitment. Accrued Commitment Commission shall be due and payable in arrears on the Initial Borrowing Date and, thereafter, quarterly in arrears on the last Business Day of each calendar quarter and on the date upon which the Total Commitment is terminated.

          (b) The Borrower agrees to pay to the Administrative Agent for the account of the Banks pro rata on the basis of their respective Percentages, a
                     --- ----
fee in respect of each Letter of Credit (the "L/C Fee") in an amount equal to the Applicable Eurodollar Margin in respect of Revolving Loans on the average daily Stated Amount of such Letter of Credit. Accrued L/C Fees shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter and on the date upon which the Total Revolving Commitment shall be terminated.

          (c) The Borrower agrees to pay to the Administrative Agent for the account of each respective Letter of Credit Issuer a fee in respect of each Letter of Credit issued by it (the "L/C Facing Fee") computed at the rate of 1/4 of 1% per annum on the average daily Stated Amount of such Letter of Credit. Accrued L/C Facing Fees shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter and on the date upon which the Total Revolving Commitment shall be terminated.

          (d) The Borrower hereby agrees to pay to each respective Letter of Credit Issuer upon each issuance of, drawing under and/or amendment of, a Letter of Credit issued by it such amount as shall at the time of such issuance, drawing and/or amendment equal the administrative charge which such Letter of Credit Issuer is customarily charging at such time for issuances of, drawings under and/or amendments of letters of credit issued by it.

          (e) The Borrower shall pay to the Administrative Agent (x) on the Initial Borrowing Date for its own account and/or for distribution to the Co-Agents and/or the Banks such fees as heretofore agreed in writing by the Borrower and the Administrative Agent and (y) for the account of the Administrative Agent, such other fees as may be agreed to in writing from time to time between the Borrower and the Administrative Agent, when and as due.

          (f)  All computations of Fees shall be made in accordance with
Section 12.07.

          3.02  Voluntary Reduction of Commitments.  Upon at least three
                ----------------------------------
Business Days' prior written notice (or telephonic notice confirmed in writing) to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Banks), the Borrower shall have the right, without premium or penalty, to terminate, in part or in whole, (i) the unutilized portion of the Total Term Loan Commitment or (ii) the Total Unutilized Revolving Commitment; provided that (x) any such termination
                                       --------
shall apply to proportionately and permanently reduce the Term Loan Commitment or Revolving Commitment, as the case may be, of each of the Banks with a Term Loan Commitment or Revolving Commitment, as the case may be, and (y) any partial reduction pursuant to this sentence shall be in the amount of at least $5,000,000.

          3.03  Mandatory Adjustments of Commitments.  (a) The Total Commitment
                ------------------------------------
(and the Term Loan Commitment and Revolving Commitment of each Bank) shall be terminated on the Expiration Date unless the Initial Borrowing Date has occurred on or before such date.

          (b) The Total Revolving Commitment (and the Revolving Commitment of each Bank) shall terminate on the earlier of (x) the date on which a Change of Control occurs and (y) the Revolving Credit Facility Maturity Date.

          (c) The Total Term Loan Commitment shall (i) be reduced on each date on which Term Loans are incurred (after giving effect to the incurrence of Term Loans on such date), in an amount equal to the aggregate principal amount of Term Loans incurred on such date and (ii) terminate in its entirety on the Term Loan Availability Termination Date after giving effect to any incurrence of Term Loans on such date.

          (d) Prior to the Intermediate Target Date, the Total Revolving Commitment shall be reduced at the time any mandatory repayment of the Term Loans would be required pursuant to Section 4.02(A)(c), (d), (e), (g), (h) or (i) if Term Loans were then outstanding in the amount, if any, by which the amount of such required repayment (determined as if an unlimited amount of Term Loans were then outstanding) exceeds the aggregate amount of Term Loans then actually outstanding; provided, however, that no
                                                --------  -------
reduction to the Total Revolving Commitment pursuant to this clause (d) as a result of the obligation to repay Term Loans set forth in Sections 4.02(A)(c),(d),(e),(g),(h) or (i) (after giving effect to all prior or concurrent reductions thereto) shall reduce the Total Revolving Commitment to an amount less than $100,000,000.

          (e) Each reduction of the Total Term Loan Commitment or the Total Revolving Commitment pursuant to this Section 3.03 shall apply proportionately to the Term Loan Commitment or Revolving Commitment, as the case may be, of each Bank with such a Commitment.

             SECTION 4.  Payments.
                         --------

          4.01  Voluntary Prepayments.  The Borrower shall have the right to
                ---------------------
prepay Loans in whole or in part, without penalty or fee except as otherwise provided in this Agreement, at any time and from time to time on the following terms and conditions: (i) the Borrower shall give the Administrative Agent at the Notice Office written notice (or telephonic notice promptly confirmed in writing) (each such notice, a "Notice of Prepayment") of its intent to prepay Loans, whether such Loans are Term Loans or Revolving Loans, the amount of such prepayment and (in the case of Eurodollar Loans) the specific Borrowing(s) pursuant to which such Eurodollar Loans were made, which Notice of Prepayment shall be substantially in the form of Exhibit A-2 and shall be given by the Borrower prior to 12:00 Noon (New York time) at least three Business Days prior to the date of such prepayment, which Notice of Prepayment shall promptly be transmitted by the Administrative Agent to each of the Banks; (ii) each partial prepayment of any Borrowing shall be in an aggregate principal amount of at least $5,000,000, provided that no partial prepayment of Eurodollar Loans shall
                  --------
reduce the aggregate principal amount of Eurodollar Loans outstanding pursuant to a Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto; (iii) each prepayment in respect of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans; (iv) Eurodollar Loans may
                           --- ----
be designated for prepayment pursuant to this Section 4.01 only on the last day of the Interest Period applicable thereto; and (v) each prepayment of Term Loans pursuant to this
Section 4.01 shall be applied to reduce the then remaining Scheduled Repayments on a pro rata basis (based upon the then remaining principal amount of each such
     --- ----
Scheduled Repayment).

             4.02  Mandatory Prepayments.
                   ---------------------

             (A)  Requirements:
                  ------------

          (a) If on any date the sum of (x) the aggregate outstanding principal amount of Revolving Loans (after giving effect to all other repayments thereof on such date) plus (y) the Letter of Credit Outstandings on such date, exceeds the Total Revolving Commitment as then in effect, the Borrower shall repay on such date the principal of Revolving Loans in an aggregate amount equal to such excess. If, after giving effect to the prepayment of all outstanding Revolving Loans, the aggregate amount of Letter of Credit Outstandings exceeds the Total Revolving Commitment then in effect, the Borrower shall pay to the Administrative Agent an amount in cash and/or Cash Equivalents (satisfactory to the Administrative Agent) equal to such excess (up to a maximum amount equal to the Letter of Credit Outstandings at such time) and the Administrative Agent shall hold such payment as security for the Obligations of the Borrower in a cash collateral account created pursuant to an agreement to be entered into in form and substance satisfactory to the Administrative Agent (which shall permit certain investments in Cash Equivalents satisfactory to the Administrative Agent, until the proceeds are applied to the Obligations) (a "Cash Collateral Account").

          (b) On each date set forth below, the Borrower shall be required to repay the principal amount of Term Loans as is set forth opposite such date (each a "Scheduled Repayment"):


        Date                                                      Amount
        ----                                                      ------
     May 31, 1994                                                 $2,975,000
     November 30, 1994                                             8,925,000
     May 31, 1995                                                  8,925,000
     November 30, 1995                                             8,925,000
     May 31, 1996                                                  8,925,000
     November 30, 1996                                             8,925,000
     May 31, 1997                                                  8,925,000
     November 30, 1997                                             8,925,000
     May 31, 1998                                                  8,925,000



     November 30, 1998                                             8,925,000
     May 31, 1999                                                  8,925,000
     November 30, 1999                                             8,925,000
     May 31, 2000                                                  8,925,000
     November 30, 2000                                             8,925,000
     Final Maturity Date                                           6,000,000

          (c) Subject to and in accordance with Section 4.02(B), on or prior to the third Business Day after the date of receipt by the Borrower and/or any of its Subsidiaries of the Cash Proceeds of any Asset Sale, an amount equal to 75% of the Net Cash Proceeds of such Asset Sale shall be applied to the prepayment of the outstanding principal amount of the Loans, provided that to the extent no
                                                  --------
Default or Event of Default then exists, such Net Cash Proceeds shall not be required to be so applied if the Borrower has delivered a Reinvestment Notice to the Administrative Agent on or prior to the third Business Day after the date of receipt of such Cash Proceeds to the extent of the Anticipated Reinvestment Amount specified in such Reinvestment Notice.

          (d) Subject to and in accordance with Section 4.02(B), on or prior to the third Business Day after the date of the receipt by the Borrower and/or any of its Subsidiaries of the proceeds of any incurrence after the Initial Borrowing Date of Indebtedness (other than Indebtedness permitted by Section
8.03 as such Section is in effect on the Effective Date), an amount equal to 75% of the Net Debt Issuance Proceeds of such incurrence shall be applied to the prepayment of the outstanding principal amount of Loans.

          (e) Subject to and in accordance with Section 4.02(B), on or prior to the third Business Day after the date of the receipt by the Borrower and/or any of its Subsidiaries of proceeds from the issuance, after the Initial Borrowing Date, of equity (other than issuances of Common Stock to employees, officers and directors of the Borrower and its Subsidiaries pursuant to the Stock Option Plans), an amount equal to 50% of the Net Equity Issuance Proceeds of any such issuance shall be applied to the prepayment of the outstanding principal amount of Loans.

          (f) Subject to and in accordance with Section 4.02(B), on or prior to the 90th day after the last day of each fiscal year of the Borrower (commencing on the date which is not more than 90 days after the Borrower's fiscal year ending December 31, 1994), 75% of Excess Cash Flow for the Excess Cash Flow Period last ended shall be applied to the prepayment of the outstanding principal amount of Loans.

          (g) Subject to and in accordance with Section 4.02(B), on or prior to the third Business Day after the date of the receipt thereof by the Borrower and/or any of its Subsidiaries of a Pension Plan Refund, an amount equal to 75% of such Pension Plan Refund shall be applied to the prepayment of the outstanding principal amount of Loans, provided that to the extent no Default
                                       --------
or Event of Default then exists, any such Pension Plan Refund shall not be required to be so applied if the Borrower has delivered a Reinvestment Notice to the Administrative Agent on or prior to the third Business Day after the date of receipt of such Pension Plan Refund to the extent of the Anticipated Reinvestment Amount specified in such Reinvestment Notice.

          (h) Subject to and in accordance with Section 4.02(B), on or prior to the third Business Day after the date of receipt thereof by the Borrower and/or any of its Subsidiaries of any Insurance Proceeds from any Recovery Event, the Net Insurance Proceeds of which are in excess of $500,000 (it being understood that if such amount exceeds $500,000, then the entire amount and not just the portion in excess of $500,000 shall be subject to mandatory prepayment as provided in this Section 4.02(A)(h)), an amount equal to 75% of the Net Insurance Proceeds from such Recovery Event shall be applied to the prepayment of the outstanding principal amount of Loans, provided that to the extent no
                                              --------
Default or Event of Default then exists, any such Net Insurance Proceeds shall not be required to be so applied if the Borrower has delivered a Reinvestment Notice to the Administrative Agent on or prior to the third Business Day after the date of receipt of such Insurance Proceeds to the extent of the Anticipated Reinvestment Amount specified in such Reinvestment Notice.

          (i) Subject to and in accordance with Section 4.02(B), on each Reinvestment Prepayment Date, an amount equal to the Reinvestment Prepayment Amount with respect to the applicable Reinvestment Event shall be applied to the prepayment of the outstanding principal amount of Loans.

          (j) If on any date the sum of (i) the aggregate outstanding principal amount of Revolving Loans (after giving effect to all other repayments thereof on such date) plus (ii) the Letter of Credit Outstandings at such time exceeds the Borrowing Base as then in effect, the Borrower shall repay on such date that principal amount of Revolving Loans as is equal to such excess. If, after giving effect to the prepayment of all outstanding Revolving Loans, the aggregate amount of Letter of Credit Outstandings exceeds the Borrowing Base then in effect, the Borrower shall pay to the Adminis-trative Agent an amount in cash and/or Cash Equivalents (satisfactory to the Administrative Agent) equal to such excess (up to the aggregate amount of Letter of Credit Outstandings at such time) and the Administrative Agent shall hold such payment as security for all Obligations of the Borrower in a Cash Collateral Account.

          (k) On the date a Change of Control occurs, the outstanding principal amount of the Term Loans shall be due and payable in full.

          (B)  Application:
               -----------

          (a) Each mandatory repayment of Loans made pursuant to Sections 4.02(A)(c) through (i), inclusive, shall be applied: (i) first, to prepay the
                                                          -----
principal of outstanding Term Loans, which prepayments shall reduce pro rata the
                                                                    --- ----
then remaining Scheduled Repayments; (ii) second, to prepay the principal of
                                          ------
outstanding Revolving Loans; and (iii) third, to cash collateralize Letter of
                                       -----
Credit Outstandings in a Cash Collateral Account.

          (b) With respect to each repayment of Loans required by Section 4.02(A), the Borrower may designate the Types of Loans which are to be prepaid and the specific Borrowing(s) under the affected Facility pursuant to which made, provided that (i) Eurodollar Loans made pursuant to a specific Facility
      --------
may be designated for repayment pursuant to this Section 4.02(B) only on the last day of an Interest Period applicable thereto unless all Eurodollar Loans made pursuant to such Facility with Interest Periods ending on such date of required repayment and all Base Rate Loans made pursuant to such Facility have been paid in full; (ii) each repayment of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans; and (iii) if any repayment of
                 --- ----
Eurodollar Loans made pursuant to a single Borrowing shall reduce the outstanding Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount for such Eurodollar Loans, such Borrowing shall be immediately converted into Base Rate Loans. In the absence of a designation by the Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its sole discretion with a view, but no obligation, to minimize breakage costs owing under Section 1.11.

          4.03  Method and Place of Payment.  Except as otherwise specifically
                ---------------------------
provided herein, all payments under this Agreement shall be made to the Administrative Agent for the ratable account of the Banks entitled thereto, not later than 1:00 P.M. (New York time) on the date when due and shall be made in immediately available funds and in lawful money of the United States of America at the Payment Office. Any payments under this Agreement which are made later than 1:00 P.M. (New York time) shall be deemed to have been made on the next succeeding Business Day. Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to pay-ments of principal, interest shall be payable during such extension at the applicable rate in effect immediately prior to such extension.

          4.04  Net Payments.  (a)  All payments made by the Borrower hereunder,
                ------------
under any Note or under any other Credit Document will be made without setoff, counterclaim or other defense. Except as provided for in Section 4.04(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein (but excluding, except as provided in the second succeeding sentence, any tax imposed on or measured by the net income of a Bank pursuant to the laws of the jurisdiction in which the principal office or applicable lending office of such Bank is located or under the laws of any political subdivision or taxing authority of any such jurisdiction in which the principal office or applicable lending office of such Bank is located) and all interest, penalties or similar liabilities with respect thereto (collectively, "Taxes"). If any Taxes are so levied or imposed, the Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due hereunder, under any Note or under any other Credit Document, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein, in such Note or in such other Credit Document. If any amounts are payable in respect of Taxes pursuant to the preceding sentence, then the Borrower agrees to reimburse each Bank, upon the written request of such Bank, for taxes imposed on or measured by the net income of such Bank pursuant to the laws of the jurisdiction in which the principal office or applicable lending office of such Bank is located or under the laws of any political subdivision or taxing authority of any such jurisdiction in which the principal office or applicable lending office of such Bank is located and for any withholding of income or similar taxes imposed by the United States of America as such Bank shall determine are payable by, or withheld from, such Bank in respect of such amounts so paid to or on behalf of such Bank pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Bank pursuant to this sentence. The Borrower will furnish to the Administrative Agent within 45 days after the date the payment of any Taxes, or any withholding or deduction on account thereof, is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by the Borrower. The Borrower will indemnify and hold harmless the Administrative Agent, each Co-Agent and each Bank, and reimburse the Administrative Agent, such Co-Agent or such Bank upon its written request, for the amount of any Taxes so levied or imposed and paid or withheld by the Administrative Agent, such Co-Agent or such Bank.

          (b) Each Bank which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes agrees (i) to provide to the Borrower and the Administrative Agent on or prior to the Initial Borrowing Date two original signed copies of Internal Revenue Service Form 4224 or Form 1001 certifying to such Bank's entitlement to an exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note and (ii) that, to the extent legally entitled to do so, (x) with respect to a Bank that is an assignee or transferee of an interest under this Agreement pursuant to Section 12.04(b)(y) (unless the respective Bank was already a Bank hereunder immediately prior to such assignment or transfer), upon the date of such assignment or transfer to such Bank, and (y) with respect to any Bank which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes (including, without limitation, any assignee or transferee), from time to time, upon the reasonable request by the Borrower or the Administrative Agent after the Initial Borrowing Date, such Bank will provide to each of the Borrower and the Administrative Agent two original signed copies of Internal Revenue Service Form 4224 or Form 1001 (or any successor forms) certifying to such Bank's entitlement to an exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note. Notwithstanding anything to the contrary contained in Section 4.04(a), but subject to the immediately succeeding sentence, the Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or other similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, fees or other amounts payable hereunder (without any obligation to pay the respective Bank additional amounts with respect thereto) for the account of any Bank which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes and which has not provided to the Borrower such forms required to be provided to the Borrower by a Bank pursuant to the first sentence of this Section 4.04(b); provided that if the Borrower shall so deduct
                                  --------
or withhold any such taxes, it shall provide a statement to the Administrative Agent and such Bank, setting forth the amount of such taxes so deducted or withheld, the applicable rate and any other information or documentation which such Bank may reasonably request for assisting such Bank in obtaining any allowable credits or deductions for the taxes so deducted or withheld in the jurisdiction or jurisdictions in which such Bank is subject to tax. Notwithstanding anything to the contrary contained in the preceding sentence and except as set forth in Section 12.04(b), the Borrower agrees to indemnify each Bank in the manner set forth in Section 4.04(a) in respect of any amounts deducted or withheld by it as described in the previous sentence as a result of any changes after the Effective Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of income or similar Taxes.

         SECTION 5.  Conditions Precedent.
                     --------------------

          5.01  Conditions Precedent to Initial Borrowing Date.  The obligation
                ----------------------------------------------
of each Bank to make any Loans and the obligation of each Letter of Credit Issuer to issue Letters of Credit, on the Initial Borrowing Date, is subject to the satisfaction of the following conditions at such time:

          (a)  Effectiveness; Notes.  On or prior to the Initial Borrowing Date
               --------------------
     (i) the Effective Date shall have occurred as provided in Section 12.10 and
     (ii) there shall have been delivered to the Administrative Agent for the account of each Bank the appropriate Note or Notes executed by the Borrower, in the amount, maturity and as otherwise provided herein.

          (b)  Officer's Certificate.  On the Initial Borrowing Date, the
               ---------------------
     Administrative Agent shall have received from the Borrower a certificate dated the Initial Borrowing Date signed on behalf of the Borrower by its Chief Financial Officer or any other Authorized Officer stating that all the conditions in Sections 5.01(e), (f) and

     (t) and 5.02(a) have been satisfied on such date with respect to all Credit Parties.

         (c)  Corporate Documents; Proceedings; Officers' Certificates.
               --------------------------------------------------------
         (i) On the Initial Borrowing Date, the Administrative Agent shall have received from each Credit Party a certificate, dated the Initial Borrowing Date, of such Credit Party signed by an Authorized Officer of such Credit Party, substantially in the form of Exhibit C with appropriate insertions, together with copies of the Certificate of Incorporation and By-Laws of such Credit Party and the resolutions of such Credit Party referred to in such certificate and the foregoing shall be satisfactory to the Administrative Agent.

         (ii) On the Initial Borrowing Date, all corporate and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Agreement, the other Credit Documents and the Transaction Documents shall be satisfactory in form and substance to the Administrative Agent, and the Administrative Agent shall have received all information and copies of all certificates, documents and papers, in-cluding good standing certificates and any other records of corporate proceedings and governmental approvals, if any, which the Administrative Agent may have requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate or governmental authorities.

          (iii) On the Initial Borrowing Date, the ownership and capital structure (including, without limitation, the terms of any capital stock, options, warrants or other securities issued by the Borrower or any of its Subsidiaries) of the Borrower and its Subsidiaries shall be in form and substance reasonably satisfactory to the Administrative Agent and the Required Banks.

          (d)  Opinions of Counsel.  On the Initial Borrowing Date, the
               -------------------
     Administrative Agent shall have received an opinion, addressed to each of the Banks and dated the Initial Borrowing Date, from (i) Stroock & Stroock & Lavan, counsel to the Credit Parties, substantially in the form of Exhibit D-1 hereto, which opinion shall cover such other matters incident to the transactions contemplated herein as the Administrative Agent may reasonably request, (ii) local counsel to the Credit Parties satisfactory to the Administrative Agent, which opinions shall cover such matters incident to the tran-sactions contemplated herein as the Administrative Agent may reasonably request and shall be in form and substance reasonably satisfactory to the Administrative Agent and (iii) White & Case, special counsel to the Banks, substantially in the form of Exhibit D-2 hereto.

          (e)  Existing Indebtedness.  (i)  On or prior to the Initial Borrowing
               ---------------------
     Date, the Administrative Agent and the Banks shall have received copies of the Existing Debt Refinancing Documents certified as true and correct by the Borrower in a certificate signed by an Authorized Officer of the Borrower, and the Existing Debt Refinancing Documents shall be in full force and effect and all terms and conditions thereof shall be in form and substance reasonably satisfactory to the Administrative Agent and the Required Banks. The Refinancing, including all of the terms and conditions thereof, shall have been duly approved by the board of directors and (if required by applicable law) the shareholders of the Borrower and its Subsidiaries. The representations and warranties set forth in the Existing Debt Refinancing Documents shall be true and correct in all material respects as if made on and as of the Initial Borrowing Date, unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date. Each of the conditions precedent to consummate the Refinancing as set forth in the Existing Debt Refinancing Documents shall have been satisfied, and not waived, to the reasonable satisfaction of the Administrative Agent. The Administrative Agent shall be reasonably satisfied that the aggregate amount of the funds available to the Borrower shall be sufficient to consummate the Refinancing, to pay all fees, commissions and expenses payable in connection with the Refinancing and to consummate the other transactions contemplated by the Documents.
     The Refinancing shall have been consummated in accordance with the Existing Debt Refinancing Documents and all applicable laws. On the Initial Borrowing Date and after giving effect to the Refinancing neither the Borrower nor any of its Subsidiaries shall have any further obligations with respect to the Existing Bank Facility, any issue of Existing Term
     Debt or any agreements pursuant to which such Existing Term Debt was purchased or issued or any agreement pursuant to which any Existing Letter of Credit was originally issued.

            (ii) On the Initial Borrowing Date and concurrently with the incurrence of the Loans on such date, each of the creditors in respect of the Existing Debt to be repaid pursuant to the Refinancing shall have term-inated and released any and all security interests in and liens on the capital stock of, and assets owned by, the Borrower and its Subsidiaries and shall have released the Borrower and its Subsidiaries from any guar-antees entered in connection with such Existing Debt, and the Administrative Agent shall have received all such releases as may have been reasonably requested by the Administrative Agent, which releases shall be in form and substance reasonably satisfactory to the Administrative Agent.

          (f)  Approvals.  On the Initial Borrowing Date, all necessary
               ---------
     governmental and third party approvals (including, without limitation, the approval of the shareholders of the Borrower and its Subsidiaries to the extent required) required in connection with the Transaction and the other transactions contemplated by this Agreement and the other Documents and otherwise referred to herein or therein shall have been obtained and remain in effect, and all applicable waiting periods shall have expired without any action being taken by any competent authority which restrains, prevents or imposes, in the reasonable judgment of the Required Banks or the Administrative Agent, materially adverse conditions upon the consummation of the Transaction or the other transactions contemplated by the respective Documents.

          (g)  Pledge Agreement.  On the Initial Borrowing Date, the Borrower
               ----------------
     and each Subsidiary Guarantor shall have duly authorized, executed and delivered a Pledge Agreement substantially in the form of Exhibit E (as modified, supplemented or amended from time to time, in accordance with the terms hereof and thereof, the "Pledge Agreement"), and shall have delivered to the Collateral Agent, as pledgee thereunder, all the Pledged Securities referred to therein then owned by the Borrower and each Subsidiary Guarantor, (x) endorsed in blank in the case of promissory notes and (y) together with executed and undated stock powers, in the case of capital stock, and the Pledge Agreement shall be in full force and effect.

          (h)  Subsidiary Guaranty.  On the Initial Borrowing Date, each
               -------------------
     Subsidiary Guarantor shall have duly authorized, executed and delivered a Guaranty in the form of

     Exhibit F (as modified, supplemented or amended from time to time in accordance with the terms hereof and thereof, the "Subsidiary Guaranty"), and the Subsidiary Guaranty shall be in full force and effect.

          (i)  Security Agreement.  On the Initial Borrowing Date, the Borrower
               ------------------
     and each Subsidiary Guarantor shall have duly authorized, executed and delivered a Security Agreement substantially in the form of Exhibit G (as modified, supplemented or amended from time to time in accordance with the terms hereof and thereof, the "Security Agreement"), covering all of the present and future Security Agreement Collateral, together with:

               (A) executed copies of Financing Statements (Form UCC-1) or appropriate local equivalent in appropriate form for filing under the UCC or appropriate local equivalent of each jurisdiction as may be necessary to perfect the security interests purported to be created by the Security Agreement and capable of being perfected by the filing of such Financing Statements or appropriate local equivalent;

               (B)  certified copies of Requests for Information or Copies
          (Form UCC-11), or equivalent reports, each of recent date listing all effective financing statements that name any Credit Party as debtor and that are filed in the jurisdictions referred to in clause (A), together with copies of such financing statements (none of which shall cover the Collateral except (x) those with respect to which appropriate termination statements executed by the secured party thereunder have been delivered to the Administrative Agent and (y) to the extent evidencing Permitted Liens);

               (C) evidence of the completion of all other recordings and filings of, or with respect to, the Security Agreement as may be necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect the security interests intended to be created by the Security Agreement; and

               (D) evidence that all other actions necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect and protect the security interests purported to be created by the Security Agreement have been taken.

     (j) Mortgages; Title Insurance; Surveys; etc. (i)  On the Initial Borrowing
         -----------------------------------------
     Date, the Collateral Agent shall have received fully executed counterparts of deeds of trust, mortgages and similar documents in each case in form and substance satisfactory to the Collateral Agent (as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof, each a "Mortgage" and collectively the "Mortgages") covering all the Mortgaged Properties, and arrangements reasonably satisfactory to the Collateral Agent shall be in place to provide that counterparts of such Mortgages shall be recorded on the Initial Borrowing Date in all places to the extent necessary or desirable, in the judgment of the Collateral Agent, effectively to create a valid and enforceable first priority Lien, subject only to Permitted Encumbrances, on each such Mortgaged Property in favor of the Collateral Agent (or such other trustee as may be required or desired under local law) for the benefit of the Secured Creditors.

         (ii) The Collateral Agent shall have received mortgagee title insurance policies (or binding commitments to issue such title insurance policies) issued by title insurers satisfactory to the Collateral Agent (the "Mortgage Policies") in amounts satisfactory to the Collateral Agent and assuring the Collateral Agent that the Mortgages are valid and enforceable first priority mortgage Liens on the respective Mortgaged Properties, free and clear of all defects and encumbrances except Permitted Encumbrances. Such Mortgage Policies shall be in form and substance satisfactory to the Collateral Agent and shall include an endorsement for future advances (to the extent available in the respective jurisdiction of each Mortgaged Property) under this Agreement, the Notes and the Mortgages, and for any other matter that the Collateral Agent in its discretion may reasonably request, shall not include an exception for mechanics' liens, and shall provide for affirmative insurance and such reinsurance (including direct access agreements) as the Collateral Agent in its discretion may request.

        (iii) The Collateral Agent shall have also received surveys in form and substance satisfactory to the Collateral Agent of each Mortgaged Property designated as "owned" on Schedule II hereto to the extent such surveys are determined by the Collateral Agent to be reasonably available, dated a recent date acceptable to the Collateral Agent, certified and in a manner satisfactory to the Collateral Agent, by a licensed professional surveyor satisfactory to the Collateral Agent. The Collateral Agent shall also have received such estoppel letters as may have been requested by the Collateral Agent, which letters shall be in form and substance satisfactory to the Collateral Agent.

          (k)  Solvency Certificate.  On the Initial Borrowing Date, the
               --------------------
     Administrative Agent shall have received from the Chief Financial Officer of the Borrower a certificate in the form of Exhibit H, expressing opin-ions of value and other appropriate factual information regarding the solvency of each of the Borrower and the Borrower and its Subsidiaries taken as a whole.

          (l)  Insurance Policies.  On the Initial Borrowing Date, the
               ------------------
     Administrative Agent shall have received evidence (including, without limitation, certificates with respect to each insurance policy listed on
     Schedule III) of insurance complying with the requirements of Section 7.10 for the business and properties of the Borrower and its Subsidiaries, in form and substance reasonably satisfactory to the Administrative Agent and the Required Banks and, with respect to all casualty insurance, naming the Collateral Agent on behalf of the Secured Creditors, as mortgagee/secured party and loss payee and with respect to all liability policies, naming the Collateral Agent, the Administrative Agent, the Co-Agents and each Bank as an additional insured, and in all cases stating that such insurance shall not be cancelled or materially revised without at least 30 days' prior written notice by the insurer to the Collateral Agent.

          (m)  Plans; etc.  On or prior to the Initial Borrowing Date, there
               -----------
     shall have been made available to the Administrative Agent and its counsel copies (which copies may be made available to the Banks), certified as true and correct by the Borrower in a certificate signed by an Authorized Officer of the Borrower, of (a) any Plans, and for each such Plan (x) that is a "single-employer plan" (as defined in Section 4001(a)(15) of ERISA) the most recently completed actuarial valuation prepared therefor by such Plan's regular enrolled actuary and the Schedule B, "Actuarial Information" to the IRS Form 5500 (Annual Report) most recently filed with the Internal Revenue Service and (y) that is a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA), each of the documents referred to in clause

     (x) either in the possession of any Credit Party or available on request from the sponsor or trustees of such Plan, (b) any collective bargaining agreements or any other similar agreement or arrangements covering the employees of the Borrower or any of its Subsidiaries (collectively, the "Collective Bargaining Agreements"), (c) any material agreements (or the forms thereof) with members of, or with respect to, the management of the Borrower or any of its Subsidiaries (collectively, the "Management Agreements"), (d) any material employment agreements entered into by the Borrower or any of its Subsidiaries with its employees (collectively, the "Employment Agreements"), (e) all agreements entered into by the Borrower or any of its Subsidiaries governing the terms and relative rights of its capital stock and any agreements entered into by shareholders relating to any such entity with respect to their capital stock, (collectively, the "Shareholders' Agreements"), (f) all agreements evidencing or relating to the Permitted Existing Indebtedness (collectively, the "Permitted Existing Indebtedness Agreements") and (g) tax sharing, tax allocation and other similar agreements, if any, entered into by the Borrowing and/or any of its Subsidiaries (collectively, the "Tax Sharing Agreements"), all of which Plans, Collective Bargaining Agreements, Management Agreements, Employment Agreements, Shareholders' Agreements, Permitted Existing Indebtedness Agreements and Tax Sharing Agreements shall be in form and substance reasonably satisfactory to the Administrative Agent.

          (n)  Environmental Surveys.  On or before the Initial Borrowing Date,
               ---------------------
     the Administrative Agent shall have received environmental surveys and audits requested by it from environmental consultants, which surveys and audits shall be reasonably satisfactory to the Administrative Agent, in form and substance, and the results of which shall be reasonably satisfactory to the Administrative Agent and the Required Banks.

          (o)  Payment of Fees.  On or prior to the Initial Borrowing Date, all
               ---------------
     costs, fees and expenses, and all other compensation contemplated by this Agreement, due to the Administrative Agent, any Co-Agent or the Banks (including, without limitation, legal fees and expenses) shall have been paid by the Borrower to the extent due.

          (p)  Adverse Change.  From November 17, 1993 to the Initial Borrowing
               --------------
     Date, except in connection with the

     Transaction and the other matters disclosed in the Press Release, nothing shall have occurred (and neither the Borrower, the Required Banks, the Administrative Agent nor any Co-Agent shall have become aware of any facts or conditions not previously known) which the Borrower, the Required Banks or the Administrative Agent shall determine (i) has, or is reasonably likely to have, a material adverse effect on the rights or remedies of the Banks or the Administrative Agent, or on the ability of any Credit Party to perform its obligations to the Banks or the Administrative Agent under this Agreement or any other Credit Document or (ii) has, or could reasonably be expected to have, a Material Adverse Effect.

          (q)  Litigation.  No litigation by any entity (private or
               ----------
     governmental) shall be pending or threatened on the Initial Borrowing Date
     (a) with respect to this Agreement or any other Credit Document, or (b) which, except as disclosed to the Administrative Agent and the Banks in writing prior to the Effective Date, the Administrative Agent or the Required Banks shall determine could reasonably be expected to have a Material Adverse Effect.

          (r)  Accounts Receivable and Inventory Report.  The results of any
               ----------------------------------------
     review by the Administrative Agent of the accounts receivable and inventory of the Borrower and its Subsidiaries shall be reasonably satisfactory to the Administrative Agent.

          (s)  Borrowing Base Certificate.  On the Initial Borrowing Date, the
               --------------------------
     Borrower shall have delivered to the Administrative Agent the initial Borrowing Base Certificate.

          (t)  Issuance of Senior Notes.  On or prior to the Initial Borrowing
               ------------------------
     Date, (i) the Borrower shall have received gross cash proceeds in an aggregate principal amount of $150,000,000 from the issuance by the Borrower of a like principal amount of the Senior Notes (it being understood that such cash proceeds shall include all amounts directly applied to pay underwriting and placement commissions and discounts and related fees) and (ii) the Banks shall have received true and correct copies of the Senior Note Documents certified as such in a certificate signed by an Authorized Officer of the Borrower, each of which shall be in full force and effect, and all terms and conditions of the Senior Notes and the Senior Note Documents (including, without limitation, interest rates, maturities, amortization schedules, covenants, redemption provisions, defaults and remedies with respect thereto) shall be in form and substance satisfactory to the Administrative Agent and the Required Banks, it being understood and agreed that the Senior Notes shall be unguaranteed and unsecured obligations of the Borrower.

          5.02  Conditions Precedent to All Credit Events. The obligation of
                -----------------------------------------
each Bank to make any Loans and the obligation of each Letter of Credit Issuer to issue Letters of Credit (including, without limitation, Loans made and Letters of Credit issued on the Initial Borrowing Date) is subject, at the time of each such Credit Event, to the satisfaction of the following conditions at such time:

          (a) At the time of each Credit Event and also after giving effect thereto (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein or in the other Credit Documents in effect at such time shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Credit Event (except to the extent any representation or warranty is expressly made as of a specific date, in which case such representation and warranty shall be true and correct in all material respects as of such date).

          (b) The Administrative Agent shall have received a Notice of Borrowing with respect to such Borrowing meeting the requirements of
     Section 1.03(a) and/or the Administrative Agent and the respective Letter of Credit Issuer shall have received a Letter of Credit Request for such issuance of a Letter of Credit meeting the requirements of Section 2.03, as the case may be.

The acceptance of the benefits of each Credit Event shall constitute a representation and warranty by the Borrower to each of the Banks that all of the applicable conditions specified in Section 5.01 (with respect to the Initial Borrowing Date only) and in this Section 5.02 are then satisfied. All of the certificates, legal opinions and other documents and papers referred to in
Section 5.01 and this Section 5.02, unless otherwise specified, shall be delivered to the Administrative Agent at its Notice Office for the account of each of the Banks and, except for the Notes, in sufficient counterparts or copies for each of the Banks and shall be reasonably satisfactory in form and substance to the Administrative Agent.

          SECTION 6.  Representations, Warranties and Agreements.  In order to
                      -------------------------------------------
induce the Banks to enter into this Agreement and to make the Loans and participate in Letters of Credit and each Letter of Credit Issuer to issue Letters of Credit as provided for herein, the Borrower makes the following representations and warranties to, and agreements with, the Banks and each Letter of Credit Issuer, in each case after giving effect to the Transaction, all of which shall survive the execution and delivery of this Agreement and the making of the Loans and the issuance of Letters of Credit (with the occurrence of each Credit Event being deemed to constitute a representation and warranty that the matters specified in this Section 6 are true and correct in all mate-rial respects on and as of the date of each Credit Event, except to the extent that any representation or warranty is expressly made as of a specific date, in which case such representation or warranty shall be true and correct in all material respects as of such specific date):

          6.01  Corporate Status.  (i)  Each of the Borrower and its
                ----------------
Subsidiaries is a duly incorporated, validly existing corporation and, in the case of those entities incorporated in the United States, in good standing under the laws of the jurisdiction of its organization and has the corporate power and authority to own all property and assets owned by it, to lease all property and assets held under lease by it and to transact the business in which it is engaged and presently proposes to engage and (ii) each of the Credit Parties has duly qualified and is authorized to do business and, with respect to jurisdictions within the United States, is in good standing in all jurisdictions where it is required to be so qualified, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect.

          6.02  Corporate Power and Authority.  Each Credit Party has the
                -----------------------------
corporate power and authority to execute, deliver and carry out the terms and provisions of the Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance of the Documents to which it is a party. Each Credit Party has duly executed and delivered each Document to which it is a party and each such Document constitutes the legal, valid and binding obligation of such Credit Party enforceable in accordance with its terms.

          6.03  No Violation.  Neither the execution, delivery and performance
                ------------
by any Credit Party of the Documents to which it is a party nor compliance with the terms and provisions thereof, nor the consummation of the transactions contemplated therein (i) will contravene any applicable provision of any law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or (other than pursuant to the Security Documents) result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of any Credit Party pursuant to the terms of any indenture, mortgage, deed of trust, agreement or other instrument to which any Credit Party is a party or by which it or any of its property or assets are bound or to which it may be subject, including without limitation any Permitted Existing Indebtedness Agreements, or (iii) will violate any provision of the Certificate of Incorporation or By-Laws of any Credit Party.

          6.04  Litigation.  There are no actions, suits or proceedings pending
                ----------
or, to the best knowledge of the Borrower, threatened with respect to the Borrower or any of its Subsidiaries (i) that could reasonably be expected to have a Material Adverse Effect or (ii) that could have a material adverse effect on the rights or remedies of the Administrative Agent or the Banks or on the ability of any Credit Party to perform its obligations to them hereunder and under the other Credit Documents to which it is, or will be, a party.

          6.05  Use of Proceeds.  (a)  The proceeds of all Term Loans shall be
                ---------------
utilized (i) to finance, in part, (x) the Refinancing and (y) the Common Stock Repurchase, and (ii) to pay fees and expenses relating to the Transaction.

          (b) The proceeds of Revolving Loans shall be utilized for general corporate purposes of the Borrower and its Subsidiaries, provided that (i) up
                                                         --------
to, but no more than, $75,000,000 of the proceeds of the Revolving Loans may be utilized on the Initial Borrowing Date and (ii) the proceeds of Revolving Loans may be utilized after the Initial Borrowing Date and on or prior to the second anniversary of the Initial Borrowing Date for the purpose described in clause
(a)(i)(y) above, provided that (x) the Total Term Loan Commitment has been
                 --------
terminated in its entirety pursuant to Section 3.03(c) and (y) up to, but no more than, an amount equal to (1) $150,000,000 less (2) the sum of (A) the aggregate principal amount of Term Loans incurred and utilized for Common Stock Repurchases theretofore made up to and including the date upon which the Total Term Loan Commitment terminated in its entirety pursuant to Section 3.03(c) and
(B) the amount of the reduction, if any, of the Total Term Loan Commitment pursuant to Section 3.03(c)(ii), may be utilized for such purpose.

          (c) No part of the proceeds of any Revolving Loan will be used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock, except proceeds of Revolving Loans used in connection with the Common Stock Repurchase to the extent permitted pursuant to Section 6.05(b). No more than 25% of the assets of the Borrower and its Subsidiaries subject on the Initial Borrowing Date to the restrictions set forth in Section 8.01 and/or 8.02 constitute Margin Stock. Neither the making of any Loan hereunder, nor the use of the proceeds thereof, will violate the provisions of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System.

          6.06  Governmental Approvals.  No order, consent, approval, license,
                ----------------------
authorization, or validation of, or filing, recording or registration with (except (i) as shall have been obtained or made prior to the Initial Borrowing Date or, with respect to any Common Stock Repurchase, prior to the date of the consummation of such Common Stock Repurchase and (ii) UCC and other "security interest perfection" filings and/or mortgage recordings contemplated by this Agreement in respect of the Collateral), or exemption by, any foreign or domestic governmental body or authority, or any subdivision thereof, is required to authorize or is required in connection with (i) the execution, delivery and performance of any Document or (ii) the legality, validity, binding effect or enforceability of any Document.

          6.07  Investment Company Act.  No Credit Party is an "investment
                ----------------------
company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

          6.08  Public Utility Holding Company Act.  No Credit Party is a
                ----------------------------------
"holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          6.09  True and Complete Disclosure.  All factual information (taken as
                ----------------------------
a whole) heretofore or contemporaneously furnished in writing by or on behalf of the Borrower or any of its Subsidiaries to the Administrative Agent or any Bank (including, without limitation, all information contained in the
Documents) for purposes of or in connection with this Agreement or any transaction contemplated herein is, and all other such factual information (taken as a whole) hereafter furnished in writing by or on behalf of the Bor-rower or any of its Subsidiaries to any Bank will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading at such time in light of the circumstances under which such information was provided. The projections (including the Projections) and pro forma financial information contained in
                                --- -----
such materials are based on good faith estimates and assumptions believed by the Borrower to be reasonable at the time made, it being recognized by the Banks that such projections (including the Projections) as to future events are not to be viewed as facts and accordingly are not covered by the first sentence of this
Section 6.09, and that actual results during the period or periods covered by any such projections may differ from the projected results in any material or other respect. There is no fact known to the Borrower or any of its Subsidi-aries which has, or could reasonably be expected to have, a Material Adverse Effect which has not been disclosed herein or in such other documents, certificates and statements furnished to the Banks for use in connection with the transactions contemplated hereby.

          6.10  Representations and Warranties in Other Agreements.  All
                --------------------------------------------------
representations and warranties made by any Credit Party and set forth in the Transaction Documents shall be true and correct on the Initial Borrowing Date in all material respects as though such representations and warranties were being made on and as of such date, unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date.

          6.11  Financial Condition; Financial Statements.  (a)  On and as of
                -----------------------------------------
the Initial Borrowing Date on a pro forma basis after giving effect to the
                                --- -----
Transaction and all Indebtedness incurred, and to be incurred, and Liens created and to be created, by each Credit Party in connection therewith, with respect to each of the Borrower and the Borrower and its Subsidiaries taken as a whole, (x) the sum of its or their assets, at a fair valuation, will exceed its or their debts, (y) it or they will not have incurred nor intended to, nor believes that it or they will, incur debts beyond its or their ability to pay such debts as such debts mature and (z) it and they will have sufficient capital with which to conduct its or their businesses. For purposes of this Section 6.11(a), "debt" means any liability on a claim, and "claim" means (i) right to payment whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured; or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

          (b) The consolidated balance sheet of the Borrower and its Subsidiaries at December 31, 1993 and the related consolidated statements of operations and cash flows of the Borrower and its Subsidiaries for the fiscal year ended as of said date, which have been audited by Ernst & Young, indepen-dent certified public accountants, and the unaudited pro forma (after giving
                                                     --- -----
effect to the Transaction and the related financing thereof) condensed consolidated balance sheet of the Borrower and its Subsidiaries as at December 31, 1993, copies of which have heretofore been furnished to each Bank, present fairly in all material respects the consolidated financial position of the Borrower and its Subsidiaries at the date of said statements and the consolidated results of their operations and cash flows for the period covered thereby (or, in the case of the unaudited pro forma condensed consolidated
                                          --- -----
balance sheet, present a good faith estimate of the consolidated pro forma
                                                                 --- -----
financial condition of the Borrower and its Subsidiaries at the date thereof). All such financial statements (other than the aforesaid pro forma balance
                                                        --- -----
sheet) have been prepared in accordance with GAAP in all material respects except to the extent provided in the notes to said financial statements.

          (c) Except for the Transaction and the other matters disclosed in the Press Release, nothing has occurred since December 31, 1993, that has had or could reasonably be expected to have a Material Adverse Effect.

          (d)  Except as fully reflected in the pro forma financial statements
                                                --- -----
described in Section 6.11(b), there are as of the Initial Borrowing Date (and after giving effect to any Credit Events made on such date), no liabilities or obligations (excluding current obligations incurred in the ordin-ary course of business) with respect to the Borrower or any of its Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due), and the Borrower does not know of any basis for the assertion against the Borrower or any of its Subsidiaries of any such liability or obligation, which has or could be reasonably expected to have a Material Adverse Effect.

          (e) On and as of the Effective Date, the financial projections (the "Projections") set forth in Schedule V hereto and previously delivered to the Administrative Agent and the Banks have been prepared on a basis consistent with the financial statements referred to in Section 6.11(b) (other than as set forth or presented in such Projections), and there are no statements or conclusions in any of the Projections which are based upon or include information known to the Borrower to be misleading in any material respect or which fail to take into account material information regarding the matters reported therein. On the Initial Borrowing Date, the Borrower believes that the Projections are reason-able and attainable subject, however, to the qualifications concerning the Projections noted in the penultimate sentence of Section 6.09.

          6.12  Security Interests.  (a)  The Pledge Agreement creates, as
                ------------------
security for the obligations purported to be secured thereby, a valid and enforceable perfected security interest in and Lien on all of the Pledged Securities described therein, superior to and prior to the rights of all third Persons and subject to no other Liens, in favor of the Collateral Agent for the benefit of the Secured Creditors. No filings, registrations or recordings are required in order to perfect, or maintain the perfection or priority of, the security interests created under the Pledge Agreement.

          (b) The provisions of the Security Agreement are effective to create in favor of the Collateral Agent for the benefit of the Secured Creditors a legal, valid and enforceable security interest in all right, title and interest of the Credit Parties party thereto in the Security Agreement Collateral described therein, and the Security Agreement creates a fully perfected first lien on, and security interest in, all right, title and interest of the Credit Parties, in all of the Security Agreement Collateral described therein, which Collateral is subject to no other Liens other than Liens permitted under Section
8.02. The recordation of the Assignment of Security Interest in United States Trademarks and Patents in the United States Patent and Trademark Office together with filings on Form UCC-1 made pursuant to the Security Agreement will be effective, under federal law, to perfect the security interest granted to the Collateral Agent in the United States trademarks and patents covered by the Security Agreement and the filing of the Assignment of Security Interest in United States Copyrights in the United States Copyright Office together with filings on Form UCC-1 made pursuant to the Security Agreement will be effective under federal law to perfect the security interest granted to the Collateral Agent in the United States copyrights covered by the Security Agreement. Each Credit Party has good and marketable title to all Security Agreement Collateral described therein, free and clear of all Liens except those described above in this clause (b).

          (c) The Mortgages create, as security for the obligations purported to be secured thereby, a valid and enforceable perfected security interest in and mortgage lien on all of the Mortgaged Properties in favor of the Collateral Agent for the benefit of the Secured Creditors, superior to and prior to the rights of all third Persons (except that the Mortgaged Properties may be subject to the Permitted Encumbrances related thereto) and subject to no other Liens (other than Liens permitted under Section 8.02). Each Credit Party has good and legal title or a valid leasehold interest, as the case may be, to the Mortgaged Properties owned or leased by such Credit Party, free and clear of all Liens except those described in the first sentence of this subsection (c).

          6.13  Tax Returns and Payments.  Each of the Borrower and its
                ------------------------
Subsidiaries has filed all federal income tax returns and all other tax returns, domestic and foreign, required to be filed by it and has paid all taxes and assessments payable by it which have become due, other than those not yet delinquent and except for those contested in good faith and for which adequate reserves have been established in accordance with GAAP. The Borrower and each of its Subsidiaries has paid, or has provided adequate reserves (in the good faith judgment of the management of such Person) for the payment of, all federal, state and foreign income taxes applicable for all prior fiscal years and for the current fiscal year to the date hereof.

          6.14  Compliance with ERISA.  (a)  Each Plan (other than any
                ---------------------
multiemployer plan as defined in section 4001(a)(3) of ERISA (a "Multiemployer Plan")) currently maintained or contributed to by (or to which there is an obligation to contribute of) any Credit Party or any of its Subsidiaries or any ERISA Affiliate is in material compliance with ERISA and the Code; no Reportable Event has occurred with respect to any such Plan; as of December 31, 1993, no such Plan has an Unfunded Current Liability in excess of $6,000,000 individually and with respect to all such Plans in the aggregate, in excess of $15,000,000; no such Plan has an Unfunded Current Liability which either individually or when added to the aggregate amount of Unfunded Current Liabilities with respect to all other Plans, has or could be reasonably expected to have a Material Adverse Effect; no such Plan has an accumulated or waived funding deficiency or permitted decreases in its funding standard account or has applied for an extension of any amortization period within the meaning of Section 412 of the Code; all contributions required to be made with respect to any Plan currently maintained or contributed to by (or to which there is an obligation to contribute of) any Credit Party or any of its Subsidiaries or any ERISA Affiliate and any Foreign Pension Plan have been timely made; neither the Borrower nor any of its Subsidiaries nor any of their ERISA Affiliates has incurred any material liability to or on account of a Plan pursuant to Section 409, 502(i), 502(l), 4062, 4063, 4064 or 4069 of ERISA or
Section 401(a)(29), 4971 or 4975 of the Code, or expects to incur any liability (including any indirect, contingent, or secondary liability) under any of the foregoing Sections with respect to any Plan; no proceedings have been instituted to terminate or appoint a trustee to administer any such Plan; no condition exists which presents a material risk to the Borrower or any of its Subsidiaries or any of their ERISA Affiliates of incurring such a material liability to or on account of any Plan pursuant to the foregoing provisions of ERISA and the Code; as of the Initial Borrowing Date, no Plan is a Multiemployer Plan; neither the Borrower nor any of its Subsidiaries nor any ERISA Affiliate has incurred any liability under Section 515 of ERISA with respect to any Multiemployer Plan; neither the Borrower nor any of its Subsidiaries nor any ERISA Affiliate has incurred or expects to incur any material liability under Sections 4201, 4204 or 4212 of ERISA; to the best knowledge of the Borrower, any of its Subsidiaries or any ERISA Affiliate, no Multiemployer Plan is insolvent or in reorganization nor is any Multiemployer Plan reasonably expected to be in reorganization or terminated; no lien imposed under the Code or ERISA on the assets of the Borrower or any of its Subsidiaries or any ERISA Affiliate exists or is likely to arise on account of any Plan; and the Borrower and its Subsidiaries do not maintain or contribute to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) which provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any employee pension benefit plan (as defined in Section 3(2) of ERISA) the obli-gations with respect to which could reasonably be expected to have a material adverse effect on the ability of the Borrower to perform its obligations under this Agreement.

          (b) Each Foreign Pension Plan has been maintained in substantial compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where re-quired, in good standing with applicable regulatory authorities. Neither the Borrower nor any of its Subsidiaries has incurred any material obligation in connection with the termination of or withdrawal from any Foreign Pension Plan. The present value of the accrued benefit liabilities (whether or not vested) under each Foreign Pension Plan, determined as of the end of the Borrower's most recently ended fiscal year on the basis of actuarial assumptions, each of which is reasonable, did not exceed the current value of the assets of such Foreign Pension Plan allocable to such benefit liabilities.

          6.15  Subsidiaries.  Schedule VI hereto lists each Subsidiary of the
                ------------
Borrower, and the direct and indirect ownership interest of the Borrower therein, in each case as of the Initial Borrowing Date. On the Initial Borrowing Date, the corporations listed on Schedule VI are the only Subsidi-aries of the Borrower.

          6.16  Patents, etc.  The Borrower and each of its Subsidiaries owns or
                -------------
holds a valid license to use all material patents, trademarks, servicemarks, trade names, copyrights, licenses, technology, know-how and formulas and other rights that are necessary for the operation of their respective businesses as presently conducted.

          6.17  Compliance with Statutes; Environmental Matters, etc.  (a)  Each
                -----------------------------------------------------
Credit Party is in compliance, in all material respects, with all applicable material statutes, regulations and orders of, and all applicable material res-trictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including applicable Environmental Laws).

          (b) No Credit Party is liable for any material penalties, fines or forfeitures for failure to comply with any of the foregoing referenced in clause
(a) above. All material licenses, permits, registrations or approvals required for the business of any Credit Party, as conducted as of the Initial Borrowing Date, under any Environmental Law have been secured or have been timely applied for and each

Credit Party is in substantial compliance therewith. No Credit Party is in any material respect in noncompliance with, breach of or default under any applicable writ, order, judgment, injunction, or decree to which such Credit Party is a party or which would affect the ability of such Credit Party to operate any Real Property and no event has occurred and is continuing which, with the passage of time or the giving of notice or both, would constitute a material noncompliance, breach of or default thereunder. As of the Initial Borrowing Date there are no material Environmental Claims pending or, to the best knowledge after due inquiry of the Borrower, threatened, against the Borrower or any of its Subsidiaries or any Real Property owned or operated at any time by the Borrower or any of its Subsidiaries. There are no facts, circumstances, conditions or occurrences on any such Real Property or, to the best knowledge after due inquiry of the Borrower, on any property adjacent to any such Real Property that could reasonably be expected (i) to form the basis of a material Environmental Claim against the Borrower or any of its Subsidiaries or any such Real Property, or (ii) to cause such Real Property to be subject to any restrictions on the ownership, occupancy, use or trans-ferability of such Real Property under any Environmental Law.

          (c) Hazardous Materials have not at any time been (i) generated, used, treated or stored on, or transported to or from, any Real Property owned or operated by the Borrower or any of its Subsidiaries except for quantities used or stored at any such Real Properties in material compliance with all applicable Environmental Laws and required in connection with the normal operation, use and maintenance of such Real Property ("Permitted Materials") or
(ii) Released on any such Real Property where such occurrence or event could reasonably be expected to give rise to a material Environmental Claim or to violate any Environmental Law. There are not now and never have been any underground storage tanks located on any Real Property owned or operated by the Borrower or any of its Subsidiaries which are not in compliance with all Environmental Laws.

          6.18  Properties.  Each Credit Party has good and legal title to all
                ----------
properties owned by it and valid and subsisting leasehold interests in all properties leased by it, in each case, including all property reflected in the financial statements referred to in Section 6.11(b) (except as sold or otherwise disposed of since the date of the December 31, 1993 financial statements in the ordinary course of business or as otherwise permitted by this Agreement) free and clear of all Liens, other than Liens permitted by Section

8.02. Schedule II contains a true and complete list of each Real Property owned and each Real Property leased by the Borrower and its Subsidiaries on the Effective Date and the type of interest therein held by such Person.

          6.19  Labor Relations; Collective Bargaining Agreements.  (a)  Set
                --------------------------------------------------
forth on Schedule VII hereto is a list and description (including dates of termination) of all Collective Bargaining Agreements between or applicable to any Credit Party and any union, labor organization or other bargaining agent in respect of the employees of any Credit Party on the Effective Date.

          (b) No Credit Party is engaged in any unfair labor practice that is reasonably likely to have a Material Adverse Effect. There is (i) no unfair labor practice complaint pending against any Credit Party or, to the best knowledge of any Credit Party, threatened against it, before the National Labor Relations Board, and no grievance proceeding or arbitration proceeding arising out of or under any Collective Bargaining Agreement is now pending against any Credit Party or, to the best knowledge of any Credit Party, threatened against it, (ii) no strike, labor dispute, slowdown or stoppage is pending against any Credit Party or, to the best knowledge of any Credit Party, threatened against it and (iii) to the best knowledge of each Credit Party, no union representation question exists with respect to the employees of such Credit Party, except
(with respect to any matter specified in clause (i), (ii) or (iii) above, either individually or in the aggregate) such as could not reasonably be likely to have a Material Adverse Effect.

          6.20  Indebtedness.  Schedule VIII sets forth a true and complete list
                ------------
of (x) all Indebtedness (other than the Loans, the Letters of Credit and the Senior Notes) of the Borrower and each of its Subsidiaries outstanding as of the Initial Borrowing Date and which is to remain outstanding after the Initial Borrowing Date and after giving effect to the Transaction and (y) all agreements existing on the Initial Borrowing Date and which are to remain outstanding after the Initial Borrowing Date and after giving effect to the Transaction pursuant to which the Borrower or any of its Subsidiaries is entitled to incur Indebtedness (other than the Loans, the Letters of Credit and the Senior Notes) (whether or not any condition to such incurrence could be met) (collectively, as in effect and outstanding on the Initial Borrowing Date and without giving effect to any extension, renewal or refinancing thereof, the "Permitted Existing Indebtedness"), in each case showing the aggregate principal amount thereof as of the Effective Date and the name of the respective borrower and any other entity which directly or indirectly guaranteed such debt.

          6.21  Restrictions on Subsidiaries.  There are no restrictions on the
                ----------------------------
Borrower or any of its Subsidiaries which prohibit or otherwise restrict (i) the transfer of cash or other assets (x) between the Borrower and any of its Subsidiaries or (y) between any Subsidiaries of the Borrower or (ii) the ability of any Credit Party or any of its Subsidiaries to grant security interests to the Banks in their respective assets, other than prohibitions or restrictions existing under or by reason of (a) this Agreement or the other Credit Documents, (b) applicable law, (c) customary non-assignment provisions entered into in the ordinary course of business and consistent with past practices, (d) purchase money obligations for property acquired in the ordinary course of business, so long as such obligations are permitted under this Agreement, (e) Liens permitted under Section 8.02 and any documents or instruments governing the terms of any Indebtedness or other obligations secured by any such Liens, provided that such prohibitions or restrictions apply only to the assets subject to such Liens or (f) the documents or instruments governing the terms of any Permitted Foreign Subsidiary WC Debt permitted to be incurred pursuant to Section 8.03(h) to the extent restricting dividends or other cash distributions by a Foreign Subsidiary to the Borrower or any other Subsidiary of the Borrower.

          6.22  Transaction.  At the time of consummation of each element of the
                -----------
Transaction, such element shall have been consummated in accordance with the terms of the respective Documents and all applicable laws. At the time of consummation of each element of the Transaction, all consents and approvals of, and filings and registrations with, and all other actions in respect of, all governmental agencies, authorities or instrumentalities and other third parties required in order to make or consummate such element of the Transaction shall have been obtained, given, filed or taken and are or will be in full force and effect (or effective judicial relief with respect thereto shall have been ob-tained).

          6.23  Insurance.  Set forth on Schedule III hereto is a true and
                ---------
correct summary of all property, casualty and liability insurance carried by the Borrower and its Subsidiaries on and as of the Initial Borrowing Date.

          SECTION 7.  Affirmative Covenants.  The Borrower hereto covenants and
                      ---------------------
agrees that on the Effective Date and thereafter for so long as this Agreement is in effect and until the Commitments have terminated, no Letters of Credit are outstanding and the Loans, Unpaid Drawings together with interest, Fees and all other Obligations incurred hereunder are paid in full:

          7.01  Information Covenants.  The Borrower will furnish to each Bank:
                ---------------------

          (a)  Annual Financial Statements.  As soon as available and in any
               ---------------------------
     event within 105 days after the close of each fiscal year of the Borrower, the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year and the related consolidated statements of income and cash flows for such fiscal year, together with a summary of sales and profits by operating units prepared consistently with past practices and procedures and in form reasonably satisfactory to the Administrative Agent for such fiscal year, setting forth for such fiscal year, in comparative form, (x) for each of such consolidated financial statements and such summary the corresponding figures for the preceding fiscal year, and (y) prior to the Target Date, for such consolidated financial statements the corresponding figures for such fiscal year as set forth in the respective budget delivered pursuant to Section 7.01(c); all of which shall be (I) in the case of such consolidated financial statements and such summary, certified by the Chief Financial Officer of the Borrower to the effect that such statements and summary fairly present in all material respects the financial condition of the Borrower and its Subsidiaries, or such operating units, as the case may be, as of the dates indicated and the results of their operations and changes in their cash flows for the periods indicated, and (II) in the case of such consolidated financial statements, audited by Ernst & Young (or other independent certified public accountants of recognized national standing acceptable to the Required Banks) whose opinion shall not be qualified as to the scope of audit or as to the status of the Borrower together with its Subsidiaries as a going concern, together with a certificate of the accounting firm referred to above stating that in the course of its regular audit of the business of the Borrower and its Subsidiaries, which audit was conducted in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge of any Default or Event of Default (insofar as they relate to accounting or financial matters) which has occurred and is continuing or, if in the opinion of such accounting firm such a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof.

          (b)  Quarterly Financial Statements.  As soon as available and in any
               ------------------------------
     event within 60 days after the close of each of the first three quarterly accounting periods in each fiscal year of the Borrower, the consolidated balance sheet of the Borrower and its Subsidiaries, as at the end of such quarterly period and the related consolidated statements of income and cash flows for such quarterly period and for the elapsed portion of the fiscal year ended with the last day of such quarterly period, together with a summary of sales and profits by operating units prepared consistently with past practices and procedures and in form reasonably satisfactory to the Administrative Agent for such quarterly period and for the elapsed portion of the fiscal year ended with the last day of such quarterly period, and setting forth, in comparative form, (x) for each of such consolidated financial statements and such summary, the corresponding figures for the related periods in the prior fiscal year and (y) prior to the Target Date, for such consolidated financial statements, the corresponding figures for such quarterly accounting period as set forth in the respective budget delivered pursuant to Section 7.01(c) as updated to such quarterly period; all of which shall be in reasonable detail and certified by the Chief Financial Officer or other Senior Financial Officer of the Borrower to the effect that they fairly present in all material respects the financial condition of the Borrower and its Subsidiaries as of the dates indicated and the results of their operations and changes in their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end audit adjustments.

          (c)  Budgets; etc.  Prior to the Target Date, (i) as soon as available
               -------------
     but in no event later than 50 days after the commencement of each fiscal year of the Borrower, a budget in form reasonably satisfactory to the Administrative Agent (including budgeted statements of income and sources and uses of cash and balance sheets) prepared by the Borrower, for each of the twelve months of such fiscal year, in reasonable detail and setting forth, with appropriate discussion, the princi-pal assumptions upon which such budgets are based and a statement by the Chief Financial Officer or other Senior Financial Officer of the Borrower to the effect that, to the best of such officer's knowledge, the budget is a reasonable estimate for the period covered thereby and (ii) as soon as available but in no event later than 50 days after the commencement of each of the last three quarterly accounting periods in each fiscal year of the Borrower, an update of the respective budget delivered for such fiscal year pursuant to clause (c)(i) in a form relating to such annual budget and reasonably satisfactory to the Administrative Agent, prepared by the Bor-rower in reasonable detail and certified by the Chief Financial Officer or other Senior Financial Officer of the Borrower.

          (d)  Officer's Certificates.  At the time of the delivery of the
               ----------------------
     financial statements provided for in Section 7.01(a) and (b), a certificate of the Borrower signed by its Chief Financial Officer or, in the case of any certificate delivered with financial statements delivered pursuant to
     Section 7.01(b), any other Senior Financial Officer, to the effect that no Default or Event of Default exists or, if any Default or Event of Default does exist, specifying the nature and extent thereof, which certificate shall set forth the calculations required to establish whether the Borrower and its Subsidiaries were in compliance with the provisions of Sections 8.01-8.06, inclusive and Sections 8.09-8.11, inclusive, as at the end of such fiscal quarter or year, as the case may be. In addition, at the time of the delivery of the financial statements provided for in
     Section 7.01(a), the Borrower shall deliver a certificate of the Chief Financial Officer of the Borrower setting forth the amount of, and calculations required to establish the amount of, Excess Cash Flow, for the respective Excess Cash Flow Period.

          (e)  Notice of Default or Litigation.  Promptly, and in any event
               -------------------------------
     within five Business Days after an Authorized Officer of the Borrower obtains knowledge thereof, notice of (x) the occurrence of any event which constitutes a Default or Event of Default, which notice shall specify the nature thereof, the period of existence thereof and what action the Borrower or its respective Subsidiary proposes to take with respect thereto and (y) the commencement of, or threat of, or any significant development in any litigation or governmental proceeding pending against the Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect or a material adverse effect on the ability of any Credit Party to perform its obligations hereunder or under any other Credit Document.

          (f)  Auditors' Reports.  Promptly upon receipt thereof, a copy of any
               -----------------
     letter submitted to any Credit Party or any Material Subsidiary of the Borrower by its independent accountants with respect to any material weakness as to internal control noted by such independent accountants in connection with any audit made by them of the books of such Credit Party or such Material Subsidiary.

          (g)  Environmental Matters.  Promptly upon, and in any event within
               ---------------------
     five Business Days after, an Authorized Officer or any environmental compliance officer of the Borrower obtains knowledge thereof, notice of any of the following matters:

               (i) any pending or threatened Environmental Claim against the Borrower or any of its Subsidiaries or any Real Property owned or operated at any time by the Borrower or any of its Subsidiaries that is or could reasonably be expected to result in a liability in excess of $250,000;

              (ii) any condition or occurrence on or arising from any Real Property owned or operated at any time by the Borrower or any of its Subsidiaries that (a) results in noncompliance by the Borrower or such Subsidiary with any applicable Environmental Law, or (b) could reasonably be anticipated to form the basis of an Environmental Claim against the Borrower or such Subsidiary or any such Real Property that is or could reasonably be expected to result in a liability in excess of $250,000;

             (iii) any condition or occurrence on any Real Property owned or operated at any time by the Borrower or any of its Subsidiaries that could reasonably be anticipated to cause such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability by the Borrower or any of its Subsidiaries of such Real Property under any Environmental Law; and

              (iv) the taking of any removal or remedial action in response to the actual or alleged presence of any Hazardous Material on any Real Property owned or operated at any time by the Borrower or any of its Subsidiaries.

     All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and the response thereto of the Borrower or such Subsidiary. In addition, the Borrower will provide the Banks with copies of all material written communications between the Borrower or any of its Subsidiaries and any government or governmental agency relating to Environmental Laws, all com-munications between the Borrower or any of its Subsidiaries and any Person relating to Environmental Claims, and such detailed reports of any Environmental Claim, in each case as may reasonably be requested in writing from time to time by the Administrative Agent or the Required Banks.

          (h)  Other Information.  (i)  Promptly upon transmission thereof,
               -----------------
     copies of any filings and registrations with, and reports to, the SEC by any Credit Party or any of their respective Subsidiaries, copies of all press releases, copies of all financial statements, proxy statements, notices and reports that any Credit Party or any of its Subsidiaries shall send to the holders (or any trustee, agent or other representative therefor) of the Senior Notes or any other Indebtedness of any Credit Party or any of their respective Subsidiaries pursuant to the terms governing such Indebtedness (in each case, to the extent not theretofore delivered to the Banks pursuant to this Agreement) and copies of all written presentations and reports generally sent to analysts by any Credit Party or any of their respective Subsidiaries, (ii) promptly and in any event within five Business Days after receipt thereof, a copy of the annual and quarterly statements furnished to the Borrower with respect to its Permitted Existing Investments listed as Items 1 and 2 on Schedule X hereto, and (iii) with reasonable promptness, such other information or documents (financial or otherwise) as the Administrative Agent on its own behalf or on behalf of the Required Banks may reasonably request from time to time.

          (i)  Borrowing Base Certificates.  (i)  On the Initial Borrowing Date
               ---------------------------
     and (ii) no later than 12:00 Noon (New York time) on the twenty-fifth day of each calendar quarter, a borrowing base certificate of the Borrower substantially in the form of Exhibit I (each a "Borrowing Base Certificate"), with respect to the Eligible Receivables and Eligible Inventory of the Borrower and its Subsidiaries as of (x) in the case of clause (i), the last day of the month immediately preceding the Initial Borrowing Date (after giving effect to the transactions contemplated hereby and by the other Credit Documents) and (y) in the case of clause (ii), the last day of the immediately preceding calendar quarter, and in all such cases, certified by the Chief Financial Officer or other Senior Financial Officer of the Borrower.

          7.02  Books, Records and Inspections.  The Borrower will, and will
                ------------------------------
cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries in conformity with GAAP (or, in the case of any Foreign Subsidiary, in accordance with local accounting standards) and all requirements of law shall be made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of its Subsidiaries to, permit, upon notice to the Chief Financial Officer or any other Authorized Officer of the Borrower, officers and designated representatives of the Administrative Agent, any Co-Agent or any Bank to visit and inspect any of the properties or assets of the Borrower and any of its Subsidiaries in whomsoever's possession, and to examine the books of account and other financial and operating records (including, without limitation, any "letters of material weakness" submitted by independent accountants) of the Borrower and any of its Subsidiaries and discuss the affairs, finances and accounts of the Borrower and any of its Subsidiaries with, and be advised as to the same by, the officers and independent accountants of the Borrower or such Subsidiary, all at such reasonable times and intervals and to such reasonable extent as the Administrative Agent, any Co-Agent or any Bank may request.

          7.03  Payment of Taxes.  The Borrower will, and will cause each of its
                ----------------
Subsidiaries to, pay and discharge all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a Lien not otherwise permitted under Section 8.02(a) or charge upon any properties of the Borrower or any of its Subsidiaries, provided that neither the Borrower nor any of its
                   --------
Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves (in the good faith judgment of the management of such Person) with respect thereto in accordance with GAAP.

          7.04  Corporate Franchises.  The Borrower will, and will cause each of
                --------------------
its Subsidiaries to, do or cause to be done, all things necessary to preserve and keep in full force and effect its existence, rights, franchises, intellectual property and authority to do business, provided that any
                                                    --------
transaction permitted by Section 8.01 will not constitute a breach of this
Section 7.04.

          7.05  Compliance with Statutes, Environmental Laws, etc.  (a)  The
                --------------------------------------------------
Borrower will, and will cause each of its Subsidiaries to, comply, in all material respects, with all applicable material statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including applicable Environmental Laws). The Borrower will promptly pay or cause to be paid all costs and expenses incurred in such compliance, and will keep or cause to be kept all such Real Property free and clear of any Liens imposed pursuant to any Environmental Laws. Neither the Borrower nor any of its Subsidiaries will generate, use, treat, store, Release or dispose of, or permit the generation, use, treatment, storage, Release or disposal of Hazardous Materials on any Real Property now or hereafter owned by the Borrower or any of its Subsidiaries, or transport or permit the transportation of Hazardous Materials to or from any such Real Property, except for Permitted Materials. If required to do so under any applicable Environmental Law, each Credit Party agrees to undertake, and agrees to cause each of its Subsidiaries to undertake, any cleanup, removal, remedial or other action necessary to remove and clean up any Hazardous Materials from any Real Property in accordance with the requirements of all applicable Environmental Laws and in accordance with orders and directives of all governmental authorities; provided that no Credit Party nor any of their Subsidiaries shall
             --------
be required to take any such action where same is being contested by appropriate legal proceedings in good faith by such Credit Party or such Subsidiary. Promptly after the Effective Date, the Borrower shall undertake to determine whether those certain environmental permits, reporting requirements and plans identified on Schedule XI hereto are required to be obtained or made or prepared and completed (hereinafter collectively referred to as the "Permits"), in each case, by the Borrower. In the event that such Permits are required, the Borrower shall obtain or make or prepare and complete the same within a reasonable period of time thereafter.

          (b) At the request of the Administrative Agent or the Required Banks, at any time and from time to time (i) after an Event of Default has occurred and is continuing, (ii) after the Banks receive notice under Section 7.01(g) of any event for which notice is required to be delivered for any such Real Property,
(iii) after the acquisition of any Real Property by the Borrower or any of its Subsidiaries subsequent to the Initial Borrowing Date, provided that if any such
                                                       --------
newly acquired property is not contiguous with any Mortgaged Property, then such request will be limited to such newly acquired Real Property or (iv) if required by law, the Borrower will provide, at the Borrower's sole cost and expense, an environmental site assessment report concerning any Real Property owned, operated or leased by the Borrower or any of its Subsidiaries, prepared by an environmental consulting firm approved by the Administrative Agent, indicating the presence or absence of any actual or threatened noncompliance with Environmental Laws and permits required thereunder or presence or absence of any Release of Hazardous Materials and the potential cost of any removal or remedial action in connection with any Hazardous Materials on such Real Property. If the Borrower fails to provide the same within 60 days after any such request therefor made by the Administrative Agent or the Required Banks, the Administrative Agent may order the same, and the Borrower shall grant and hereby grants to the Administrative Agent, the Co-Agents and the Banks and their agents access to such Real Property at all reasonable times and specifically grants the Administrative Agent, the Co-Agents and the Banks an irrevocable nonexclusive license, subject to the rights of tenants, to undertake such an assessment all at the Borrower's sole expense.

          7.06  ERISA.  As soon as possible and, in any event, within 10 days
                -----
after any Credit Party or any of its Subsidiaries or any ERISA Affiliate knows or has reason to know of the occurrence of any of the following, the Borrower will deliver to each of the Banks a certificate of the Borrower signed by its Chief Financial Officer or another Senior Financial Officer setting forth details as to such occurrence and the action, if any, which such Credit Party, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by such Credit Party, such Subsidiary, the ERISA Affiliate, the PBGC, a Plan participant or the Plan administrator with respect thereto: that a Reportable Event has occurred; that an accumulated funding deficiency has been incurred or an application may be or has been made to the Secretary of the Treasury for a waiver or modifi-cation of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code with respect to a Plan; that a contribution required to be made to a Plan or Foreign Pension Plan has not been timely made; that a Plan has been or may be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA; that a lien has arisen on the assets of a Credit Party or any of its Subsidiaries or any ERISA Affiliate under ERISA or the Code with respect to a Plan; that proceedings may be or have been instituted to terminate or appoint a trustee to administer a Plan; that a proceeding has been instituted pursuant to
Section 515 of ERISA to collect a delinquent contribution to a Plan; that any Credit Party, any of its Subsidiaries or any ERISA Affiliate will or may incur any liability (including any indirect, contingent or secondary liability) to or on account of the termination of or withdrawal from a Plan under Section 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or with respect to a Plan under
Section 401(a)(29), 4971 or 4975 of the Code or Section 409 or 502(i) or 502(l) of ERISA; or that any Credit Party or any of its Subsidiaries may incur any liability pursuant to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) that provides benefits to retired employees or other former employees (other than as required by Section 601 or ERISA) or any employee pension benefit plan (as defined in Section 3(2) of ERISA) which liability could reasonably be expected to have a material adverse effect on the ability of the Borrower to perform its obligations under this Agreement. At the request of any Bank, the Borrower will deliver to such Bank a complete copy of the Internal Revenue Service Annual Report (Form 5500) of each Plan (other than a Multiemployer Plan) required to be filed with the Internal Revenue Service. In addition to any certificates or notices delivered to the Banks pursuant to the first sentence hereof, copies of any notices received by any Credit Party or any of its Subsidiaries or any ERISA Affiliate with respect to any Plan or Foreign Pension Plan which notice threatens, refers to or pertains to any material liability or any potential material liability of any such party, shall be delivered to the Banks no later than 10 days after the date such notice has been received by such Credit Party or such Subsidiary or the ERISA Affiliate, as applicable.

          7.07  Good Repair.  The Borrower will, and will cause each of its
                -----------
Subsidiaries to, ensure that its properties and equipment used or useful in its business in whomsoever's possession they may be, are kept in good repair, working order and condition, normal wear and tear excepted and, sub-ject to Section 8.04, that from time to time there are made to such properties and equipment all needful and proper repairs, renewals, replacements, extensions, additions, betterments and improvements thereto, to the extent and in the manner customary for companies in similar businesses.

          7.08  End of Fiscal Years; Fiscal Quarters.  The Borrower will, for
                ------------------------------------
financial reporting purposes, cause (i) each of its fiscal years to end on December 31 of each year and (ii) each of its fiscal quarters to end on March 31, June 30, September 30 and December 31 of each year.

          7.09  Interest Rate Protection.  The Borrower shall, no later than 30
                ------------------------
days following the Initial Borrowing Date, enter into and thereafter maintain (to the extent permitted by applicable law) Interest Rate Protection Agree-ments, reasonably satisfactory to the Administrative Agent and the Co-Agents (it being understood that any such Interest Rate Protection Agreements shall be deemed satisfactory to the respective Co-Agents two Business Days after such Interest Rate Protection Agreements have been delivered to the Co-Agents if such Co-Agent has not responded to the Administrative Agent or the Borrower by such time), with a term of at least three years, establishing a fixed or maximum interest rate reasonably acceptable to the Administrative Agent for an aggregate notional amount equal to at least 50% of the aggregate outstanding principal amount of the Term Loans from time to time.

          7.10  Maintenance of Property; Insurance.  The Borrower will, and will
                ----------------------------------
cause each of its Subsidiaries to, at all times maintain in full force and effect insurance in such amounts, covering such risks and liabilities and with such deductibles or self-insured retentions as are in accordance with normal industry practice and all applicable laws. At any time that insurance at the levels described in Schedule III is not being maintained by the Borrower and its Subsidiaries, the Borrower will notify the Administrative Agent in writing thereof and, if thereafter notified by the Administrative Agent to do so, the Borrower will obtain insurance at such levels at least equal to those set forth in Schedule III to the extent then generally available or otherwise as are acceptable to the Administrative Agent. The Borrower will furnish on the Initial Borrowing Date and annually thereafter to the Administrative Agent a summary of the insurance carried in respect of the Borrower and its Subsidi-aries and their assets together with certificates of insurance and other evidence of such insurance, if any, naming the Collateral Agent as mortgagee/secured party and/or loss payee in respect of any casualty loss policies and naming the Collateral Agent, the Administrative Agent, the Co-Agents and each of the Banks as an additional insured with respect to any liability policy and stating that such insurance shall not be cancelled or materially revised without at least 30 days' prior written notice by the insurer to the Collateral Agent.

          7.11  Additional Security; Further Assurances.  (a)  Prior to the
                ---------------------------------------
Target Date, as and to the extent requested from time to time by the Administrative Agent or the Required Banks, the Borrower will, and will cause each of its Domestic Subsidiaries to, grant to the Collateral Agent, for the benefit of the Secured Creditors, security interests and mortgages in such assets and properties of the Borrower or its Subsidiaries acquired after the Initial Borrowing Date and not otherwise covered by the original Security Documents, other than assets encumbered by Liens permitted by Section 8.02(i) (collectively, the "Additional Security Documents"). Such security interests and mortgages shall be granted pursuant to documentation reasonably satisfactory in form and substance to the Administrative Agent and shall constitute valid and enforceable perfected security interests superior to and prior to the rights of all third Persons and subject to no other Liens except as are permitted by Section 8.02 at the time of perfection thereof. The Additional Security Documents or other instruments related thereto shall be duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens in favor of the Collateral Agent for the benefit of the Secured Creditors, required to be granted pursuant to the Additional Security Documents and all taxes, fees and other charges payable in connection therewith shall have been paid in full.

          (b) Prior to the Target Date, the Borrower will, and will cause each of its Subsidiaries to, at its own expense, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, real property surveys, reports and other assurances or instruments and take such further steps relating to the collateral covered by any of the Security Documents as the Collateral Agent may reasonably require. Furthermore, the Borrower shall, and shall cause each of its Subsidiaries to, cause to be delivered to the Collateral Agent such opinions of counsel, title insurance, real estate appraisals and other related documents as may be reasonably requested by the Collateral Agent to assure themselves that this Section 7.11 has been complied with.

          (c)  The Borrower agrees that each action required by clauses (a) and
(b) of this Section 7.11 shall be
completed as soon as possible, but in no event later than 60 days after such action is requested to be taken by the Administrative Agent or the Required Banks (or such later date as may be agreed to by the Administrative Agent).

          (d) In the event that the Administrative Agent or the Required Banks at any time after the Effective Date and prior to the Target Date determine in its or their sole discretion (whether as a result of a position taken by an applicable bank regulatory agency or official, or otherwise) that real estate appraisals satisfying the requirements set forth in 12 C.F.R., Part 34-Subpart C, or any successor or similar statute, rule, regulation, guideline or order (any such appraisal, a "Required Appraisal") are or were required to be obtained, or should be obtained, in connection with any Mortgaged Property or Mortgaged Properties then, within 60 days after receiving written notice thereof from the Agent or the Required Banks, as the case may be, the Borrower shall cause such Required Appraisal to be delivered, at the expense of the Borrower, to the Agent which Required Appraisal, and the respective appraiser, shall be reasonably satisfactory to the Administrative Agent.

          7.12  Performance of Obligations.  The Borrower will, and will cause
                --------------------------
each of its Subsidiaries to, perform all of its obligations under the terms of each mortgage, indenture, security agreement and other debt instrument by which it is bound, except such non-performance as could not individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

          7.13  Use of Proceeds.  All proceeds of the Loans shall be used as
                ---------------
provided in Section 6.05.

          7.14  Ownership of Subsidiaries.  The Borrower will, at all times,
                -------------------------
maintain, directly or indirectly, ownership of 100% of the capital stock of its Subsidiaries, except (i) to the extent 100% of the capital stock of any such Subsidiary is sold, transferred or disposed of in a transaction permitted by
Section 8.01; (ii) any Subsidiary constituting a Permitted Joint Venture; (iii) AMETEK Hong Kong, as long as the Borrower, at all times, maintains, directly or indirectly, 98% of the capital stock thereof; and (iv) for directors qualifying shares.

          7.15  Common Stock Repurchase.  To the extent that the Borrower makes
                -----------------------
any Common Stock Repurchases pursuant to Section 8.06(b):

          (i) Each such Common Stock Repurchase, including all terms and conditions thereof, shall have been duly approved by the Board of Directors and (if required by applicable law) the shareholders of the Borrower;

         (ii) Each such Common Stock Repurchase shall be consummated in accordance with all applicable law;

        (iii) On or prior to the date of consummation of any such Common Stock Repurchase, the Borrower shall deliver to the Administrative Agent and the Banks copies, certified as true and correct by an Authorized Officer of the Borrower, of all Common Stock Repurchase Documents, if any, in connection with such Common Stock Repurchase, all of which shall be in form and substance reasonably satisfactory to the Administrative Agent; and

         (iv) On each of the Term Loan Availability Termination Date and the first and second anniversary of the Initial Borrowing Date, the Borrower shall give written notice to the Administrative Agent and the Banks as to the aggregate amount spent by the Borrower in respect of all Common Stock Repurchases made up to and including such date.

          7.16  Foreign Subsidiaries Security.  If following a change in the
                -----------------------------
relevant sections of the Code but prior to the Target Date, the regulations and rules promulgated thereunder and any rulings issued thereunder and at the reasonable request of the Administrative Agent or the Required Banks, counsel for the Borrower acceptable to the Administrative Agent and the Required Banks does not within 30 days after such request deliver a written opinion, in form and substance satisfactory to the Administrative Agent and the Required Banks, with respect to any Foreign Subsidiary that (i) a pledge of more than 65% of the total combined voting power of all classes of capital stock of such Foreign Subsidiary entitled to vote, (ii) the entering into by such Foreign Subsidiary of a guaranty in substantially the form of the Subsidiary Guaranty or (iii) the entering into by such Foreign Subsidiary of a security agreement in substantially the form of the Security Agreement, in any case would cause the earnings of such Foreign Subsidiary to be treated as a deemed dividend to such Foreign Subsidiary's United States parent, then (x) in the case of a failure to deliver the opinion described in clause (i) above, that portion of such Foreign Subsidiary's outstanding capital stock not theretofore pledged pursuant to the Pledge Agreement shall be pledged to the Collateral Agent for the benefit of the

Secured Creditors pursuant to the Pledge Agreement (or another pledge agreement in substantially similar form, if needed), (y) in the case of a failure to deliver the opinion described in clause (ii) above, such Foreign Subsidiary shall execute and deliver a guaranty (each a "Foreign Subsidiary Guaranty" and, collectively, the "Foreign Subsidiary Guarantees") of the Obligations of the Borrower under the Credit Documents and the obligations of the Borrower under any Interest Rate Protection Agreements with a Bank or an affiliate of a Bank and (z) in the case of a failure to deliver the opinion described in clause
(iii) above, such Foreign Subsidiary shall execute and deliver security documentation granting the Secured Creditors a first priority perfected security interest in all of such Foreign Subsidiaries' assets which shall be substantially similar to the Security Documents already executed and delivered by the Credit Parties, in each case with all documents delivered pursuant to this Section 7.16 to be in form and substance reasonably satisfactory to the Administrative Agent and the Required Banks.

          7.17  Senior Notes Change of Control.  Upon the occurrence of any
                ------------------------------
Change of Control, if an offer to repurchase the Senior Notes is required to be made as a result of such Change of Control, the Borrower will take all actions, including the giving of notices required thereunder and the setting of the date for the repurchases of Senior Notes, as is within its power to insure that the date for payment of the purchase price for all Senior Notes that must be repur-chased as a result of such Change of Control is no earlier than the date on which the Loans hereunder become due and payable as a result of such Change of Control.

          SECTION 8.  Negative Covenants.  The Borrower hereby covenants and
                      ------------------
agrees that on the Effective Date and thereafter for so long as this Agreement is in effect and until the Commitments have terminated, no Letters of Credit are outstanding and the Loans, Unpaid Drawings, together with interest, Fees and all other Obligations incurred hereunder, are paid in full:

          8.01  Consolidation, Merger, Sale or Purchase of Assets, etc.  The
                -------------------------------------------------------
Borrower will not, and will not permit any of its Subsidiaries to, wind up, liquidate or dissolve its affairs, or enter into any transaction of merger or consolidation, sell or otherwise dispose of (x) all or substantially all of the assets of the Borrower or of the Borrower and its Subsidiaries taken as a whole or (y) prior to the Target Date, all, substantially all or any part of its property or assets (other than inventory in the ordinary course of busi-

ness), or prior to the Target Date, enter into any partnerships, joint ventures or sale-leaseback transactions, or prior to the Target Date, purchase, lease or otherwise acquire (in one transaction or a series of related transactions) all or any part of the property or assets of any Person (other than purchases or other acquisitions of inventory, materials and equipment prior to the Target Date, in the ordinary course of business) or agree to do any of the foregoing at any future time, except that the following shall be permitted:

          (a) Capital Expenditures may be made to the extent permitted pursuant to Section 8.04;

          (b) advances, investments and loans (including Joint Venture Investments in Permitted Joint Ventures) may be made to the extent permitted pursuant to Section 8.05;

          (c)  Dividends may be paid to the extent permitted by Section 8.06;

          (d)  the Transaction shall be permitted;

          (e) the Borrower and its Subsidiaries may lease (as lessee) real or personal property in the ordinary course of business and otherwise in compliance with this Agreement so long as such lease does not create Capitalized Lease Obligations except as otherwise permitted by Section 8.03(b);

          (f) each of the Borrower and its Subsidiaries may, in the ordinary course of business and consistent with past practices, sell, lease (as lessor) or otherwise dispose of any of its equipment to the extent that (x) any such sale, lease or disposition shall be in an amount at least equal to the fair market value thereof (as determined in good faith by senior management of the Borrower), (y) any such sale shall be solely for cash or for cash, promissory notes and/or contingent payment obligations of, and/or equity interests in, the transferee or issuer, provided that the sum of
                                                    --------
     (A) the aggregate principal amount of promissory notes outstanding at any time accepted by the Borrower and/or its Subsidiaries from all such sales, leases and dispositions, (B) the aggregate initial value of all such contingent payment obligations (as determined in good faith by senior management of the Borrower) received by the Borrower and/or its Subsidiaries from all such sales, leases and dispositions and (C) the aggregate initial value of all equity securities (as determined in good faith by senior management of the Borrower) received by the Borrower and/or any of its Subsidiaries from all such sales, leases and dispositions shall not exceed (i) prior to the Intermediate Target Date, $15,000,000 in the aggregate at any time outstanding and (ii) on or after the Intermediate Target Date but prior to the Target Date, $20,000,000 in the aggregate at any time outstanding, provided, further,
                                                           --------  -------
     that any promissory notes and equity interest so accepted by the Borrower or any Subsidiary Guarantor shall be pledged and promptly delivered to the Collateral Agent on behalf of the Banks pursuant to the Pledge Agreement and (z) the aggregate Net Cash Proceeds of all such assets subject to such sales or other dispositions are applied in accordance with Section 4.02(A)(c) to the extent so required;

          (g) the Borrower and its Subsidiaries may, in the ordinary course of business and consistent with past practices, sell or otherwise dispose of any of its Real Property to the extent that (w) any such sale or dis-position shall be in an amount at least equal to the fair market value thereof (as determined in good faith by senior management of the Borrower),
     (x) any such sale shall be solely for cash, or for cash, promissory notes and/or contingent payment obligations of, and/or equity interests in, the transferee or issuer, provided that in any fiscal year of the Borrower the
                            --------
     sum of (A) all cash received in such fiscal year by the Borrower and/or its Subsidiaries from all such sales and dispositions in such fiscal year, (B) the aggregate initial principal amount of promissory notes accepted in such fiscal year by the Borrower and/or its Subsidiaries from all such sales and dispositions in such fiscal year, (C) the aggregate initial value of all such contingent payment obligations (as determined in good faith by senior management of the Borrower) received in such fiscal year by the Borrower and/or its Subsidiaries from all such sales and dispositions in such fiscal year and (D) the aggregate initial value of all equity securities (as determined in good faith by senior management of the Borrower) received in such fiscal year by the Borrower and/or any of its Subsidiaries from all such sales and dispositions in such fiscal year shall not exceed $12,000,000 in the aggregate in such fiscal year of the Borrower, provided,
                                                                       --------
     further, that any promissory notes or equity interests so accepted by the
     -------
     Borrower or any Subsidiary Guarantor shall be pledged and promptly deliv-ered to the Collateral Agent on behalf of the Banks pursuant to the Pledge Agreement, (y) the aggregate initial value of all contingent payment obligations and equity securities (in each case as determined in good faith by senior management of the Borrower) received in any fiscal year by the Borrower and/or any of its Subsidiaries together with the aggregate initial principal amount of promissory notes accepted in such fiscal year by the Borrower and/or its Subsidiaries, in connection with all such asset sales and dispositions consummated (1) after the Effective Date and prior to the Intermediate Target Date, shall not exceed $3,000,000 in the aggregate in such fiscal year of the Borrower and (2) on or after the Intermediate Target Date but prior to the Target Date, shall not exceed $6,000,000 in the aggregate in such fiscal year of the Borrower and (z) the aggregate Net Cash Proceeds of all such Real Property subject to such sales or other dispositions are applied in accordance with Section 4.02(A)(c) to the extent so required;

          (h) the Borrower and its Subsidiaries may acquire Reinvestment Assets with the proceeds from any Reinvestment Event which are not required to be applied to repay Loans pursuant to Section 4.02(A)(c), (h) or (i) or re-duce the Total Revolving Commitment pursuant to Section 3.03(d); and

          (i) the Borrower and its Subsidiaries may acquire assets constituting all or substantially all of a business, business unit, division or product line of any Person not already a Subsidiary of the Borrower or capital stock of any such Person (including any such acquisition by way of merger or consolidation) (any such acquisition permitted by this clause (i), a "Permitted Acquisition"), so long as in the case of any such Permitted Acquisition (i) the only consideration paid by the Borrower and its Subsidiaries in respect of such Permitted Acquisition consists of cash, Common Stock permitted to be issued under Section 8.13, Indebtedness, secured by Liens permitted by Section 8.02(h), to the extent permitted by
     Section 8.03(b), unsecured Indebtedness permitted under Section 8.03(o) and/or Permitted Earn-Out Debt to the extent permitted by Section 8.03(n),
     (ii) no Default or Event of Default then exists (both before and after giving effect to such Permitted Acquisition), (iii) all representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Permitted Acquisition (both before and after giving effect thereto), unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date,
     (iv) such assets are to be employed in, and/or such Person was at the time of such acquisition engaged in, the businesses permitted pursuant to
     Section 8.08, (v) to the extent that such Permitted Acquisition is of the capital stock of another Person such Permitted Acquisition must be of 100% of such capital stock and all of the provisions of Section 8.15 to the extent applicable shall have been complied with in respect of such Permitted Acquisition, (vi) the Borrower or such Subsidiary is the surviving corporation of any Permitted Acquisition structured as a merger or consolidation, (vii) after giving effect to any Permitted Acquisition, the aggregate amount paid (including for this purpose all cash consideration paid, the face amount of all Indebtedness incurred in connec-tion with such Permitted Acquisition, the Maximum Potential Liability of all Permitted Earn-Out Debt incurred in connection with such Permitted Acquisition and, prior to the Intermediate Target Date, the fair market value (determined as of the proposed date of consummation of such Permitted Acquisition in good faith by senior management of the Borrower) of any Common Stock, if any, issued as consideration in connection with such Permitted Acquisition), in connection with such Permitted Acquisition shall not exceed the Permitted Acquisition Amount at such time, (viii) after giving effect to any Permitted Acquisition, the aggregate amount paid (including for this purpose all cash consideration paid, the face amount of all Indebtedness incurred in connection with such Permitted Acquisition, all cash paid in respect of any Permitted Earn-Out Debt incurred in connection with such Permitted Acquisition and, prior to the Intermediate Target Date, the fair market value (determined as of the proposed date of consummation of such Permitted Acquisition in good faith by senior management of the Borrower) of any Common Stock, if any, issued as consideration in connection with such Permitted Acquisition), in connection with such Permitted Acquisition when added to the sum of (A) the aggregate amount paid (including for this purpose all cash consideration paid, the face amount of all Indebtedness incurred in connection with each such Permitted Acquisition and, prior to the

     Intermediate Target Date, the fair market value (determined as of the date of consummation of each such Permitted Acquisition in good faith by senior management of the Borrower) of any Common Stock, if any, issued as consideration in connection with each such Permitted Acquisition) in connection with all other Permitted Acquisitions consummated in the fiscal year of the Borrower in which such proposed Permitted Acquisition is to be consummated plus (B) the aggregate amount of cash paid in the fiscal year of the Borrower in which such proposed Permitted Acquisition is to be consummated, in respect of all Permitted Earn-Out Debt incurred at any time in connection with all other Permitted Acquisitions, shall not exceed $12,500,000, and (ix) with respect to each Permitted Acquisition, (A) the Borrower shall have given the Administrative Agent and the Banks at least 10 Business Days' prior written notice of such Permitted Acquisition, (B) the Borrower in good faith shall believe, based on calculations made by the Borrower on a pro forma basis (the pro forma adjustments made by the
                   --- -----            --- -----
     Borrower in making the calculations pursuant to this clause (ix)(B) shall be subject to the reasonable satisfaction of the Administrative Agent and the Required Banks) after giving effect to the respective Permitted Acquisition as if such Permitted Acquisition had been consummated on the date occurring twelve months prior to the last day of the most recently ended fiscal quarter of the Borrower, that the covenants contained in Sections 8.09 through 8.11, inclusive, of this Agreement would have been met for the one-year period ended on the last day of such fiscal quarter,
     (C) the Borrower in good faith shall believe, based on calculations made by the Borrower, on a pro forma basis after giving effect to the respective
                        --- -----
     Permitted Acquisition, that the covenants contained in Sections 8.09 through 8.11, inclusive, will continue to be met for the one-year period following the date of the consummation of the respective Permitted Acquisition and (D) the Borrower shall have delivered to the
     Administrative Agent an officer's certificate executed by a Senior Financial Officer of the Borrower, certifying, to the best of his knowledge, compliance with the requirements of preceding clauses (i) through (ix) and containing the pro forma calculations required by the
                                     --- -----
     preceding clauses (ix)(B) and (ix)(C). The consummation of each Permitted Acquisition shall be deemed to be a representation and warranty by the Borrower that all conditions thereto have been satisfied and that same is permitted in accordance with the terms of this Agreement, which represen-tation and warranty shall be deemed to be a representation and warranty for all purposes hereunder, including, without limitation, Section 5.02 and 9.

To the extent the Required Banks (or all the Banks as shall be required by Section 12.12) waive the provisions of this Section 8.01 with respect to the disposition of any Collateral, or any Collateral is disposed of as permitted by this Section 8.01, (i) such Collateral in each case shall be sold free and clear of the Liens in favor of the Secured Creditors created by the Security Documents and (ii) if such Collateral includes all of the capital stock of a Subsidiary Guarantor, such capital stock shall be released from the Pledge Agreement and such Subsidiary Guarantor shall be released from the Subsidiary Guaranty; and the Administrative Agent and the Collateral Agent shall be authorized to take such actions as the Administrative Agent or the Collateral Agent reasonably deems appropriate in connection therewith.

          8.02  Liens.  The Borrower will not, and will not permit any of its
                -----
Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets of any kind (real or personal, tangible or intangible) of the Borrower or any of its Subsidiaries, whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable or notes with recourse to the Borrower or any of its Subsidiaries) or assign any right to receive income, or file or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute, except:

          (a) inchoate Liens for taxes not yet due or Liens for taxes being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of the Borrower) have been established in accordance with GAAP;

          (b) Liens (other than any Lien imposed by ERISA) in respect of property or assets of the Borrower or any of its Subsidiaries imposed by law which were incurred in the ordinary course of business and which do not secure Indebtedness for borrowed money, such as carriers', warehousemen's and mechanics' Liens, statutory landlord's Liens, and other similar Liens arising in the ordinary course of business, and (x) which do not in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Borrower or such Subsidiary or (y) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or asset subject to such Lien;

          (c) Liens created by or pursuant to this Agreement or the other Credit Documents;

          (d) Liens on the assets of the Borrower and its Subsidiaries created prior to, but that will remain outstanding on and after, the Initial Borrowing Date (after giving effect to the Refinancing) and listed, and the property subject thereto described on, Schedule IX hereto, without giving effect to any subsequent extensions or renewals thereof ("Permitted Liens");

          (e) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business (x) in connection with workers' compensation, unemployment insurance and other types of social security, or (y) to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations incurred in the ordinary course of business (exclusive of obligations in respect of borrowed money), provided that the aggregate amount of cash and the fair
                      --------
     market value of the property encumbered by Liens described in this clause
     (y) shall not exceed $1,000,000;

          (f) leases or subleases granted to third Persons not interfering with the ordinary course of business of the Borrower or any of its Subsidiaries;

          (g)  Permitted Encumbrances;

          (h) Liens arising pursuant to purchase money mortgages securing Indebtedness representing the purchase price (or financing of the purchase price within 90 days after the respective purchase) of property or other assets acquired by the Borrower or any of its Subsidiaries after the Initial Borrowing Date, provided that (i) any such Liens attach only to the
                             --------
     assets so purchased, (ii) the Indebtedness secured by any such Lien does not exceed 100% of the lesser of the fair market value or the purchase price of the assets being purchased at the time of the incurrence of such Indebt-edness and (iii) the Indebtedness secured thereby is permitted by Section 8.03(b);

          (i) easements, rights-of-way, restrictions, encroachments and other similar charges or encumbrances on the property of the Borrower or any of its Subsidiaries arising in the ordinary course of business and not materially interfering with the conduct of the business of the Borrower or any such Subsidiary;

          (j) Liens on property of the Borrower or any of its Subsidiaries subject to, and securing only, Capitalized Lease Obligations to the extent such Capitalized Lease Obligations are permitted by Section 8.03(b), provided, that such Liens only secure the payment of Indebtedness arising
     --------
     under such Capitalized Lease Obligation and the Lien encumbering the asset giving rise to the Capitalized Lease Obligation and the proceeds thereof does not encumber any other asset of the Borrower or any of its Subsidiaries;

          (k) Liens arising from precautionary UCC (or other similar recording or notice statutes) financing statement filings regarding operating leases permitted pursuant to this Agreement; and

          (l) Liens upon equipment and machinery of the Borrower securing Indebtedness to the extent permitted under Section 8.03(m); provided that
                                                                 --------
     such Liens only encumber equipment and machinery located at the Broome County Facility and do not encumber any other asset of the Borrower or any of its Subsidiaries; and provided, further, that contemporaneously with the
                              -------- -------
     creation of such Liens, the Secured Creditors have a second priority Lien on such equipment and machinery located at the Broome County Facility.

          8.03  Indebtedness.  Prior to the Target Date, the Borrower will not,
                ------------
and will not permit any of its Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness, except:

          (a) Indebtedness incurred pursuant to this Agreement and the other Credit Documents;

          (b) Indebtedness evidenced by Capitalized Lease Obligations, and other Indebtedness secured by Liens permitted by Section 8.02(h), of the Borrower or any of its Subsidiaries so long as (x) all such Capitalized

     Lease Obligations are permitted under Section 8.04, (y) the sum of the aggregate principal amount of all such Indebtedness outstanding at such time and the aggregate Capitalized Lease Obligations under all Capital Leases entered into pursuant to this clause (b) outstanding at such time does not exceed (i) prior to the Intermediate Target Date, $15,000,000 in the aggregate at any time outstanding and (ii) on or after the Intermediate Target Date but prior to the Target Date, $20,000,000 in the aggregate at any time outstanding and (z) at the time of the incurrence of any such Indebtedness, such Indebtedness is permitted to be incurred pursuant to the first paragraph of Section 1008 of the Senior Note Indenture;

          (c) Indebtedness under Interest Rate Protection Agreements of the Borrower to the extent entered into in compliance with Section 7.09;

          (d) Permitted Existing Indebtedness, without giving effect to any extensions, renewals or refinancings thereof;

          (e) Indebtedness evidenced by Intercompany Loans to the extent permitted by Section 8.05(g);

          (f)  Indebtedness under any Permitted Currency Agreement;

          (g)  Indebtedness under any Permitted Commodities Agreement;

          (h) Indebtedness representing Permitted Foreign Subsidiary WC Debt, provided that (x) the obligors thereunder are Foreign Subsidiaries and
     --------
     neither the Borrower nor any Domestic Subsidiary of the Borrower is obligated (whether directly or indirectly through a guarantee, keep-well arrangement or otherwise) in respect thereof and (y) the aggregate principal amount thereof at any one time outstanding shall not exceed $20,000,000, provided, however, that the aggregate principal amount thereof
                  --------  -------
     at any one time outstanding may exceed $20,000,000 solely by virtue of changes in the exchange rates (and not as a result of the additional incurrence of any new Indebtedness) for the currencies in which any such Permitted Foreign Subsidiary WC Debt is denominated for a period not in excess of one month after any date upon which it is so determined that the aggregate principal amount of Permitted Foreign Subsidi-ary WC Debt exceeds $20,000,000 as a result solely of such a change in exchange rates;

          (i) Indebtedness of the Borrower evidenced by the Senior Notes pursuant to the Senior Note Documents, in an aggregate principal amount not to exceed $150,000,000 (as reduced by any repayments of principal thereof);

          (j) On or after the fifth anniversary of the Initial Borrowing Date, Permitted Refinancing Debt of the Borrower the proceeds of which are used to refinance the Senior Notes in accordance with Section 8.12;

          (k) Indebtedness of the Borrower or any of its Subsidiaries arising in connection with the entering into of any take-or-pay contract for supplies, packaging materials or other similar materials entered into in the ordinary course of business, consistent with the practices of the Borrower and its Subsidiaries prior to the Effective Date, provided that
                                                                --------
     the aggregate amount payable under any such take-or-pay contract shall not exceed $100,000;

         (l) Indebtedness of the Borrower consisting of borrowings against the cash value of the COLI Policies;

         (m) Indebtedness of the Borrower evidenced by the Broome County Loan Documents in an aggregate principal amount not to exceed $2,000,000;

         (n) Indebtedness of the Borrower or any of its Subsidiaries which constitutes Permitted Earn-Out Debt in amounts not to exceed, and in accordance with, the requirements of Section 8.01(i) and only to the extent that any such Permitted Earn-Out Debt is paid in full within six months after the date upon which such Permitted Earn-Out Debt is determinable; and

         (o) Additional unsecured Indebtedness of the Borrower and its Domestic Subsidiaries not otherwise permitted pursuant to this Section 8.03 not exceeding (for the Borrower and all of its Domestic Subsidiaries) in aggregate principal amount at any one time outstanding (x) prior to the Intermediate Target Date, an amount equal to $5,000,000 and (y) on or after the Intermediate Target Date but prior to the Target Date, an amount equal to $7,500,000.

          8.04  Capital Expenditures.  (a)  Prior to the Target Date, the
                --------------------
Borrower will not, and will not permit any of its Subsidiaries to, incur Capital Expenditures except Capital Expenditures made in compliance with this Section
8.04. Subject to clauses (b), (c) and (d) below, during each period indicated below, Capital Expenditures shall be permitted to be made by the Borrower and its Subsidiaries in an aggregate amount for all such Persons not in excess of the corresponding amount set forth below opposite such period:

Period                                     Amount
- - - ------                                   -----------

    Effective Date through and           $43,000,000
    including the last day of
    the Fiscal Year ending 1994

    Fiscal Year ending 1995              $33,000,000

    Fiscal Year ending 1996              $33,000,000

    Each Fiscal Year ending in           $40,000,000
      1997, 1998 or 1999

    Fiscal Year commencing in 2000 to
      and including the
      Final Maturity Date                $50,000,000

          (b) Notwithstanding anything to the contrary contained in clause (a) above, the Borrower and its Subsidiaries may make additional Capital Expenditures in any period set forth in clause (a) above (except during the last such period) in an amount equal to 5% of the amount of Capital Expenditures permitted to be made by the Borrower and its Subsidiaries in the immediately succeeding period (without taking into account any increase in the amount permitted during such period as a result of this clause (b), or clause (c) or
(d) below); provided, however, that the amount of Capital Expenditures permitted
            --------  -------
to be made during such immediately succeeding period set forth in clause (a) above shall be reduced by an amount equal to the amount that the Borrower and its Subsidiaries expend to make additional Capital Expenditures pursuant to this clause (b) in the immediately preceding period.

          (c) Notwithstanding anything to the contrary contained in clause (a) above, to the extent Capital Expenditures made by the Borrower and its Subsidiaries in any period set forth in clause (a) above are less than the amount set forth for such period in clause (a) above (without taking into account any increase in the amount permitted during such period as a result of clause (b) above, or this clause (c) or clause (d) below but after giving effect to any reduction in the amount permitted during any such period as a result of clause (b) above), an amount equal to 100% of such difference may be carried forward and used by the Borrower and its Subsidiaries to make Capital Expenditures pursuant to clause (a) in the immediately succeeding fiscal year (or fiscal period) of the Borrower.

          (d) In addition to the Capital Expenditures permitted pursuant to preceding clauses (a), (b) and (c), the Borrower and its Subsidiaries may make additional Capital Expenditures as follows: (i) Capital Expenditures constituting Permitted Acquisitions (ii) Capital Expenditures consisting of the reinvestment of Net Cash Proceeds of Asset Sales and the reinvestment of Net Insurance Proceeds of Recovery Events, in each case pursuant to this clause (ii) to the extent permitted to be so reinvested pursuant to Section 4.02(A)(c) or
(h), as the case may be, and which proceeds are subject to a Reinvestment Notice with respect to which a Reinvestment Prepayment Date has not occurred at the time of such Capital Expenditure and (iii) Capital Expenditures in an amount not in excess of the amount of cash proceeds received by the Borrower constituting a reimbursement from any of its customers relating to Capital Expenditures previously made by the Borrower for the benefit of any such customer.

          8.05  Advances, Investments and Loans.  Prior to the Target Date, the
                -------------------------------
Borrower will not, and will not permit any of its Subsidiaries to, lend money or credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to any Person, except:

          (a)  the Transaction shall be permitted;

          (b) the Borrower and its Subsidiaries may invest in cash and Cash Equivalents, and Foreign Subsidiaries may invest in Permitted Foreign Investments;

          (c) the Borrower and its Subsidiaries may acquire and hold receivables owing to them, if created or acquired in its ordinary course of business and payable or dischargeable in accordance with its customary trade terms of the Borrower or such Subsidiary, as the case may be;

          (d) loans and advances to employees for moving and travel expenses and other similar expenses, in each case incurred in the ordinary course of business, shall be permitted;

          (e) Interest Rate Protection Agreements entered into in compliance with Section 8.03(c) shall be permitted;

          (f) the Borrower and its Subsidiaries may acquire and own investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising from ordinary business transactions;

          (g) the Borrower may make intercompany loans and advances to its Subsidiaries (other than to the Captive Insurance Subsidiary unless required by applicable law or required to fund its insurance operations), and any Subsidiary of the Borrower may make intercompany loans and advances to any other Subsidiary (other than to the Captive Insurance Subsidiary unless required by applicable law or required to fund its insurance operations) of the Borrower or the Borrower (collectively, "Intercompany Loans"), provided that (i) each such Intercompany Loan shall be evidenced
              --------
     by an Intercompany Note, (ii) each such Intercompany Note issued to the Borrower or a Subsidiary Guarantor shall be pledged to the Collateral Agent pursuant to the Pledge Agreement and (iii) each Intercompany Note evidencing an Intercompany Loan to the Borrower shall contain the subordination provisions contained in Exhibit K;

          (h) the Borrower and its Subsidiaries may acquire and hold the capital stock of Wholly-Owned Subsidiaries acquired, created or established in accordance with Section 8.15;

          (i)  Permitted Currency Agreements shall be permitted;

          (j)  Permitted Commodities Agreements shall be permitted;

          (k) the Borrower and its Subsidiaries may effect Permitted Acquisitions in accordance with the requirements of Section 8.01(i);

          (l) the Captive Insurance Subsidiary may invest in Permitted Captive Insurance Investments;

          (m) so long as (x) no Default or Event of Default then exists or would result therefrom and (y) any such investment is permitted at such time under the Senior Note Indenture, the Borrower and its Subsidiaries may make Joint Venture Investments in Permitted Joint Ventures, provided that
                                                                 --------
     the aggregate amount of all Joint Venture Investments at any one time outstanding shall not exceed $30,000,000 less the Joint Venture Letter of Credit Outstandings at such time;

          (n) the Borrower may continue to own and hold Permitted Existing Investments, provided that with respect to the Permitted Existing
                  --------
     Investments listed as Items 1 and 2 on Schedule X hereto, the Borrower may continue to hold such Permitted Existing Investments only so long as (x) at all times the Fixed Charge Coverage Ratio is equal to or better than the Performance Target for the then most recently ended Test Period, and (y) the stated market value (as set forth on the annual or quarterly statements furnished with respect to such Permitted Existing Investments to the Borrower and by the Borrower to the Banks pursuant to Section 7.01(h)(ii)) of such Permitted Existing Investment has not decreased by more than 20% from the stated market value thereof as of the Effective Date as set forth on Schedule X;

          (o) the Borrower may acquire and maintain investments in COLI Policies; and

          (p) the Borrower and its Subsidiaries may make additional advances, investments and loans not otherwise permitted pursuant to this Section 8.05 (other than advances, investments or loans (1) in or to any Permitted
     Joint Venture, (2) in or to the Captive Insurance Subsidiary or (3) of the type constituting a Permitted Existing Investment), so long as (i) the aggregate principal amount thereof at any time outstanding (determined without regard to any write-downs or write-offs thereof) shall not exceed
     (x) prior to the Intermediate Target Date, $5,000,000 and (y) on or after the Intermediate Target Date but prior to the Target

     Date, $7,500,000, and (ii) each such advance, investment or loan is made by the Borrower or such Subsidiary in or to a Person engaged in the type of business described in Section 8.08.

          8.06  Dividends, etc.  The Borrower will not, and will not permit any
                ---------------
Subsidiary to, declare or pay any dividends or return any capital to, its stockholders or authorize or make any other distribution, payment or delivery of property or cash to its stockholders as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for a consideration, any shares of any class of its capital stock now or hereafter outstanding (or any warrants for or options or stock appreciation rights in respect of any of such shares), or set aside any funds for any of the foregoing purposes and the Borrower will not, and will not permit any of its Subsidiaries to, purchase or otherwise acquire for consideration any shares of any class of the capital stock of the Borrower or any other Subsidiary, as the case may be, now or hereafter outstanding (or any warrants for or options or stock appreciation rights issued by such Person in respect of any such shares) (all of the foregoing "Dividends"), except that:

          (a) any Subsidiary of the Borrower or any Permitted Joint Venture may pay Dividends (x) to the Borrower or to any Wholly-Owned Subsidiary of the Borrower or (y) to any other investor in such Subsidiary or Permitted Joint Venture to the extent of such investor's proportionate ownership interest in such Subsidiary or Permitted Joint Venture;

          (b) so long as there shall exist no Default or Event of Default (both before and after giving effect thereto), (x) on or after the Initial Borrowing Date and prior to the first anniversary of the Initial Borrowing Date, the Borrower may effect Common Stock Repurchases pursuant to the Repurchase Program so long as the Borrower promptly retires any such shares of Common Stock so repurchased and (y) on or after the first anniversary of the Initial Borrowing Date and prior to the second anniversary of the Initial Borrowing Date, the Borrower may effect Common Stock Repurchases pursuant to the Repurchase Program so long as (A) at the time of any such Common Stock Repurchase pursuant to this clause (b)(y), the Fixed Charge Coverage Ratio is equal to or better than the Performance Target for the then most recently ended Test Period and (B) the

     Borrower promptly retires any such shares of Common Stock so repurchased;

          (c) the Borrower may pay cash Dividends in any fiscal quarter to the holders of Common Stock if and only if (w) no Default or Event of Default then exists or would result from the payment thereof, (x) the Fixed Charge Coverage Ratio for the period of the four fiscal quarters most recently ended (or, if shorter, the period beginning on April 1, 1994 and ending on the last day of a fiscal quarter ending thereafter), in each case taken as one accounting period, exceeds 1.1:1, (y) the aggregate amount of all cash Dividends paid pursuant to this clause (c) in any such fiscal quarter of the Borrower (including the anticipated Dividend to be made) will not exceed 25% of the Available Dividend Amount and (z) the aggregate amount of all cash Dividends paid pursuant to this clause (c) will not at any time exceed an amount equal to the Available Dividend Amount; and

          (d) so long as there shall exist no Default or Event of Default (both before and after giving effect to the payment thereof), the Borrower may repurchase or redeem stock appreciation rights issued by the Borrower to its directors, employees and officers pursuant to the Stock Option Plans.

          8.07  Transactions with Affiliates.  The Borrower will not, and will
                ----------------------------
not permit any of its Subsidiaries to, enter into any transaction or series of transactions, whether or not in the ordinary course of business, with any Affiliate other than on terms and conditions substantially as favorable (or more favorable) to, the Borrower or such Subsidiary as would be obtainable by, the Borrower or such Subsidiary at the time in a comparable arm's-length transaction with a Person other than an Affiliate, except the following shall not be prohibited: (i) the Transaction, (ii) Dividends permitted by Section 8.06, (iii) Intercompany Loans, (iv) each of the Borrower and any of its Wholly-Owned Subsidiaries may, in the ordinary course of its business, transfer inventory to or among each other, (v) each of the Borrower and any of its Subsidiaries may, in the ordinary course of its business, charge each other for services provided to the other, (vi) the Borrower may grant stock options, stock appreciation rights, restricted stock awards and phantom stock awards to its and its Subsidiaries' directors in the ordinary course of business, and (vii) the Borrower and its Subsidiaries may pay reasonable and customary fees to their directors who are not also officers or employees of the Borrower or any of its Subsidiaries.

          8.08  Changes in Business.  The Borrower will not, and will not permit
                -------------------
any of its Subsidiaries to, engage (directly or indirectly) in any business other than (i) the business in which it is engaged on the Effective Date, (ii) reasonable extensions thereof and (iii) any other manufacturing business, including, without limitation, the distribution and/or resale of manufactured products and other reasonable extensions of the manufacturing business.

          8.09  Fixed Charge Coverage Ratio.  The Borrower will not permit the
                ---------------------------
Fixed Charge Coverage Ratio for any Test Period ending at the end of any fiscal quarter set forth below to be less than the ratio set forth opposite such quarter below:


Fiscal Quarter Ending                       Ratio
- - - ---------------------                       -----
       June 30, 1994                        1.0:1
       September 30, 1994                   1.0:1
       December 31, 1994                    1.0:1
       March 31, 1995                       1.0:1
       June 30, 1995                        1.0:1
       September 30, 1995                   1.1:1
       December 31, 1995                    1.1:1
       March 31, 1996                       1.1:1
       June 30, 1996                        1.1:1
       September 30, 1996 and thereafter    1.2:1


          8.10  Leverage Ratio.  The Borrower will not permit the ratio of (i)
                --------------
Consolidated Indebtedness to (ii) Consolidated Capital Funds as of the last day of any quarter set forth below to be greater than the ratio set forth opposite such quarter below:

Fiscal Quarter Ending                       Ratio
- - - ---------------------                      -------
       June 30, 1994                       0.625:1
       September 30, 1994                  0.625:1
       December 31, 1994                   0.625:1
       March 31, 1995                      0.625:1
       June 30, 1995                       0.625:1
       September 30, 1995                  0.600:1
       December 31, 1995                   0.600:1
       March 31, 1996                      0.600:1
       June 30, 1996                       0.550:1
       September 30, 1996                  0.550:1
       December 31, 1996                   0.550:1
       March 31, 1997                      0.500:1
       June 30, 1997                       0.500:1
       September 30, 1997                  0.500:1
       December 31, 1997 and for
       each fiscal quarter thereafter      0.450:1

          8.11  Interest Coverage Ratio.  The Borrower will not permit the
                -----------------------
Interest Coverage Ratio for any Test Period ending at the end of any fiscal quarter set forth below to be less than the ratio set forth opposite such quarter below:


Fiscal Quarter Ending                   Ratio
- - - ---------------------                   ------
       June 30, 1994                    2.70:1
       September 30, 1994               3.0:1
       December 31, 1994                3.0:1
       March 31, 1995                   3.0:1
       June 30, 1995 and thereafter     3.5:1


          8.12  Limitation on Voluntary Payments and Modifications of
                -----------------------------------------------------
Indebtedness; Modification of Certificate of Incorporation.  The Borrower will
- - - ----------------------------------------------------------
not, and will not permit any of its Subsidiaries to: (i) make (or give any notice in respect of) any voluntary or optional payment or prepayment on or redemption (including pursuant to any change of control provision) of or acquisition for value of (including, without limitation, by way of depositing with the trustee with respect thereto money or securities before due for the purpose of paying when due), any Senior Notes or any Permitted Refinancing Debt, provided that after the fifth anniversary of the Initial Borrowing Date, the Senior Notes may be refinanced with Permitted Refinancing Debt and any Permitted Refinancing Debt may be refinanced with any other Permitted

Refinancing Debt, (ii) amend or modify, or permit the amendment or modification of, any provision of the Senior Note Documents, any Permitted Refinancing Debt or of any agreement (including, without limitation, any purchase agreement, indenture, loan agreement or security agreement) relating thereto, or (iii) amend, modify or change any provision of its Certificate of Incorporation (including, without limitation, by the filing or modification of any certificate of designation) or By-Laws, except for such amendments to the Certificate of Incorporation or By-Laws of the Borrower or any of its Subsidiaries which do not impose any monetary liabilities on the Borrower or any of its Subsidiaries, as the case may be, or grant any put or similar rights to any Person and do not otherwise adversely affect any Bank in its capacity as such.

          8.13  Limitations on Issuance of Capital Stock.  (a)  The Borrower
                ----------------------------------------
will not permit any of its Subsidiaries to directly or indirectly issue, sell, assign, pledge or otherwise encumber or dispose of any shares of its capital stock or other equity securities (or warrants, rights or options to acquire shares or other equity securities) except (i) pursuant to the Security Documents, (ii) to qualify directors to the extent required by applicable law,
(iii) in connection with a Permitted Joint Venture to the extent otherwise per-mitted by the terms of this Agreement or (iv) to the Borrower or a Wholly-Owned Subsidiary of the Borrower, and then only if such stock or other equity securities are delivered to the Collateral Agent and pledged pursuant to the Pledge Agreement.

          (b) The Borrower will not issue any shares of its capital stock or other equity securities (or warrants, rights or options to acquire shares or other equity securities) except: (i) to qualify directors if required by applicable law; (ii) issuances of rights or options to purchase shares of Common Stock to directors, officers and employees of the Borrower pursuant to the Stock Option Plans and issuances of rights to purchase shares of Common Stock to shareholders of the Borrower pursuant to the Rights Agreement, in each case so long as no Event of Default will exist under Section 9.10 as a result thereof; and (iii) shares of Common Stock where, after giving effect to such issuance, no Event of Default will exist under Section 9.10 and immediately after such issuance the Borrower complies with Section 4.02(A)(e).

          8.14  Limitation on Restrictions Affecting Subsidiaries.  The
                -------------------------------------------------
Borrower will not, and will not permit any Subsidiary to, directly, or indirectly, create or otherwise cause or suffer to exist any encumbrance or restriction which prohibits or limits the ability of the Borrower or any Subsidiary to (a) pay dividends or make other distributions or pay any Indebtedness owed to any Credit Party or any Subsidiary thereof, (b) make loans or advances to any Credit Party or any Subsidiary thereof, (c) transfer any of its properties or assets to any Credit Party or any Subsidiary thereof or (d) create, incur, assume or suffer to exist any lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than encumbrances and restrictions arising under (i) applicable law, (ii) this Agreement and the other Credit Documents, (iii) to the extent restricting the disposition of any property serving as security therefor, any agreement relating to Indebtedness permitted pursuant to Section 8.03(b) secured by Liens permitted pursuant to Section 8.02(h), (iv) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of any Credit Party or any of its Subsidiaries, (v) customary restrictions on dispositions of real property interests found in reciprocal easement agreements of any Credit Party or any of its Subsidiaries or
(vi) the documents or instruments governing the terms of any Permitted Foreign Subsidiary WC Debt permitted to be incurred pursuant to Section 8.03(h) to the extent restricting the payment of dividends or other cash distributions by a Foreign Subsidiary to the Borrower or any other Subsidiary of the Borrower.

          8.15  Limitation on the Creation of Subsidiaries.  Notwithstanding
                ------------------------------------------
anything to the contrary contained in this Agreement, the Borrower will not, and will not permit any Subsidiary to, establish, create or acquire after the Effective Date any Material Subsidiary, except the Borrower or any of its Subsidiaries may create, establish or acquire (x) Permitted Joint Ventures in accordance with Section 8.05 and the definition thereof and (y) a new Material Subsidiary of the Borrower which is a Wholly-Owned Subsidiary of the Borrower provided, that (i) at least 15 Business Days' prior written notice thereof is given to the Administrative Agent and the Banks, (ii) 100% of the capital stock of such new Material Subsidiary is pledged pursuant to the Pledge Agreement (65% in the case of a new Material Subsidiary that is a first-tier Foreign Subsidiary, 0% in the case of second or lower tier Foreign Subsidiaries) and the certificates representing such stock, together with stock powers duly executed in blank, are delivered to the Collateral Agent, (iii) such new Material Subsidiary (to the extent it is a Domestic Subsidiary) executes a counterpart of the Subsidiary Guaranty, the Pledge Agreement and the Security Agreement, and
(iv) to the extent requested by the Administrative Agent or the Required Banks, such new Material Subsidiary takes all actions required pursuant to Section 7.11. In addition, each new Material Subsidiary shall execute and deliver, or cause to be executed and delivered, all other relevant documentation of the type described in Section 5 as such new Material Subsidiary would have had to deliver if such new Material Subsidiary were a Credit Party on the Initial Borrowing Date.

          SECTION 9.  Events of Default.  Upon the occurrence of any of the
                      -----------------
following specified events (each an "Event of Default"):

          9.01  Payments.  The Borrower shall (i) default in the payment when
                --------
due of any principal of the Loans or any Unpaid Drawing or (ii) default, and such default shall continue for three or more Business Days, in the payment when due of any interest on the Loans or Unpaid Drawings or any Fees or any other amounts owing hereunder or under any other Credit Document; or

          9.02  Representations, etc.  Any representation, warranty or statement
                ---------------------
made by any Credit Party herein or in any other Credit Document or in any certificate delivered or required to be delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

          9.03  Covenants.  The Borrower shall (a) default in the due
                ---------
performance or observance by it of any term, covenant or agreement contained in Sections 7.01(e)(x), 7.08, 7.09, 7.11, 7.15, 7.16 or 8 (other than Sections
8.05, 8.07 or 8.14), or (b) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in Section 9.01, 9.02 or clause (a) of this Section 9.03) contained in this Agreement and such default shall continue unremedied for a period of at least 30 days after notice to the defaulting party by the Administrative Agent or any Bank; or

          9.04  Default Under Other Agreements.  (a)  The Borrower or any of its
                ------------------------------
Subsidiaries (collectively, the "Designated Parties") shall (i) default in any payment in respect of any Indebtedness (other than the Obligations) beyond the period of grace, if any, provided by the instrument or agreement governing such Indebtedness or (ii) default in the observance or performance of any agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating
thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, any such Indebtedness to become due prior to its stated maturity; or (b) any such Indebtedness (other than the Obligations) of any Designated Party shall be declared to be due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof, provided that it shall not constitute an Event of
                         --------
Default pursuant to clause (a) or (b) of this Section 9.04 unless the outstanding principal amount of any one issue of such Indebtedness exceeds $3,000,000 or the aggregate amount of all such Indebtedness referred to in clauses (a) and (b) above exceeds $6,000,000 at any one time; or

          9.05  Bankruptcy, etc.  Any Designated Party shall commence a
                ----------------
voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy", as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against any Designated Party and the petition is not controverted within 10 Business Days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of any Designated Party; or any Designated Party commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to any Designated Party; or there is commenced against any Designated Party any such proceeding which remains undismissed for a period of 60 days; or any Designated Party is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or any Designated Party suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or any Designated Party makes a general assignment for the benefit of creditors; or any Designated Party admits in writing its inability to pay its debts generally as they become due; or any corporate action is taken by any Designated Party for the purpose of effecting any of the foregoing; or

          9.06  ERISA.  (a)  Any Plan shall fail to satisfy the minimum funding
                -----
standard required for any plan year or part thereof or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code, any Plan shall have had or is likely to have a trustee appointed to administer such Plan, any Plan is, shall have been or is likely to be terminated or to be the subject of termination proceedings under ERISA, any Plan shall have an Unfunded Current Liability, a contribution required to be made to a Plan or a Foreign Pension Plan has not been timely made, any Designated Party or any ERISA Affiliate has incurred or is likely to incur a liability to or on account of a Plan under
Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of
ERISA or Section 401(a)(29), 4971 or 4975 of the Code, or any Designated Party or any ERISA Affiliate has incurred or is likely to incur liabilities pursuant to one or more employee welfare benefit plans (as defined in Section 3(1) of ERISA) that provide benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or employee pension benefit plans (as defined in Section 3(2) of ERISA); (b) there shall result from any event or events described in clause (a) of this Section 9.06, the imposition of a lien, the granting of a security interest, or a liability or a material risk of incurring a liability; and (c) which lien, security interest or liability referred to in clause (b) of this Section 9.06, in the opinion of the Required Banks, could reasonably be expected to have a Material Adverse Effect; or

          9.07  Security Documents.  At any time after the execution and
                ------------------
delivery thereof, any of the Security Documents shall cease to be in full force and effect, or shall cease to give the Collateral Agent for the benefit of the Secured Creditors the Liens, rights, powers and privileges purported to be created thereby (including, without limitation, a perfected security interest in, and Lien on, all of the Collateral), in favor of the Collateral Agent, superior to and prior to the rights of all third Persons (except as permitted by Section 8.02), and subject to no other Liens (except as permitted by Section 8.02), or any Credit Party shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any of the Security Documents and such default shall continue beyond any cure or grace period specifically applicable thereto pursuant to the terms of such Security Document; or

          9.08  Subsidiary Guaranty.  The Subsidiary Guaranty or any provision
                -------------------
thereof shall cease to be in full force and effect, or any Subsidiary Guarantor thereunder or any Person acting on behalf of such Subsidiary Guarantor shall deny or disaffirm such Subsidiary Guarantor's obligations under the

Subsidiary Guaranty or any Subsidiary Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to the Subsidiary Guaranty; or

          9.09  Judgments.  One or more judgments or decrees shall be entered
                ---------
against the Borrower and/or any of its Subsidiaries involving a liability (not paid or fully covered by a reputable and solvent insurance company) of $5,000,000 or more for all such judgments and decrees, and all such judgments or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within 30 days from the entry thereof; or

          9.10  Change of Control.  A Change of Control shall have occurred;
                -----------------

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent shall, upon the written request of the Required Banks, by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of the Administrative Agent, any Co-Agent or any Bank or the holder of any Note to enforce its claims against any Credit Party, except as otherwise specifically provided for in this Agreement (provided that, if an Event of Default specified
                                --------
in Section 9.05 shall occur with respect to the Borrower, the result which would occur upon the giving of written notice by the Administrative Agent as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice): (i) declare the Total Commitment terminated, whereupon the Commitment of each Bank shall forthwith terminate immediately and any Commitment Commission shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and any accrued interest in respect of all Loans and all obligations owing hereunder (including Unpaid Drawings) to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Credit Party; (iii) enforce, as Collateral Agent (or direct the Collateral Agent to enforce) any or all of the Liens and security interests created pursuant to the Security Documents; (iv) terminate any Letter of Credit which may be terminated in accordance with its terms; and (v) direct the Borrower to pay (and the Borrower hereby agrees upon receipt of such notice, or upon the occurrence of any Event of Default specified in Section 9.05, it will pay) to the Administrative Agent at the Payment Office such additional amounts of cash, to be held as security for the Borrower's reimbursement obligations in respect of Letters of Credit then outstanding equal to the aggregate Stated Amount of all Letters of Credit then outstanding.

          SECTION 10.  Definitions.  As used herein, the following terms shall
                       -----------
have the meanings herein specified unless the context otherwise requires. Defined terms in this Agreement shall include in the singular number the plural and in the plural the singular:

          "Additional Security Documents" shall have the meaning set forth in
Section 7.11.

          "Adjusted Consolidated Current Assets" shall mean, as of any date, the accounts receivable plus inventory of the Borrower and its Subsidiaries as of such date.

          "Adjusted Consolidated Net Worth" shall mean, as at any date of determination, without duplication, the sum of (i) Consolidated Net Worth at such date, (ii) the after tax amount of the Borrower's resizing, restructuring and other unusual charges recorded for 1993 and the extraordinary charge in the first fiscal quarter of fiscal year 1994 in connection with the early retirement of the Existing Debt, which amount shall in no event exceed $48,000,000 and
(iii) the aggregate amount spent by the Borrower in respect of all Common Stock Repurchases made on and after the Effective Date up to and including such date of determination.

          "Adjusted Consolidated Current Liabilities" shall mean, as of any date, the accounts payable of the Borrower and its Subsidiaries as of such date.

          "Adjusted Working Investment" shall mean Consolidated Current Assets minus Consolidated Current Liabilities.

          "Administrative Agent" shall have the meaning provided in the first paragraph of this Agreement and shall include any successor to the Administrative Agent appointed pursuant to Section 11.09.

          "Affected Company" shall mean with respect to any Reinvestment Event arising from the receipt of Net Insurance Proceeds from a Recovery Event, the Borrower or the Subsidiary of the Borrower which owned the assets which are the subject of such Recovery Event.

          "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling (including, but not limited to, all directors of such Person), controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power (i) to vote 5% or more of the securities having ordinary voting power for the election of directors of such corporation or (ii) to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise. For purposes of Section 8.07 of this Agreement, so long as American Securities Corporation has any representatives on the Board of Directors of the Borrower or any of its Subsidiaries, American Securities Corporation shall be deemed to be an Affiliate of the Borrower to the extent not otherwise meeting the criteria set forth above in the definition of "Affiliate."

          "Agreement" shall mean this Credit Agreement, as the same may be from time to time modified, amended and/or supplemented.

          "Aggregate Unutilized Commitment" with respect to any Bank at any time shall mean the sum of (x) such Bank's Revolving Commitment at such time less the sum of (i) the aggregate outstanding principal amount of all Revolving Loans made by such Bank and (ii) such Bank's Percentage of the Letter of Credit Outstandings at such time plus (y) prior to the Term Loan Availability Termination Date (or such earlier date as of which the Total Term Loan Commitment has been terminated), such Bank's Term Loan Commitment at such time.

          "AMETEK Hong Kong" shall mean AMETEK Hong Kong, a corporation organized and existing under the laws of Hong Kong.

          "Anticipated Reinvestment Amount" shall mean, with respect to any Reinvestment Event, the amount specified in the Reinvestment Notice with respect thereto as the amount of the respective Net Cash Proceeds, Pension Plan Refund or Net Insurance Proceeds, as the case may be, that the Borrower or such Subsidiary of the Borrower intends to use to restore, purchase, construct or otherwise acquire Reinvestment Assets or to fund a replacement Plan pursuant to
Section 4980 of the Code, as the case may be.

          "Applicable Base Rate Margin" shall mean, at any time during the relevant Category Period set forth below and with respect to any type of Base Rate Loans, the margin set forth below opposite such relevant Category Period for the relevant type of Base Rate Loans; provided, however, that notwithstanding anything to the contrary contained
- - - --------  -------
herein, until the first anniversary of the Initial Borrowing Date, the Applicable Base Rate Margin shall mean (x) 1.00% for Term Loans and (y) 0.75% for Revolving Loans:

     I.  Term Loans:
         ----------
                                           Applicable Base
          Category Period                    Rate Margin
          ---------------                  ---------------

          Category A Period                       0%

          Category B Period                    0.25%

          Category C Period                    0.50%

          Category D Period                    0.75%

          Category E Period                    1.00%

          Category F Period                    1.25%


     II.  Revolving Loans:
          ---------------
                                           Applicable Base
          Category Period                    Rate Margin
          ---------------                  ---------------

          Category A Period                       0%

          Category B Period                       0%

          Category C Period                    0.25%

          Category D Period                    0.50%

          Category E Period                    0.75%

          Category F Period                    1.00%

          "Applicable Credit Rating" shall mean the lowest rating level (a rating level being, e.g. each of BBB-, BBB and BBB+, in the case of S&P) assigned by each of the Rating Agencies to any of the senior long term unsecured debt issues of the Borrower. A rating, whether public or private, by a Rating Agency shall be deemed to be in effect on the date of announcement or publication by such Rating Agency of such rating or, in the absence of such announcement or publica-tion, on the effective date of such rating and will remain in effect until the date of announcement or publication of any change in such rating or, in the absence of such announcement or publication, the effective date of any such change. In the event the standards for one or more rating levels of a Rating Agency are revised, or such ratings are designated differently (such as by changing letter designations to numerical designations) and such Rating Agency does not state at the time of the designation what the equivalent ratings are, then the references herein to such rating level or levels shall be changed to the revised or redesignated rating for which the standards are closest to the standards at the date hereof for the rating which has been revised or rede-signated, all as determined by the Required Banks in good faith.

          "Applicable Eurodollar Margin" shall mean, at any time during the relevant Category Period set forth below and with respect to any type of Eurodollar Loans, the margin set forth below opposite such relevant Category Period for the relevant type of Eurodollar Loans; provided, however that
                                                  --------  -------
notwithstanding anything to the contrary contained herein, until the first day after the anniversary of the Initial Borrowing Date, the Applicable Eurodollar Margin shall mean (x) 2.00% for Term Loans and (y) 1.75% for Revolving Loans:

     I.  Term Loans:
         ----------
                                           Applicable
                                           Eurodollar
          Category Period                    Margin
          ---------------                  ----------

          Category A Period                 1.00%

          Category B Period                 1.25%

          Category C Period                 1.50%

          Category D Period                 1.75%

          Category E Period                 2.00%

          Category F Period                 2.25%

     II. Revolving Loans:
         ---------------
                                           Applicable
                                           Eurodollar
          Category Period                    Margin
          ---------------                  ----------

          Category A Period                 0.75%

          Category B Period                 1.00%

          Category C Period                 1.25%

          Category D Period                 1.50%

          Category E Period                 1.75%

          Category F Period                 2.00%

          "Approved Alternate Currency" shall mean, with respect to any Trade Letter of Credit, Canadian Dollars, British Pounds Sterling, Italian Lira, German Deutsche Marks, Swiss Francs, French Francs, Belgian Francs, Dutch Guilders, Spanish Pesetas and Japanese Yen, and any other currency other than Dollars which is approved by the Letter of Credit Issuer in respect of such Trade Letter of Credit and the Administrative Agent prior to the issuance of such Trade Letter of Credit.

          "Approved Bank" shall have the meaning set forth in the definition of Cash Equivalents.

          "Asset Sale" shall mean any sale, transfer or other disposition by the Borrower or any of its Subsidiaries to any Person other than the Borrower or any Wholly-Owned Subsidiary of the Borrower of any asset (including, without limitation, any capital stock or other securities of another Person, but excluding any sale, transfer or other disposition by the Borrower or any of its Subsidiaries of its capital stock or any other securities issued by it) of the Borrower or such Subsidiary (other than (w) Joint Venture Investments made pursuant to Section 8.05(m), (x) sales of investments held pursuant to Section 8.05(b), (d), (e), (g), (i), (j), (l) or (o), (y) any sale, transfer or disposition of inventory and/or excess, worn, outmoded or obsolete equipment in the ordinary course of business of the Borrower or such Subsidiary and (z) any other sale, transfer or disposition of assets generating Net Cash Proceeds from such transaction in an amount which, when added to the Net Cash Proceeds of all other Asset Sales consummated pursuant to this clause (z), does not exceed $1,000,000).

          "Assignment Agreement" shall have the meaning provided in Section 12.04(b).

          "Authorized Officer" shall mean, with respect to any Person, the Chairman of the Board, the President, the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer, any executive vice president, any senior vice president, any group vice president, any vice president, treasurer or secretary of such Person.

          "Available Dividend Amount" shall mean $10,000,000, provided that such amount shall be (i) increased (x) on the date of any payments under Section 4.02(A)(f) by the Remaining Excess Cash Amount for the relevant Excess Cash Flow Period and (y) on the date of any payment under Section 4.02(A)(e), by an amount equal to 25% of the Net Equity Issuance Proceeds giving rise to such prepayment and (ii) decreased by the amount of any Dividends paid pursuant to Section 8.06(c).

          "Bank" shall have the meaning provided in the first paragraph of this Agreement, and shall include any Person which becomes a Bank party to this Agreement in accordance with Section 12.04(b).

          "Bank Default" shall mean (i) the refusal (which has not been retracted) of a Bank to make available its portion of any Borrowing or to fund its portion of any unreimbursed payment under Section 2.02(c) or (ii) a Bank having notified the Administrative Agent and/or the Borrower that it does not intend to comply with the obligations under Section 1.01(a) or (b) or under
Section 2.02(c), in the case of either clause (i) or (ii) above as a result of the appointment of a receiver or conservator with respect to such Bank at the direction or request of any regulatory agency or authority.

          "Bankruptcy Code" shall have the meaning provided in Section 9.05.

          "Base Rate" shall mean the higher of (i) the Federal Funds Rate plus 1/2 of 1%, or (ii) the Prime Lending Rate.

          "Base Rate Loan" shall mean each Loan bearing interest at the rates provided in Section 1.08(a).

          "Borrower" shall have the meaning provided in the first paragraph of the Agreement.

          "Borrowing" shall mean the incurrence pursuant to a single Facility of one Type of Loan by the Borrower from all of the Banks having Commitments with respect to such Facility on a pro rata basis on a given date (or resulting from
                              --- ----
conversions on a given date), having in the case of Eurodollar Loans the same Interest Period, provided that Base Rate Loans incurred pursuant to Section
                 --------
1.10(b) shall be considered part of any related Borrowing of Eurodollar Loans.

          "Borrowing Base" shall mean, as at any date of which the amount thereof is being determined, an amount equal to the sum of (i) 85% of Eligible Receivables and (ii) 50% of Eligible Inventory, each as determined from the Borrowing Base Certificate most recently delivered pursuant to Section 7.01(i); provided, however, that if at any time the sum of the net amount of
         -----------------
the Foreign Subsidiary Receivables and the Foreign Subsidiary Inventory included in calculating the Borrowing Base (without giving effect to this proviso) (such sum, the "Foreign BB Component") would exceed 33-1/3% of the Borrowing Base (without giving effect to this proviso), then the Foreign BB Component (and, accordingly, the Borrowing Base) shall be reduced by an amount such that after giving effect to such reduction the Foreign BB Component shall equal 33-1/3% of the Borrowing Base.

          "Borrowing Base Certificate" shall have the meaning provided in
Section 7.01(i).

          "Broome County Facility" shall mean the manufacturing facility established by the Borrower in the town of Union, Broome County, New York.

          "Broome County Loan Documents" shall mean all documents, instruments and agreements entered into by the Borrower in connection with its loan from the New York State Urban Development Corporation under the Expansion, Retention and Attraction Assistance Program in connection with the establishment by the Borrower of the Broome County Facility.

          "Business Day" shall mean (i) for all purposes other than as covered by clause (ii) below, any day excluding Saturday, Sunday and any day which shall be in the City of New York a legal holiday or a day on which banking institu-tions are authorized by law or other governmental actions to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in Dollar deposits in the London interbank Eurodollar market.

          "Capital Expenditures" shall mean, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities, including Capitalized Lease Obligations but, in any event, excluding interest capitalized in accordance with GAAP), by the Borrower and its Subsidiaries during that period that, in conformity with GAAP, are or are required to be included in the property, plant or equipment reflected in the consolidated balance sheet of the Borrower and its Subsidiaries.

          "Capital Lease," as applied to any Person, shall mean any lease of any property (whether real, personal or mixed) by that Person as lessee which, in conformity with GAAP, is accounted for as a capital lease on the consolidated balance sheet of that Person.

          "Capitalized Lease Obligations" shall mean all obligations under Capital Leases of the Borrower and its Subsidiaries in each case taken at the amount thereof accounted for as liabilities in accordance with GAAP.

          "Captive Insurance Subsidiary" shall mean AMETEK (Bermuda) Ltd., a corporation organized and existing under the laws of Bermuda.

          "Cash Collateral Account" shall have the meaning provided in Section 4.02(A)(a).

          "Cash Equivalents" shall mean (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United
                         --------
States of America is pledged in support thereof) having maturities of not more than five years from the date of acquisition, (ii) Dollar denominated time deposits, certificates of deposit and bankers acceptances of (x) any Bank that is a commercial bank having capital and surplus in excess of $500,000,000 or (y) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such Bank or bank, an "Approved Bank"), in each case with maturities of not more than six months from the date of acquisition, (iii) commercial paper issued by any Approved Bank or by the parent company of any Approved Bank and commercial paper issued by, or guaranteed by, any industrial or financial company with a short-term commercial paper rating of at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's, or guaranteed by any industrial company with a long term unsecured debt rating of at least A or A2, or the equivalent of each thereof, from S&P or Moody's, as the case may be, and in each case maturing within one year after the date of acquisition, (iv) any fund or funds investing solely in investments of the type described in clauses (i) through (iii) above, (v) shares of money market or mutual or similar funds having assets in excess of $100,000,000 investing solely in debt securities with maturities of less than one year and (vi) debt securities with a rating of at least A or A2, or the equivalent of each thereof, from S&P or Moody's, as the case may be, of public companies which (x) are freely tradeable without restriction on a stock exchange or through a nationally recognized automated quotation system, (y) are purchased and held as current assets and not for investment and (z) have a maturity of not more than five years from the issuance thereof.

          "Cash Proceeds" shall mean, with respect to any sale, lease, transfer or other disposition of assets, the aggregate cash payments in connection therewith (including any cash received by way of deferred payment pursuant to a note receivable issued in connection therewith, other than the portion of such deferred payment constituting interest, and including any amounts received under any noncompete or similar agreement or as disbursement or withdrawals from any escrow or similar account established in connection with any such sale, lease, transfer or other disposition, but, in each such case, only as and when so received).

          "Category A Period" shall mean any period during which at all times the Credit Rating is A- or above (to the extent that the Credit Rating at the time of determination is the Applicable Credit Rating assigned by S&P) or A3 or above (to the extent that the Credit Rating at the time of determination is the Applicable Credit Rating assigned by Moody's).

          "Category B Period" shall mean any period during which at all times the Credit Rating is BBB+ (to the extent that the Credit Rating at the time of determination is the Applicable Credit Rating assigned by S&P) or Baa1 (to the extent that the Credit Rating at the time of determination is the Applicable Credit Rating assigned by Moody's).

          "Category C Period" shall mean any period during which at all times the Credit Rating is BBB- or above but lower than BBB+ (to the extent that the Credit Rating at the time of determination is the Applicable Credit Rating assigned by S&P) or Baa3 or above but lower than Baa1 (to the extent that the Credit Rating at the time of determination is the Applicable Credit Rating assigned by Moody's).

          "Category D Period" shall mean any period during which at all times the Credit Rating is BB+ (to the extent that the Credit Rating at the time of determination is the Applicable Credit Rating assigned by S&P) or Ba1 (to the extent that the Credit Rating at the time of determination is the Applicable Credit Rating assigned by Moody's).

          "Category E Period" shall mean any period during which at all times the Credit Rating is BB- or above but lower than BB+ (to the extent that the Credit Rating at the time of determination is the Applicable Credit Rating assigned by S&P) or Ba3 or above but lower than Ba1 (to the extent that the Credit Rating at the time of determination is the Applicable Credit Rating assigned by Moody's).

          "Category F Period" shall mean any period when there exists no Category A Period, Category B Period, Category C Period, Category D Period or Category E Period, including, without limitation, because no Credit Rating has been assigned by either Rating Agency.

          "Category Period" shall mean any of Category A Period, Category B Period, Category C Period, Category D Period, Category E Period or Category F Period, as applicable.

          "CERCLA" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended from time to time, 42 U.S.C. (Section) 9601 et seq.
               -- ----

          "Change of Control" shall mean (i) any "change of control" or similar event shall occur under any Senior Note Document or any other agreements governing or evidencing Indebtedness of the Borrower or any of its Subsidiaries (including, without limitation, Permitted Refinancing Debt, if any) or (ii) any Person or group (as such term is defined in Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") shall have acquired, directly or indirectly, beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) of 35% or more of the outstanding Voting Stock of the Borrower.

          "Chase" shall mean The Chase Manhattan Bank, N.A., and any successor corporation thereto by merger, consolidation or otherwise.

          "Co-Agent" shall have the meaning provided in the first paragraph of this Agreement.

          "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to the Code are to the Code, as in effect at the date of this

Agreement and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

          "COLI Policy" shall mean a corporate owned life insurance policy held by the Borrower with respect to certain of its employees.

          "Collateral" shall mean all of the Collateral as defined in each of the Security Documents.

          "Collateral Agent" shall mean Chase acting as collateral agent for the Secured Creditors under the Security Documents.

          "Collective Bargaining Agreement" shall have the meaning provided in
Section 5.01(m).

          "Commitment" shall mean, with respect to each Bank, such Bank's Term Loan Commitment and/or Revolving Commitment.

          "Commitment Commission" shall have the meaning provided in Section 3.01(a).

          "Commodities Agreement" shall mean any forward contract, futures contract, commodity price swap, option contract or similar agreement or arrangement, in each case intended to protect the Persons entering into same from fluctuations in the price of, or shortage of supply of, products or other materials utilized in the businesses permitted by Section 8.08.

          "Common Stock" shall mean the Common Stock, par value $1.00 per share, of the Borrower.

          "Common Stock Repurchase" shall mean, collectively, the repurchase of Common Stock by the Borrower pursuant to the Repurchase Program.

          "Common Stock Repurchase Documents" shall mean each of the documents relating to the consummation of the Common Stock Repurchase (other than trade confirmations and similar documents).

          "Consolidated Cash Interest Expense" shall mean, for any period, Consolidated Interest Expense for such period but only to the extent such Consolidated Interest Expense is payable in cash for such period.

          "Consolidated Capital Funds" shall mean, as at any date of determination, the sum of (i) Consolidated Indebtedness outstanding on such date and (ii) Adjusted Consolidated Net Worth at such date.

          "Consolidated EBIT" shall mean, for any period, (A) the sum of, without duplication, the amounts for such period of (i) the net income (or loss) of the Borrower and its Subsidiaries, (ii) provisions for taxes based on income, (iii) Consolidated Interest Expense, and (iv) the amount of any increase in the Borrower's LIFO reserve (exclusive of any portion thereof attributable to sales of assets) during such period (and minus any decrease in the Borrower's LIFO reserve (exclusive of any portion thereof attributable to sales of assets) during such period) less (B) the amount for such period of gains on sales of
                    ----
assets (excluding sales in the ordinary course of business other than sales of equipment) and other extraordinary gains, in each case, to the extent included in determining net income (or loss) for such period, all as determined on a consolidated basis for the Borrower and its Subsidiaries.

          "Consolidated EBITDA" shall mean, for any period, the sum (without duplication) of the amounts for such period of (i) Consolidated EBIT, (ii) depreciation expense, (iii) amortization expense and (iv) other non-cash charges (excluding any non-cash charges recorded in connection with any restructuring of the Borrower or any of its Subsidiaries other than the non-cash restructuring charges recorded on or prior to March 31, 1994 in contemplation of the Transaction), in the case of each of clauses (ii)-(iv) above to the extent deducted in determining Consolidated EBIT for such period, all as determined on a consolidated basis for the Borrower and its Subsidiaries.

          "Consolidated Fixed Charges" shall mean, for any period, the sum, without duplication, of the amounts for such period of (i) Consolidated Cash Interest Expense, (ii) the payment of all cash income taxes, (iii) Capital Expenditures paid in cash (other than additional Capital Expenditures made during such period utilizing the amounts available under Sections 8.04(d)(ii) and (iii)) and (iv) the scheduled principal amount of all amortization payments on all Indebtedness other than payments (1) on the Revolving Credit Facility as a result of the occurrence of the Revolving Credit Facility Maturity Date and
(2) the principal portion of rentals under Capitalized Lease Obligations; all as determined on a consolidated basis for the Borrower and its Subsidiaries.

          "Consolidated Indebtedness" shall mean all Indebtedness of the Borrower and its Subsidiaries required to be accounted for as debt in accordance with GAAP, determined on a consolidated basis, other than Indebtedness evidenced by Intercompany Notes.

          "Consolidated Interest Expense" shall mean, for any period, total interest expense (including that attributable to Capital Leases in accordance with GAAP) of the Borrower and its Subsidiaries determined on a consolidated basis with respect to all outstanding Indebtedness of the Borrower and its Subsidiaries, including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs (i.e., costs minus benefits) under Interest
                                    ----
Rate Protection Agreements, but excluding, however, amortization of deferred financing costs to the extent included in total interest expense, all as determined on a consolidated basis, in each case net of the total interest income (excluding non-cash interest income on investments issued with original issue discount) of the Borrower and its Subsidiaries for such period, determined on a consolidated basis.

          "Consolidated Net Worth" shall mean, as at any date of determination, the stockholders' equity of the Borrower (after deducting treasury stock) as determined in accordance with GAAP and as would be reflected on a consolidated balance sheet of the Borrower prepared as of such date.

          "Contingent Obligations" shall mean as to any Person (i) any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or in-directly, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof and (ii) any Interest Rate Protection Agreement, Currency Agreement and Commodities Agreement; provided, however, that the
           --------  -------
term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

          "Credit Documents" shall mean this Agreement, the Notes, the Security Documents and the Subsidiary Guaranty.

          "Credit Event" shall mean the making of a Loan or the issuance of a Letter of Credit.

          "Credit Party" shall mean each of the Borrower and each Subsidiary Guarantor.

          "Credit Rating" shall mean (i) the Applicable Credit Rating assigned by each Rating Agency, if such Applicable Credit Ratings are the same or (ii) if the Applicable Credit Ratings assigned by the Rating Agencies differ, the lower of the Applicable Credit Ratings assigned by the Rating Agencies.

          "Currency Agreement" shall mean any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement designed to protect the Persons entering into same against fluctuations in currency values.

          "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

          "Deferred Repayment Amount" shall mean, with respect to any Reinvestment Event, the aggregate amount that (i) would have been applied to repay the Loans pursuant to Section 4.02(A)(c), (g) or (h) had not the Borrower delivered a Reinvestment Notice and (ii) is not so applied to repay the Loans as a result of being designated as an Anticipated Reinvestment Amount in such Reinvestment Notice so delivered.

          "Designated Parties shall have the meaning provided in Section 9.04.

          "Dividends" shall have the meaning provided in Section 8.06.

          "Documents" shall mean the Credit Documents and the Transaction Documents.

          "Dollars" and the sign "$" shall mean freely transferable lawful money of the United States of America.

          "Domestic Subsidiary" shall mean each Subsidiary of the Borrower incorporated or organized in the United States or any state or territory thereof (other than AMETEK (FSC) Inc.).

          "Effective Date" shall have the meaning provided in Section 12.10.

          "Eligible Assignee" shall have the meaning provided in Section
12.04(b).

          "Eligible Inventory" shall mean (i) the gross dollar value (determined on a last in-first out basis) of the inventory of the Borrower and its Subsidiaries, plus the amount, if positive, by which the gross dollar value of
              ----
the inventory of the Borrower and its Subsidiaries as determined on a first in-first out basis exceeds the gross dollar value of such inventory determined on a last in-first out basis, less (ii) an amount equal to 50% of the gross dollar
                         ----
value (determined on a last in-first out basis or a first in-first out basis, as the case may be, which basis is consistent with the practices of the Borrower and its Foreign Subsidiaries prior to the Effective Date) of the inventory of the Foreign Subsidiaries of the Borrower.

          "Eligible Receivables" shall mean the total face amount of the receivables of the Borrower and its Subsidiaries less (a) the sum of (i)
                                                  ----
without duplication, (x) any returns, discounts, claims, credit and allowances of any nature (whether issued, owing, granted or outstanding) and (y) reserves for any other matter affecting the creditworthiness of account debtors owing the receivables, (ii) an amount equal to 50% of the otherwise Eligible Receivables of the Borrower and its Domestic Subsidiaries with account debtors outside of the United States (such receivables, "Foreign Account Debtor Receivables") and (iii) an amount equal to 50% of the otherwise Eligible Receivables of the Foreign Subsidiaries of the Borrower (such receivables, "Foreign Subsidiary Receivables") plus (b) an amount equal to 100% of the face
                                  ----
amount of Foreign Account Debtor Receivables and Foreign Subsidiary Receivables to the extent supported by a letter of credit in favor of the Borrower or its respective Subsidiary issued by an Approved Bank, provided that in no
                                                  --------
event shall the sum of (1) the amount of Foreign Account Debtor Receivables and Foreign Subsidiary Receivables which are not subtracted pursuant to clauses
(a)(ii) and (iii) above plus (2) the amount of Foreign Account Debtor Receivables and Foreign Subsidiary Receivables added pursuant to clause (b) above, exceed 100% of the Foreign Account Debtor Receivables and Foreign Subsidiary Receivables at such time.

          "Employment Agreements" shall have the meaning provided in Section 5.01(m).

          "Environmental Claims" shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereafter, "Claims"), including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials arising from alleged injury or threat of injury to health, safety or the environment.

          "Environmental Law" shall mean any applicable Federal, state, foreign or local statute, law, rule, regulation, ordinance, code, guideline, written policy and rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or Hazardous Materials, including, without limitation, CERCLA; RCRA; the Federal Water Pollution Control Act, as amended, 33 U.S.C. (Section) 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C.
                         -- ----
(Section) 7401 et seq.; the Clean Air Act, 42 U.S.C. (Section) 7401 et seq.;
               -- ----                                              -- ----
the Safe Drinking Water Act, 42 U.S.C. (Section) 3808 et seq.; the Oil
                                                      -- ----
Pollution Act of 1990, 33 U.S.C. (Section) 2701 et seq.; the Emergency Planning
                                                -- ----
and the Community Right-to-Know Act of 1986, 42 U.S.C. (Section) 11001 et seq.,
                                                                       -- ----
the Hazardous Material Transportation Act, 49 U.S.C. (Section) 1801 et seq.;
                                                                    -- ----
the Occupational Safety and Health Act, 29 U.S.C. (Section) 651 et seq.; and
                                                                -- ----
any applicable state and local or foreign counterparts or equivalents.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

          "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) which together with the Borrower or any Subsidiary of the Borrower would be deemed to be a "single employer" within the meaning of Section 414(b),
(c), (m) or (o) of the Code.

          "Eurodollar Loans" shall mean each Loan bearing interest at the rates provided in Section 1.08(b).

          "Eurodollar Rate" shall mean with respect to each Interest Period for a Eurodollar Loan, the rate determined by the Administrative Agent to be the arithmetic mean (rounded to the nearest 1/100 of 1%) of the offered quotation to first-class banks in the London interbank Eurodollar market by each Reference Bank for Dollar deposits of amounts in same day funds comparable to the outstanding principal amount of the Eurodollar Loan of such Reference Bank for which an interest rate is then being determined with maturities comparable to the Interest Period to be applicable to such Eurodollar Loan, determined as of 10:00 A.M. (London time) on the date which is two Business Days prior to the commencement of such Interest Period, provided that if one or more of the
                                      --------
Reference Banks fail to provide the Administrative Agent with its aforesaid rate, then the Eurodollar Rate shall be determined based on the rate or rates provided to the Administrative Agent by the other Reference Bank or Banks.

          "Event of Default" shall have the meaning provided in Section 9.

          "Excess Cash Flow" shall mean, for any Excess Cash Flow Period, the remainder of (A) the sum of (i) Consolidated EBITDA for such period and (ii) the decrease, if any, in Adjusted Working Investment from the first day to the last day of such period, minus (B) the sum of (i) the amount of Consolidated Interest Expense for such period, (ii) the increase, if any, in Adjusted Working Investment from the first day to the last day of such period, (iii) without duplication, the amount of all taxes paid or payable in respect of such period,
(iv) the amount of all cash Capital Expenditures for such period (other than (1) Capital Expen-ditures made and financed with Indebtedness and (2) additional Capital Expenditures made during such period utilizing the amounts available under
Section 8.04(d)), (v) without duplication of clause (iv) above, the amount of cash expended during such period in respect of Permitted Acquisitions, except to the extent financed with Indebtedness, (vi) all Third Party Debt Repayments made during such period, except prepayments of the principal amount of Term Loans made pursuant to Sections 4.02(A)(c), (d), (e), (f), (g), (h) and/or (i) (to the extent the source of the repayment was not included in Consolidated EBITDA for such period) and (vii) non-cash charges added back in a previous period pursuant to the definition of Consolidated EBITDA to the extent any such charge has become a cash item in the current period.

          "Excess Cash Flow Period" shall mean (i) the period commencing on April 1, 1994 and ending on the last day of the Borrower's fiscal year ending December 31, 1994 and (ii) each subsequent fiscal year of the Borrower.

          "Existing Bank Facility" shall mean the Amended and Restated Revolving Credit Agreement, dated as of July 1, 1991, among the Borrower, various lenders and Chemical Bank, as agent, as the same has been amended, modified or supplemented to the Initial Borrowing Date.

          "Existing Debt" shall mean the Existing Term Debt and the Existing Bank Facility.

          "Existing Debt Refinancing Documents" shall mean each of the documents and agreements entered into in connection with the Refinancing and in connection with the release of all guaranties and security with respect to the Refinancing and any consents required in connection therewith.

          "Existing Letters of Credit" shall have the meaning set forth in
Section 2.01.

          "Existing Term Debt" shall mean and include each of (i) the Note Purchase Agreements, dated as of September 1, 1989 in connection with the issuance of the Borrower's $75,000,000 aggregate principal amount of 9.35% Senior Notes due September 15, 2004, (ii) the Note Purchase Agreements dated as of September 1, 1986 in connection with the issuance of the Borrower's $120,000,000 aggregate principal amount of 8.95% Senior Notes due September 15, 2001 and (iii) the Note Purchase Agreement dated as of July 15, 1992 in connection with the issuance of the Borrower's $3,600,000 aggregate principal amount of 8.05% Senior Secured Notes due July 15, 2004.

          "Expiration Date" shall mean March 31, 1994.

          "Facility" shall mean any of the two Facilities established under this Agreement, i.e., the Term Loan Facility and the Revolving Credit Facility.
           ----

          "Federal Funds Rate" shall mean for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent.

          "Fees" shall mean all amounts payable pursuant to, or referred to in,
Section 3.01.

          "Final Maturity Date" shall mean the seventh anniversary of the Initial Borrowing Date.

          "Fixed Charge Coverage Ratio" for any period shall mean the ratio of
(i) Consolidated EBITDA for such period to (ii) Consolidated Fixed Charges for such period.

          "Foreign BB Component" shall have the meaning set forth in the definition of Borrowing Base.

          "Foreign Pension Plan" means any plan, fund (including, without limitation, any superannuation fund) or other similar program established or maintained outside the United States of America by the Borrower or any one or more of its Subsidiaries primarily for the benefit of employees of the Borrower or any such Subsidiary residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.

          "Foreign Subsidiary Guaranty" shall have the meaning provided in
Section 7.16.

          "Foreign Subsidiary Inventory" shall mean the Eligible Inventory of the Foreign Subsidiaries of the Borrower.

          "Foreign Subsidiary Receivables" shall have the meaning provided in the definition of Eligible Receivables.

          "Foreign Subsidiaries" shall mean each Subsidiary of the Borrower which is not a Domestic Subsidiary.

         "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect on the date of this Agreement; it being understood and agreed that determinations in accordance with GAAP for purposes of Sections 4.02 and 8, including defined terms as used therein, are subject (to the extent provided therein) to Section 12.07(a).

          "Hazardous Materials" means (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is friable, urea formaldehyde foam insulation, transformers or other equipment that contained or contains, electric fluid containing levels of polychlorinated biphenyls, and radon gas;
(b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous waste," "hazardous materials," "extremely hazardous waste," "restricted hazardous waste," "toxic substances," "toxic pollutants," "contaminants," or "pollutants," or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any Environmental Law.

          "Indebtedness" of any Person shall mean without duplication (i) all indebtedness of such Person for borrowed money, (ii) the deferred purchase price of assets or services payable to sellers thereof or any of such seller's assignees which in accordance with GAAP would be shown on the liability side of the balance sheet of such Person, (iii) the Stated Amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder, (iv) all Indebtedness of a second Person secured by any Lien on any property owned by such first Person, whether or not such indebtedness has been assumed, (v) all Capitalized Lease Obligations of such Person, (vi) all obligations of such Person to pay a specified purchase price for goods or services whether or not delivered or accepted, i.e., take-or-pay
                                                            ----
and similar obligations, and (vii) all Contingent Obligations of such Person,

provided that Indebtedness shall not include trade payables and accrued
- - - --------
expenses, in each case arising in the ordinary course of business.

          "Initial Borrowing Date" shall mean a date, which shall in any event occur not later than the Expiration Date, upon which the initial Borrowing of Loans occurs.

          "Insurance Proceeds" shall mean, with respect to any Recovery Event, the aggregate cash payments received by the Borrower or any of its Subsidiaries in respect of such

Recovery Event (including any cash payments received in respect of any condemnation award or the exercise of any power of eminent domain).

          "Intercompany Loan" shall have the meaning provided in Section
8.05(g).

          "Intercompany Notes" shall mean promissory notes, in the form of Exhibit J, evidencing Intercompany Loans.

          "Interest Coverage Ratio" for any period shall mean the ratio of (i) Consolidated EBITDA less the amount of all Capital Expenditures (other than additional Capital Expenditures made during such period utilizing the amounts available under Sections 8.04(d)(ii) and (iii)) made by the Borrower or any of its Subsidiaries, in each case for such period to (ii) Consolidated Cash Interest Expense for such period.

          "Interest Period", with respect to any Eurodollar Loan, shall mean the interest period applicable thereto, as determined pursuant to Section 1.09.

          "Interest Rate Protection Agreement" shall mean any interest rate swap agreement, any interest rate cap agreement, any interest rate collar agreement or any other similar agreement or arrangement designed to hedge the risks for a Person with respect to, or otherwise manage, interest rates.

          "Intermediate Target Date" shall mean the first date upon which both
(i) a Category C Period exists and (ii) no Default or Event of Default exists.

          "Joint Venture Investments" shall mean any investment, capital contribution, advance, loan, or guaranty, or any other investment by the Borrower or any of its Subsidiaries in a joint venture related to any business permitted by Section 8.08.

          "Joint Venture Letter of Credit Outstandings" shall mean at any time the aggregate amount of Letter of Credit Outstandings at such time in respect of Letters of Credit issued on behalf of any Permitted Joint Venture.

          "L/C Fee" shall have the meaning provided in Section 3.01(b).

          "L/C Facing Fee" shall have the meaning provided in Section 3.01(c).

          "Leasehold" of any Person means all of the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

          "Letter of Credit" shall have the meaning provided in Section 2.01(a).

          "Letter of Credit Issuer" shall mean (A) with respect to each Existing Letter of Credit, PNC, and (B) with respect to all other Letters of Credit, (x) PNC and (y) with the consent of the Administrative Agent and the Borrower, any other Bank, to the extent such Bank agrees, in its sole discretion, to become a Letter of Credit Issuer for the purpose of issuing Letters of Credit pursuant to
Section 2.

          "Letter of Credit Outstandings" shall mean, at any time, the sum of, without duplication, (i) the aggregate Stated Amount of all outstanding Letters of Credit and (ii) the aggregate amount of all Unpaid Drawings in respect of all Letters of Credit; provided, however, that for purposes of Sections 1.01(b),
                   --------  -------
2.01(c)(i), 4.02(A)(a) and (j), and 4.02(B)(a), and the definitions of "Joint Venture Letter of Credit Outstandings" and "Total Unutilized Revolving Commit-ment," in determining the Letter of Credit Outstandings, the Stated Amount of any outstanding Trade Letter of Credit denominated in an Approved Alternate Currency shall be deemed to be an amount equal to 120% of the maximum available amount to be drawn under such Trade Letter of Credit (regardless of whether any conditions for drawing could then be met).

          "Letter of Credit Request" shall have the meaning provided in Section 2.03(a).

          "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any similar recording or notice statute or any lease in the nature thereof).

          "Loan" shall mean each and every Loan made by any Bank hereunder, including Term Loans and Revolving Loans.

          "Management Agreements" shall have the meaning provided in Section 5.01(m).

          "Margin Stock" shall have the meaning provided in Regulation U.

          "Material Adverse Effect" shall mean a material adverse effect on the business, operations, properties, assets, liabilities or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole.

          "Material Subsidiary" shall mean any Domestic Subsidiary having gross assets with a fair market value (reasonably determined by senior management of the Borrower in good faith) of at least $3,000,000 and/or Consolidated EBITDA for the last four fiscal quarters of at least $750,000 (for purposes of this definition Consolidated EBITDA shall be calculated for such Subsidiary on a stand-alone basis notwithstanding anything to the contrary contained in the definition thereof or in any other definition used in the calculation thereof);

provided, however, that in any event the term Material Subsidiary shall include
- - - --------  -------
any Domestic Subsidiary which constitutes a "Significant Subsidiary" under and as defined in the Senior Note Indenture regardless of whether the above conditions are satisfied.

          "Maturity Date" shall mean either the Final Maturity Date or the Revolving Credit Facility Maturity Date, as appropriate.

          "Maximum Potential Liability" with respect to any Permitted Earn-Out Debt shall mean, as at any date of determination, an amount equal to the sum of
(i) the amount of all cash theretofore paid in respect of such Permitted Earn-Out Debt plus (ii) the maximum potential liability in respect of such Permitted
         ----
Earn-Out Debt at such time.

          "Minimum Assignment Amount" shall mean, with respect to any assignment by any Bank of its Loans or Commitments hereunder an amount equal to $5,000,000, which is not required to be divided pro rata among the Loans or
                                                --- ----
Commitments held by such Bank.

          "Minimum Borrowing Amount" shall mean (i) for Base Rate Loans, $2,500,000, and (ii) for Eurodollar Loans, $5,000,000.

          "Moody's" shall mean Moody's Investors Services, Inc.

          "Mortgage" shall have the meaning provided in Section 5.01(j).

          "Mortgage Policies" shall have the meaning provided in Section
5.01(j).

          "Mortgaged Properties" shall mean and include (i) all Real Properties owned or leased by the Borrower or any of its Subsidiaries, to the extent designated as such on Schedule II hereto and (ii) each Real Property subjected to a mortgage in favor of the Collateral Agent for the benefit of the Secured Creditors pursuant to Section 7.11.

          "Multiemployer Plan" shall have the meaning provided in Section
6.14(a).

          "Net Cash Proceeds" shall mean, with respect to any Asset Sale, the Cash Proceeds resulting therefrom net of (a) cash expenses of sale (including, without limitation, payment of principal, premium and interest on Indebtedness and other liabilities other than the Loans) and (b) taxes paid or payable as a result thereof over and above the taxes which would otherwise have been payable in the absence of such Asset Sale.

          "Net Debt Issuance Proceeds" shall mean the cash proceeds (net of underwriting discounts and commissions, if any and other reasonable costs associated therewith) received from the incurrence of Indebtedness.

          "Net Equity Issuance Proceeds" shall mean the cash proceeds (net of underwriting discounts and commissions and other reasonable costs associated therewith) received from the sale of equity.

          "Net Insurance Proceeds" shall mean the Insurance Proceeds received by the Borrower and/or its Subsidiaries with respect to any Recovery Event net of reasonable costs and expenses associated therewith (including payment of principal, premium and interest of Indebtedness other than the Loans, required to be, and which is, repaid under the terms thereof as a result of such Recovery Event).

          "Note" shall mean each Term Note and Revolving Note.

          "Notice of Borrowing" shall have the meaning provided in Section 1.03(a).

          "Notice of Conversion" shall have the meaning provided in Section
1.06.

          "Notice Office" shall mean the office of the Administrative Agent at One Chase Manhattan Plaza, New York, New York, or such other office as the Administrative Agent may designate in writing to the Borrower and the Banks from time to time.

          "Notice of Prepayment" shall have the meaning set forth in Section
4.01.

          "Obligations" shall mean all amounts, direct or indirect, contingent or absolute, of every type or description, and at any time existing, owing to the Administrative Agent, the Collateral Agent or any Bank pursuant to the terms of this Agreement or any other Credit Document.

          "Participating Bank" shall have the meaning set forth in Section 2.02.

          "Payment Office" shall mean the office of the Administrative Agent at One Chase Manhattan Plaza, New York, New York or such other office as the Administrative Agent may designate in writing to the Borrower and the Banks from time to time.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

          "Pension Plan Refund" shall mean any cash payments (net of reasonable costs associated therewith, including income, excise and other taxes payable thereon) received by the Borrower and/or any of its Subsidiaries from any return of any surplus assets from any single Plan (other than any such refund the cash payment received with respect to which, when added to the cash payments received from all other such refunds from any such Plan in the same fiscal year as such refund, does not exceed $400,000).

          "Percentage" shall mean at any time for each Bank, the percentage obtained by dividing such Bank's Revolving Commitment by the Total Revolving Commitment, provided that if the Total Revolving Commitment has been terminated,
            --------
the Percentage of each Bank shall be determined by dividing such Bank's Revolving Commitment immediately prior to such termination by the Total Revolving Commitment immediately prior to such termination.

          "Performance Target" shall mean a ratio of 1.25:1.

          "Permits" shall have the meaning provided in Section 7.05(a).

          "Permitted Acquisition" shall have the meaning set forth in Section 8.01(i).

          "Permitted Acquisition Amount" shall mean at any time an amount which initially shall be $25,000,000 and which shall be decreased by the sum of (i)
                                                  ---------
the aggregate amount of cash theretofore expended for all Permitted Acquisitions, (ii) the aggregate face amount of all Indebtedness incurred in connection with all Permitted Acquisitions, (iii) the Maximum Potential Liability at such time of all Permitted Earn-Out Debt previously incurred in connection with all Permitted Acquisitions and (iv) prior to the Intermediate Target Date, the aggregate fair market value (determined as of the date of issuance in good faith by senior management of the Borrower) of Common Stock issued as consideration in connection with all Permitted Acquisitions.

          "Permitted Captive Insurance Investments" shall mean any investments currently held by the Captive Insurance Subsidiary and any other investment made by the Captive Insurance Subsidiary in compliance with the applicable laws and regulations governing the Captive Insurance Subsidiary in its capacity as a captive insurance entity.

          "Permitted Commodities Agreement" shall mean any Commodities Agreement entered into in the ordinary course of business by the Borrower and/or any of its Subsidiaries and not for speculative purposes, to the extent consistent with the practices of the Borrower and its Subsidiaries prior to the Effective Date.

          "Permitted Currency Agreement" shall mean any Currency Agreement entered into in the ordinary course of business by the Borrower or any Subsidiary of the Borrower and not for speculative purposes, to the extent consistent with the practices of the Borrower and its Subsidiaries prior to the Effective Date.

          "Permitted Earn-Out Debt" shall mean Indebtedness of the Borrower or any of its Subsidiaries incurred in connection with a Permitted Acquisition and in accordance with Section 8.01(i), which Indebtedness is not secured by any assets of the Borrower or any of its Subsidiaries (including, without limitation, the assets so acquired) and is only payable by the Borrower and its Subsidiaries in the event certain future performance goals are achieved with respect to the assets acquired; provided that, such Indebtedness shall only
                                --------
constitute Permitted Earn-Out Debt to the extent the terms of such Indebtedness expressly limit the maximum potential liability of the Borrower and its Subsidiaries with respect thereto and all such other terms shall be in form and substance reasonably satisfactory to the Administrative Agent.

          "Permitted Encumbrances" shall mean, with respect to any Mortgaged Property, such exceptions to title as are set forth in the title insurance policy or title commitment delivered with respect thereto, all of which exceptions must be acceptable to the Administrative Agent in its reasonable discretion.

          "Permitted Existing Indebtedness" shall have the meaning provided in
Section 6.20.

          "Permitted Existing Indebtedness Agreements" shall have the meaning provided in Section 5.01(m).

          "Permitted Existing Investments" shall mean the investments held by the Borrower and its Subsidiaries as of the Effective Date and listed on
Schedule X hereto, but only to the respective date, if any, set forth on such
Schedule X for the liquidation of any such Permitted Existing Investment.

          "Permitted Foreign Investments" shall mean, with respect to any Foreign Subsidiary, (i) government obligations of the country of such Foreign Subsidiary's organization, in each case with maturities of not greater than one year and (ii) investments by such Foreign Subsidiary in banks or other financial institutions that are not otherwise provided for in the definition of Cash Equivalents to the extent necessitated by commercial trade requirements or due to a lack of approved bank investment alternatives as individually approved by a Senior Financial Officer of the Borrower, in each case, with maturities of less than six months.

          "Permitted Foreign Subsidiary WC Debt" shall mean Indebtedness of a Foreign Subsidiary the proceeds of which are used to finance working capital requirements of such Foreign Subsidiary, provided that (A) no such Indebtedness
                                         --------
shall be guaranteed by the Borrower or any of its Subsidiaries (other than other Foreign Subsidiaries), (B) any such Indebtedness shall be non-recourse to the Borrower and its Subsidiaries (other than other Foreign Subsidiaries) and
(C) no Permitted Foreign Subsidiary WC Debt may be incurred or assumed which contains any provision in the documents governing or evidencing the same which, in the reasonable opinion of the Administrative Agent, would permit a default or event of default to occur under such Permitted Foreign Subsidiary WC Debt based upon the occurrence of a Default or Event of Default under this Agreement unless any such Event of Default has resulted in an acceleration under this Agreement. It is understood and agreed that the aggregate Dollar amount of Permitted Foreign Subsidiary WC Debt outstanding at any time shall be determined at the spot exchange rate for the currency in question at such time of determination. The incurrence of Permitted Foreign Subsidiary WC Debt shall be deemed to be a representation and warranty by the Borrower that all conditions thereto have been satisfied and that same is permitted in accordance with the terms of this Agreement, which representation and warranty shall be deemed to be a representation and warranty for all purposes hereunder, including, without limitation, Sections 5.02 and 9.

          "Permitted Joint Venture" shall mean any Person engaged in business of the type described in Section 8.08 of which the Borrower shall own, directly or indirectly, 50% or more, but less than 100%, of the equity and voting interests and another Person (or group of Persons which acts together in relation to such Permitted Joint Venture) owns the remaining equity and voting interests.

          "Permitted Liens" shall have the meaning provided in Section 8.02(d).

          "Permitted Materials" shall have the meaning provided in Section 6.17(b).

          "Permitted Refinancing Debt" shall mean Indebtedness incurred by the Borrower, the proceeds of which are used to refinance the Senior Notes or previously issued Permitted Refinancing Debt, so long as (i) at the time of incurrence thereof (both before and after giving effect thereto) no Default or Event of Default then exists, (ii) the aggregate principal amount of such Permitted Refinancing Debt does not exceed the aggregate principal amount of Senior Notes or Permitted Refinancing Debt then outstanding, (iii) the interest rate on such Permitted Refinancing Debt is no greater than the interest rate on the Senior Notes or the Permitted Refinancing Debt so refinanced, (iv) the final maturity of such Permitted Refinancing Debt is no earlier than the final maturity of the Senior Notes or the Permitted Refinancing Debt so refinanced,
(v) there shall be no scheduled amortization payments on the Permitted Refinancing Debt prior to March 31, 2004 (vi) no payment or make-whole premium or any other similar fee is paid in connection with the refinancing of the Senior Notes or the Permitted

Refinancing Debt so refinanced except the payment of a premium, if any, up to the amount set forth in the Senior Note Documents as in effect on the Effective Date, (vii) no such Permitted Refinancing Debt shall be issued prior to the fifth anniversary of the Initial Borrowing Date, (viii) concurrently with the issuance thereof, all proceeds thereof shall be deposited with the trustee for the payment of all or a portion of the Senior Notes or the Permitted Refinancing Debt so refinanced and (ix) all of the documents evidencing or governing the terms of such Permitted Refinancing Debt are delivered to the Banks prior to the incurrence of the Permitted Refinancing Debt and all of the other terms and conditions thereof, including the covenants, amortization schedules, interest rate, redemption provisions, maturity, defaults and remedies are in form and substance satisfactory to, and approved in writing by, the Administrative Agent and the Required Banks.

          "Person" shall mean any individual, partnership, joint venture, firm, corporation, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

          "Plan" shall mean any multiemployer or single-employer plan as defined in Section 4001 of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of), any Credit Party or any of its Subsidiaries or any ERISA Affiliate, and each such plan for the five-year period immediately following the latest date on which any Credit Party or any such Subsidiary or any ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

          "Pledge Agreement" shall have the meaning provided in Section 5.01(g).

          "Pledged Securities" shall mean the Pledged Securities as defined in the Pledge Agreement.

          "PNC" shall mean PNC Bank, National Association, and any successor corporation thereto by merger, consolidation or otherwise.

          "Press Release" shall mean that certain press release issued by the Borrower on November 17, 1993 announcing the Transaction and certain other matters set forth therein.

          "Prime Lending Rate" shall mean the rate which Chase announces from time to time as its prime lending rate, the Prime Lending Rate to change when and as such prime lending rate changes. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Chase may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

          "Projections" shall have the meaning provided in Section 6.11(e).

          "Rating Agencies" shall mean each of S&P and Moody's.

          "RCRA" shall mean the Resource Conservation and Recovery Act, as amended, 42 U.S.C. (Section) 6901 et seq.
                                  -- ----

          "Real Property" of any Person shall mean all of the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.

          "Recovery Event" shall mean the receipt by the Borrower or any of its Subsidiaries of any Insurance Proceeds payable by reason of theft, physical destruction or damage or any other similar event (including as a result of any condemnation proceeding or the exercise of the power of eminent domain) with respect to any properties or assets of the Borrower or any of its Subsidiaries.

          "Reference Banks" shall mean each of Chase and PNC.

          "Refinancing" shall mean (i) the refinancing by the Borrower of, and the termination by the Borrower of all commitments under, the Existing Bank Facility, (ii) the repurchase, retirement, defeasance or redemption of each issue of the Existing Term Debt, (iii) the payment of all loans, accrued interest, premiums, fees, commissions, expenses and other amounts owing in connection with the repayments described in clauses (i) and (ii) and the release of any guaranties or security in connection therewith and (iv) the termination of all commitments to have additional letters of credit issued under that certain letter agreement, dated as of May 21, 1993, among PNC, the Borrower and AMETEK-Bermuda Ltd., as amended to the Effective Date, the termination of all obligations of the Borrower thereunder and all Existing Letters of Credit becoming Letters of Credit issued hereunder pursuant to Section 2.01(b) hereof.

          "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

          "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

          "Reinvestment Assets" shall mean, with respect to any Asset Sale or the receipt of any Net Insurance Proceeds from a Recovery Event, assets to be employed in, and/or the capital stock of any Person engaged in, the types of businesses permitted in Section 8.08.

          "Reinvestment Event" shall mean the consummation of any Asset Sale, the receipt of any Pension Plan Refund or the receipt of any Net Insurance Proceeds from a Recovery Event, in each case to the extent the Borrower has delivered, in connection therewith, a Reinvestment Notice as permitted by
Section 4.02(A)(c), (g) or (h), as the case may be.

          "Reinvestment Notice" shall mean a written notice signed by an Authorized Officer of the Borrower stating that the Borrower, in good faith, intends and expects to use (directly or through its Subsidiaries) (i) within a period of not in excess of 12 months all or a specified portion of the Net Cash Proceeds of an Asset Sale or the Net Insurance Proceeds of a Recovery Event, as the case may be, to restore, purchase, construct or otherwise acquire Reinvestment Assets or (ii) within a period of not in excess of 24 months all or a specified portion of any Pension Plan Refund to fund a replacement Plan in accordance with Section 4980 of the Code.

          "Reinvestment Prepayment Amount" shall mean with respect to any Reinvestment Event, the Deferred Repayment Amount relating thereto less, (x) in connection with any Asset Sale or the receipt of any Net Insurance Proceeds any amount expended by the Affected Company prior to the Reinvestment Prepayment Date applicable thereto, in furtherance of the restoration, purchase, construction or other acquisition of Reinvestment Assets or (y) in connection with the receipt of any Pension Plan Refund, any amount expended by the Affected Company prior to the Reinvestment Prepayment Date applicable thereto, in funding a replacement Plan in accordance with Section 4980 of the Code, provided,
                                                                --------
however, in calculating the Reinvestment Prepayment Amount in accordance with
- - - -------
this clause (y), any such amount expended and deducted from the Reinvestment Prepayment Amount in connection with any Reinvestment Event shall not be deducted in calculating the Reinvestment Prepayment Amount in connection with any other Reinvestment Event.

          "Reinvestment Prepayment Date" shall mean, with respect to any Reinvestment Event, the earliest of (i) the date, if any, upon which the Administrative Agent, on behalf of the Required Banks, shall have delivered a written termination notice to the Borrower, provided that such notice may only
                                            --------
be given while an Event of Default exists, (ii) the date occurring (x) 12 months after such Reinvestment Event to the extent resulting from an Asset Sale or the receipt of Net Insurance Proceeds or (y) 24 months after such Reinvestment Event to the extent resulting from the receipt of any Pension Plan Refund and (iii) the date on which the Affected Company shall have determined not to, or shall have otherwise ceased to, (x) proceed with the restoration, purchase, construction or other acquisition of Reinvestment Assets in connection with such Reinvestment Event to the extent resulting from an Asset Sale or the receipt of Net Insurance Proceeds or (y) proceed with the funding of a replacement Plan in accordance with Section 4980 of the Code in connection with such Reinvestment Event to the extent resulting from the receipt of a Pension Plan Refund.

          "Release" shall mean disposing, discharging, injecting, spilling, leaking, leaching, dumping, emitting, escaping, emptying, seeping, placing, releasing, pumping, injecting, depositing, dispersing, migrating and the like, into or upon land or water or air, or otherwise entering into the indoor or outdoor environment or into or out of any Real Property, including the movement of Hazardous Materials through or in the air, soil, surface water, ground water or property.

          "Remaining Excess Cash Amount" for any Excess Cash Flow Period shall mean an amount, if positive, equal to 25% of the Excess Cash Flow for such Excess Cash Flow Period.

          "Replaced Bank" shall have the meaning provided in Section 1.13.

          "Replacement Bank" shall have the meaning provided in Section 1.13.

          "Reportable Event" shall mean an event described in Section 4043(b) of ERISA with respect to a Plan as to which the 30-day notice requirement has not been waived by the PBGC.

          "Repurchase Program" shall mean the repurchase by the Borrower of shares of Common Stock pursuant to open market and/or privately negotiated purchases and/or a cash tender offer for aggregate consideration of up to $150,000,000, in all cases on or prior to the second anniversary of the Initial Borrowing Date and in accordance with the provisions of Section 8.06(b).

          "Required Appraisals" shall have the meaning provided in Section 7.11.

          "Required Banks" shall mean Banks whose outstanding Term Loans, Term Loan Commitments and Revolving Commitments (or, if after the Total Revolving Commitment has been terminated, outstanding Revolving Loans and an amount equal to their Percentages of Letter of Credit Outstandings, at such time) constitute at least a majority of the sum of (i) the total outstanding Term Loans, (ii) the Total Term Loan Commitment and (iii) the Total Revolving Commitment (or, if after the Total Revolving Commitment has been terminated, the total outstanding Revolving Loans and an amount equal to the aggregate Percentages of all Banks of Letter of Credit Outstandings at such time).

          "Revolving Commitment" shall mean, with respect to each Bank, the amount, if any, set forth opposite such Bank's name in Schedule I hereto directly below the column entitled "Revolving Commitment", as the same may be
(x) reduced from time to time pursuant to Section 3.02, 3.03 and/or 9 or (y) adjusted from time to time as a result of assignments to or from such Bank pursuant to Section 12.04.

          "Revolving Credit Facility" shall mean the Facility evidenced by the Total Revolving Commitment.

          "Revolving Credit Facility Maturity Date" shall mean the fifth anniversary of the Initial Borrowing Date.

          "Revolving Loan" shall have the meaning provided in Section 1.01(b).

          "Revolving Note" shall have the meaning provided in Section 1.05(a).

          "Rights Agreement" shall mean the Rights Agreement, dated as of July 26, 1989 between the Borrower and The Chase Manhattan Bank, N.A., as rights agent thereunder, as amended, modified or supplemented from time to time.

          "S&P" shall mean Standard & Poor's Corporation.

          "Scheduled Repayment" shall have the meaning provided in Section 4.02(A)(b).

          "SEC" shall mean the Securities and Exchange Commission or any successor thereto.

          "Secured Creditors" shall have the meaning provided in the Security Documents.

          "Security Agreement" shall have the meaning provided in Section
5.01(i).

          "Security Agreement Collateral" shall mean all "Collateral" as defined in the Security Agreements.

          "Security Agreements" shall mean each of (i) the Security Agreement, and (ii) any other security agreement executed by the Borrower or any of its Subsidiaries pursuant to Section 7.11.

          "Security Documents" shall mean each of the Security Agreements, the Pledge Agreement, the Mortgages, and after the execution and delivery thereof, each Additional Security Document.

          "Senior Financial Officer" of any Person shall mean the Chief Financial Officer and any other senior financial officer of such Person designated as such in writing to the Administrative Agent by the Chief Financial Officer of such Person.

          "Senior Note Documents" shall mean the Senior Notes, the Senior Note Indenture and all other documents and agreements entered into in connection therewith.

          "Senior Note Indenture" shall mean the Indenture, dated as of March 15, 1994, among the Borrower and Corestates Bank, N.A., as trustee, as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

          "Senior Notes" shall mean the $150,000,000 aggregate principal amount of the Borrower's Senior Notes due 2004, as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

          "Shareholders' Agreements" shall have the meaning provided in Section 5.01(m).

          "Standby Letter of Credit" shall have the meaning set forth in Section 2.01(a).

          "Stated Amount" of each letter of credit (including any Letter of Credit issued hereunder) shall mean the maximum available to be drawn thereunder (regardless of whether any conditions for drawing could then be met); provided,
                                                                      --------
however, for purposes of Sections 2.01(c)(i) and 2.01(c)(viii) the Stated Amount
- - - -------
of any Trade Letter of Credit denominated in an Approved Alternate Currency shall be an amount equal to 120% of the maximum available amount to be drawn thereunder (regardless of whether any conditions for drawing could then be met).

          "Stock Option Plans" shall mean the 1981 Employees' Non-Qualified Stock Option and Stock Appreciation Rights Plan of AMETEK, Inc., as amended; the 1983 Employees' Incentive Stock Option Plan of AMETEK, Inc., as amended; the 1987 Employees' Stock Incentive Plan of AMETEK, Inc., as amended; the 1991 Stock Incentive Plan of AMETEK, Inc., as amended; and any similar replacement or other plans which provide for stock options, restricted stock awards, stock appreciation rights, phantom stock awards and other similar options, awards and rights established by the Borrower after the Effective Date.

          "Subsidiary" of any Person shall mean and include (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries and (ii) any partnership, association, joint venture or other entity in which such Person directly or indirectly through Subsidiaries, has more than a 50% equity interest at the time. Unless otherwise expressly provided, all references herein to "Subsidiary" shall mean a Subsidiary of the Borrower.

          "Subsidiary Guarantor" shall mean each of (i) each Domestic Subsidiary of the Borrower existing on the Initial Borrowing Date and (ii) such other Subsidiaries of the Borrower that become a Subsidiary Guarantor by executing and delivering to the Administrative Agent, a counterpart of the Subsidiary Guaranty.

          "Subsidiary Guaranty" shall have the meaning provided in Section 5.01(h).

          "Syndication Date" shall mean the earlier of (x) the date which is 60 days after the Initial Borrowing Date and (y) the date upon which Chase, as Administrative Agent, determines in its sole discretion (and notifies the Borrower) that the primary syndication (and the resulting addition of institutions as Banks pursuant to Section 12.04) has been completed.

          "Target Date" shall mean the first date upon which both (i) a Category B Period exists and (ii) no Default or Event of Default exists.

          "Tax Sharing Agreements" shall have the meaning provided in Section 5.01(m).

          "Taxes" shall have the meaning provided in Section 4.04.

          "Term Loan" shall have the meaning provided in Section 1.01(a).

          "Term Loan Availability Termination Date" shall mean the date occurring 90 days after the Initial Borrowing Date.

          "Term Loan Commitment" shall mean, with respect to each Bank, the amount, if any, set forth opposite such Bank's name on Schedule I hereto directly below the column entitled "Term Loan Commitment" as the same may be (x) reduced or terminated pursuant to Section 3.02, 3.03 and/or 9 or (y) adjusted from time to time as a result of assignments to or from such Bank pursuant to
Section 12.04.

          "Term Loan Facility" shall mean the Facility evidenced by the Total Term Loan Commitment.

          "Term Note" shall have the meaning provided in Section 1.05(a).

          "Test Period" shall mean (i) for any determination made on or prior to the last day of the fiscal quarter ending on or about December 31, 1994, the period from April 1, 1994 to the last day of the fiscal quarter of the Borrower then last ended, provided that the first Test Period shall end on the last day of the
            --------
fiscal quarter ending on or about June 30, 1994, and (ii) for any determination made thereafter, the four consecutive fiscal quarters of the Borrower then last ended.

          "Third Party Debt Repayments" shall mean any repayment by the
Borrower or any Subsidiary of principal on Indebtedness of the Borrower or any Subsidiary, provided that Third Party Debt Repayments shall not include (i) any
            --------
repayment on the Revolving Loans except to the extent the Total Revolving Commitment has been permanently reduced in connection with such repayment, (ii) any repayment on any other revolving loans of the Borrower or any Subsidiary other than any such repayment at the final maturity thereof but then only to the extent such revolving loans have not been replaced or refinanced through a new loan or credit facility, (iii) any repayment financed through the incurrence of new Indebtedness (including all repayments of Indebtedness in connection with the Refinancing), (iv) any repayment of Indebtedness with proceeds of the sale of assets or issuance of equity and (v) any repayments of Capitalized Lease Obligations and/or other indebtedness, to the extent in each case described in this clause (v) deducted in computing Consolidated EBITDA for the applicable Excess Cash Flow Period.

          "Total Commitment" shall mean the sum of the Total Term Loan Commitment and Total Revolving Commitment.

          "Total Revolving Commitment" shall mean the sum of the Revolving Commitments of each of the Banks.

          "Total Term Loan Commitment" shall mean the sum of the Term Loan Commitments of each of the Banks.

          "Total Unutilized Revolving Commitment" shall mean, at any time, the excess, if any, of (i) the Total Revolving Commitment over (ii) the sum of (x) the outstanding principal amount of all Revolving Loans plus (y) the Letter of Credit Outstandings, in each case at such time.

          "Trade Letter of Credit" shall have the meaning set forth in Section 2.01(a).

          "Transaction" shall mean the consummation of the Refinancing and the Common Stock Repurchase, the issuance of the Senior Notes, and the incurrence of Loans and issuance of Letters of Credit, if any, on the Initial Borrowing Date.

          "Transaction Documents" shall mean the Existing Debt Refinancing Documents, the Common Stock Repurchase Documents (if any) when executed, the Senior Note Documents, and all other documents and instruments relating to or effecting the Transaction.

          "Type" shall mean any type of Loan determined with respect to the interest option applicable thereto, i.e., a Base Rate Loan or a Eurodollar Loan.
                                    ----

          "UCC" shall mean the Uniform Commercial Code.

          "Unfunded Current Liability" of any Plan shall mean the amount, if any, by which the actuarial present value of the accumulated plan benefits under the Plan as of the close of its most recent plan year, determined in accordance with Statement of Financial Accounting Standards No. 35, based upon the actuarial assumptions used by the Plan's actuary in the most recent annual valuation of the Plan, exceeds the fair market value of the assets allocable thereto, determined in accordance with Treasury Regulations Section 1.412(c)(2)- 1(c)(1).

          "Unpaid Drawing" shall have the meaning provided in Section 2.04(a).

          "Voting Stock" shall mean the shares of capital stock and any other securities of any Person entitled to vote generally for the election of directors of such Person or any other securities (including, without limitation, rights and options), convertible into, exchangeable into or exercisable for, any of the foregoing (whether or not presently exercisable, convertible or exchangeable).

          "Wholly-Owned Subsidiary" shall mean, as to any Person, (i) any corporation 100% of whose capital stock (other than director's qualifying shares) is at the time owned by such Person and/or one or more Wholly-Owned Sub-sidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% equity interest at such time. For purposes of this Agreement, AMETEK Hong Kong shall be deemed to be a Wholly-Owned Subsidiary of the Borrower so long as the Borrower owns, directly or indirectly, at least 98% of the outstanding capital stock and voting interests thereof.

          "Written" or "in writing" shall mean any form of written communication or a communication by means of telex, telecopier device, telegraph or cable.

          SECTION 11.  The Administrative Agent, Co-Agents, etc.
                       -----------------------------------------

          11.01  Appointment.  Each Bank hereby irrevocably designates and
                 -----------
appoints Chase as Administrative Agent (such term as used in this Section 11 to include Chase in its capacity as Collateral Agent), and each of Bank of Montreal, Corestates Bank, N.A. and PNC, as a Co-Agent, for such Bank to act as specified herein and in the other Credit Documents, and each such Bank hereby irrevocably authorizes Chase as the Administrative Agent, and Bank of Montreal, Corestates Bank, N.A. and PNC as Co-Agents, for such Bank, to take such action on its behalf under the provisions of this Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent or Co-Agents, as the case may be, by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto. The Administrative Agent and Co-Agents each agrees to act as such upon the express conditions contained in this
Section 11. Notwithstanding any provision to the contrary elsewhere in this Agreement, neither the Administrative Agent nor the Co-Agents shall have any duties or responsibilities, except those expressly set forth herein or in the other Credit Documents, or any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Administrative Agent or any Co-Agent. The provisions of this Section 11 are solely for the benefit of the Administrative Agent, the Co-Agents and the Banks, and neither the Borrower nor any of its Subsidiaries shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, the Administrative Agent and Co-Agents each shall act solely as agent of the Banks and the Administrative Agent and Co-Agents each does not assume and shall not be deemed to have assumed any obligation or relationship of agency or trust with or for the Borrower or any of its Subsidiaries.

          11.02  Delegation of Duties.  The Administrative Agent and Co-Agents
                 --------------------
each may execute any of its duties under this Agreement or any other Credit Document by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties.

The Administrative Agent and Co-Agents each shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care except to the extent otherwise required by Section 11.03.

          11.03  Exculpatory Provisions.  Neither the Administrative Agent nor
                 ----------------------
any Co-Agent, nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action law-fully taken or omitted to be taken by it or such Person under or in connection with this Agreement (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Banks for any recitals, statements, representations or warranties made by the Borrower or any of its Subsidiaries or any of their respective officers contained in this Agreement, any other Credit Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent and/or any Co-Agent under or in connection with, this Agreement or any other Credit Document or for any failure of the Borrower or any of its Subsidiaries or any of their respective officers to perform its obligations hereunder or thereunder. Neither the Administrative Agent nor any Co-Agent, shall be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Borrower or any of its Subsidiaries. Neither the Administrative Agent nor any Co-Agent shall be responsible to any Bank for the effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any Credit Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by the Administrative Agent and/or any Co-Agent to the Banks or by or on behalf of the Borrower or any of its Subsidiaries to the Administrative Agent and/or any Co-Agent or any Bank or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or of the existence or possible existence of any Default or Event of Default.

          11.04  Reliance by Administrative Agent, Co-Agents, etc.  The
                 -------------------------------------------------
Administrative Agent and the Co-Agents each shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Credit Parties), independent accountants and other experts selected by the Administrative Agent and/or any such Co-Agent. The Administrative Agent and the Co-Agents each shall be fully justified in failing or refusing to take any action under this Agreement or any other Credit Document unless it shall first receive such advice or concurrence of the Required Banks as it deems appropriate or it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent and the Co-Agents each shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Credit Documents in accordance with a request of the Required Banks, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Banks.

        11.05  Notice of Default.  Neither the Administrative Agent nor any
               -----------------
Co-Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless it has received notice from a Bank or the Borrower or any other Credit Party referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent or a Co-Agent receives such a notice, it shall give prompt notice thereof to the Banks. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Banks, provided
                                                                        --------
that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Banks.

        11.06  Non-Reliance on Administrative Agent, Co-Agents and Other Banks.
               ----------------------------------------------------------------
Each Bank expressly acknowledges that neither the Administrative Agent nor any Co-Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by the

Administrative Agent or any Co-Agent hereinafter taken, including any review of the affairs of the Borrower or any of its Subsidiaries, shall be deemed to constitute any representation or warranty by the Administrative Agent or any Co-Agent to any Bank. Each Bank represents to the Administrative Agent and the Co-Agents that it has, independently and without reliance upon the Administrative Agent or any Co-Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Credit Parties and made its own decision to make its Loans, and participate in Letters of Credit, hereunder and enter into this Agreement. Each Bank also represents that it will, independently and without reliance upon the Administrative Agent or any Co-Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Credit Parties. Neither the Administrative Agent nor any Co-Agent shall have any duty or responsibility to provide any Bank with any credit or other information concerning the business, operations, assets, property, financial and other conditions, prospects or creditworthiness of any Credit Party which may come into the possession of the Administrative Agent or such Co-Agent or any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates.

          11.07  Indemnification.  The Banks agree to indemnify each of the
                 ---------------
Administrative Agent and each Co-Agent in its capacity as such ratably according to their respective "percentages" as used in determining the Required Banks at such time (or if the Total Commitment has been terminated and all Loans have been repaid, their respective "percentages" used in determining the Required Banks immediately prior to such termination and repayment), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, reasonable expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Obligations) be imposed on, incurred by or asserted against the Administrative Agent or such Co-Agent in its capacity as such in any way relating to or arising out of this Agreement or any other Credit Document, or any documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted to be taken by the Administrative Agent or such Co-Agent under or in connection with any of the foregoing, but only to the extent that any of the foregoing is not paid by the Borrower or any of its Subsidiaries, provided that no Bank shall be liable to the Administrative Agent
              --------
or any Co-Agent for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the gross negligence or willful misconduct of the Administrative Agent or such Co-Agent, as the case may be. If any indemnity furnished to the Administrative Agent or any Co-Agent for any purpose shall, in the opinion of the Administrative Agent or such Co-Agent, be insufficient or become impaired, the Administrative Agent or such Co-Agent may call for additional indemnity and cease, or not commence, to do the acts indem-nified against until such additional indemnity is furnished. The agreements in this Section 11.07 shall survive the payment of all Obligations.

          11.08  Individual Capacity.  The Administrative Agent and each Co-
                 -------------------
Agent and their respective affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower or any of its Subsidiaries as though the Administrative Agent or such Co-Agent were not the Administrative Agent or a Co-Agent hereunder. With respect to the Loans made by it and all Obligations owing to it, the Administrative Agent and each Co-Agent shall have the same rights and powers under this Agreement as any Bank and may exercise the same as though it were not the Administrative Agent or a Co-Agent and the terms "Required Banks", "Bank" and "Banks" shall include the Administrative Agent and each Co-Agent in its individual capacity.

          11.09  Resignation; Successors.  The Administrative Agent and/or each
                 -----------------------
Co-Agent may resign as the Administrative Agent or a Co-Agent, as the case may be, upon 20 days' notice to the Banks. To the extent not prohibited by law, the Administrative Agent shall send a copy of any such resignation notice to the Borrower. Upon the resignation of the Administrative Agent (including in its capacity as a Co-Agent), the Required Banks shall appoint from among the Banks a successor Administrative Agent for the Banks subject to prior approval by the Borrower (such approval not to be unreasonably withheld), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall include such successor agent effective upon its appointment, and the resigning Administrative Agent's rights, powers and duties as the Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement. After the retiring Administrative Agent's resignation hereunder as the Administrative Agent, the provisions of this Section 11 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. In the event no successor Administrative Agent has been appointed by the end of such 20 day period, the resignation of the Administrative Agent shall become effective and the Required Banks shall perform the duties of the Administrative Agent until a successor Administrative Agent is appointed.

          11.10  Holders.  The Administrative Agent and the Co-Agents each may
                 -------
deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Administrative Agent. Any request, authority or consent of any Person or entity who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or indorsee, as the case may be, or such Note or of any Note or Notes issued in exchange thereof.

          SECTION 12.  Miscellaneous.
                       -------------

          12.01  Payment of Expenses, etc.  The Borrower agrees to: (i) whether
                 -------------------------
or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of the Administrative Agent in connection with the negotiation, preparation, execution and delivery of the Credit Documents and the documents and instruments referred to therein and any amendment, waiver or consent relating thereto (including, without limitation, the reasonable fees and disbursements of White & Case, any local counsel and any consultants retained by the Administrative Agent) and in connection with the Administrative Agent's syndication efforts with respect to this Agreement; (ii) pay all reasonable out-of-pocket costs and expenses of the Administrative Agent and each of the Banks in connection with the enforcement of the Credit Documents and the documents and instruments referred to therein (including, without limitation, the reasonable fees and disbursements of counsel for the Administrative Agent and for each of the Banks); (iii) pay and hold each of the Banks harmless from and against any and all present and future stamp and other similar taxes with respect to the foregoing matters and save each of the Banks harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Bank) to pay such taxes; and (iv) indemnify the Administrative Agent, each Co-Agent and each Bank, their respective officers, directors, employees, representatives and agents (each, an "indemnified person") from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of, regardless of when any such indemnified matter arises, (a) any investigation, litigation or other proceeding (whether or not the Administrative Agent, any Co-Agent or any Bank is a party thereto) related to the entering into and/or performance of any Document or the use of the proceeds of any Loans or Letter of Credit hereunder or the Refinancing or any other aspect of the Transaction or the consummation of any other transactions contemplated in any Document, (b) any settlement entered into in connection with the foregoing to the extent such settlement has been con-sented to by the Borrower, which consent shall not be unreasonably withheld or
(c) the actual or alleged presence, generation or Release of Hazardous Materials on or from, or the transportation of Hazardous Materials to or from, any Real Property owned or operated at any time by the Borrower or any of its Subsidiaries, the non-compliance of any such Real Property with foreign, federal, state and local laws, regulations, and ordinances (including applicable permits thereunder) applicable to any such Real Property, or any Environmental Claim with respect to the Borrower or any of its Subsidiaries or any such Real Property, in each case including, without limitation, the reasonable fees and disbursements of counsel and other consultants incurred in connection with any such investigation, litigation, Environmental Claim or any of such Credit Party's acts, omissions, business, operations or Real Property, or other proceeding (but excluding any such losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the indemnified person). To the extent that the undertaking to indemnify and hold harmless set forth in this Section 12.01 may be unenforceable because it is violative of any law or public policy as determined by a final judgment of a court of competent jurisdiction, the Borrower shall make the maximum contribution to the payment and satisfaction of each of the liabilities giving rise to claims under the indemnification provisions of this 12.01 which is permissible under applicable law.

          12.02  Right of Setoff.  In addition to any rights now or hereafter
                 ---------------
granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence of an Event of Default, each Bank is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Borrower or any of its Subsidiaries or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Bank (including, without limitation, by branches and agencies of such Bank wherever located) to or for the credit or the account of the Borrower or any of its Subsidiaries against and on account of the Obligations and liabilities of the Borrower or any of its Subsidiaries to such Bank under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations of the Borrower purchased by such Bank pursuant to Section 12.06(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Bank shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured. Each Bank shall promptly notify the Borrower in writing after exercising any of its rights pursuant to this Section 12.02.

          12.03  Notices.  Except as otherwise expressly provided herein, all
                 -------
notices and other communications provided for hereunder shall be in writing and mailed, telegraphed, telexed, telecopied, cabled or delivered, if to the Borrower, at the address specified opposite its signature below; if to any Bank, at its address specified for such Bank specified on Schedule I hereto; if to the Administrative Agent, at its Notice Office; or, at such other address as shall be designated by any party in a written notice to the other parties hereto.
All such notices and communications shall be mailed, telegraphed, telexed, telecopied, or cabled or sent by overnight courier, and shall be effective when received.

          12.04  Benefit of Agreement.  (a)  This Agreement shall be binding
                 --------------------
upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided that the Borrower may not assign or
                                   --------
transfer any of its rights or obligations hereunder (except as expressly provided herein) without the prior written consent of the Banks. Each Bank may at any time grant participations in any of its rights hereunder or under any of the Notes to a Person that is a commercial bank, other financial institution, mutual fund or "Accredited Investor" as such term is defined in Regulation D of the Securities Act of 1933, as amended, provided that in the
                                                        --------
case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant's rights against such Bank in respect of such participation to be those set forth in the agreement executed by such Bank in favor of the participant relating thereto) and all amounts payable by the Borrower hereunder shall be determined as if such Bank had not sold such participation, except that the participant shall be entitled to the benefits of Sections 1.10, 1.11, 2.05, and 4.04 of this Agreement to the extent that such Bank would be entitled to such benefits if the participation had not been entered into or sold, and provided further, that no
                                                     ----------------
Bank shall transfer, grant or assign any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (i) extend the final scheduled maturity of any Loan or Note in which such participant is participating (it being understood that any waiver of an installment on, the application of any prepayment or the method of any application of any prepayment to the amortization of the Term Loans shall not constitute an extension of the final scheduled maturity date) or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of the applicability of any post-default increase in interest rates), or reduce the principal amount thereof, or increase such participant's participating interest in any Commitment over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Total Commitment, or a mandatory prepayment, shall not constitute a change in the terms of any Commitment and that an increase in any Commitment shall be permitted without the consent of any participant if such participant's participation is not increased as a result thereof), (ii) release all or substantially all of the Collateral (except as expressly provided in the Credit Documents) or (iii) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement or any other Credit Document (except as expressly provided herein or therein).

          (b) Notwithstanding the foregoing, (x) any Bank may assign all or a portion of its Loans and/or Commitments and its rights and obligations hereunder to its parent company and/or any affiliate of such Bank which is at least 50% owned by such Bank or its parent company or to one or more Banks and (y) any Bank may assign a portion, in an amount equal to at least the Minimum Assignment Amount (or the remaining balance thereof if less) of its Loans and/or Commitments and its rights and obligations hereunder to a Person that is a commercial bank, other financial institution, mutual fund or "Accredited Investor" as such term is defined in Regulation D of the Securities Act of 1933, as amended (each an "Eligible Assignee") , each of which Eligible Assignees shall be reasonably acceptable to the Administrative Agent and the Borrower and shall become a party to this Agreement as a Bank prior to or after the Initial Borrowing Date by executing an assignment agreement substantially in the form of Exhibit L hereto, appropriately completed (an "Assignment Agreement") with the assigning Bank, provided that,
                                                               --------
in each case, (i) at such time Schedule I shall be deemed to have been modified to reflect the Loans and/or Commitments of such new Bank and of the existing Banks, (ii) if requested by such new Bank or the assigning Bank, the Borrower shall issue new Notes to such new Bank and to the assigning Bank in conformity with the requirements of Section 1.05 to the extent needed to reflect the revised Loans and/or Commitments, and (iii) the Administrative
Agent shall have received at the time of each such assignment from either the assigning or assignee Bank the payment of a nonrefundable assignment fee of $3,000. Assignments pursuant to this Section 12.04(b) shall not be required to be prorata between the Term Loan Commitments and/or outstanding Term Loans and
   -------
the Revolving Commitments. To the extent of any assignment pursuant to this
Section 12.04(b), the assigning Bank shall be relieved of its obligations hereunder with respect to its assigned Loans and/or Commitments. No Bank may assign all or a portion of its Revolving Commitment to an Eligible Assignee not already a Bank hereunder unless each Letter of Credit Issuer shall have consented in writing to such assignment. At the time of each assignment pursuant to this Section 12.04(b) to a Person which is not already a Bank hereunder and which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income taxes, the respective assignee Bank shall, to the extent legally entitled to do so, provide to the Borrower the forms described in Section 4.04(b)(ii). Nothing in this Section 12.04(b) shall prevent or prohibit any Bank from pledging its Loans or Notes hereunder to a Federal Reserve Bank in support of borrowings made by such Bank from such Federal Reserve Bank.

          (c) Notwithstanding any other provisions of this Section 12.04, no transfer or assignment of the interests or obligations of any Bank hereunder or any grant of participations therein shall be permitted if such transfer, assignment or grant would require the Borrower to file a registration statement or qualify an indenture with the SEC or to qualify the Loans under the "Blue Sky" laws of any State.

          (d) Notwithstanding any other provisions of this Section 12.04, any transfer or assignment of the interests or obligations of any Bank hereunder shall be subject to such limitations as may be imposed by the Administrative Agent in its sole discretion.

          12.05  No Waiver; Remedies Cumulative.  No failure or delay on the
                 ------------------------------
part of the Administrative Agent, any Co-Agent or any Bank in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between any Credit Party and the Administrative Agent, any Co-Agent or any Bank shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Administrative Agent, any Co-Agent or any Bank would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent, any Co-Agent or the Banks to any other or further action in any circumstances without notice or demand.

          12.06  Payments Pro Rata.  (a)  Except as otherwise provided by this
                 -----------------
Agreement, the Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of the Borrower in respect of any Obligations, it shall, except as otherwise provided in this Agreement, distribute such payment to the Banks (other than any Bank that has consented in writing to waive its pro
                                                                             ---
rata share of such payment) pro rata based upon their respective shares, if any,
- - - ----                        --- ----
of the Obligations with respect to which such payment was received.

          (b) Each of the Banks agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise) which is applicable to the payment of the principal of, or interest on, the Loans, Unpaid Drawings or Fees, of a sum which with respect to the related sum or sums received by other Banks is in a greater proportion than the total of such Obligation then owed and due to such Bank bears to the total of such Obligations then owed and due to all of the Banks immediately prior to such receipt, then such Bank receiving such excess payment shall purchase for cash without recourse or warranty from the other Banks an interest in the Obligations in such amount as shall result in a proportional participation by all of the Banks in such amount, provided that if
                                                               --------
all or any portion of such excess amount is thereafter recovered from such Bank, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

          12.07  Calculations; Computations.  (a)  The financial statements to
                 --------------------------
be furnished to the Banks pursuant hereto shall be made and prepared in accordance with GAAP consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Borrower to the Banks), provided that, except as otherwise specifically
                               --------
provided herein, all computations determining compliance with Sections 4.02 and 8, including definitions used therein, shall utilize accounting principles and policies in effect at the time of the preparation of, and in conformity with those used to prepare, the 1993 historical financial statements delivered to the Banks pursuant to Section 6.11(b).

          (b) All computations of interest, Commitment Commission and Fees hereunder shall be made on the actual number of days elapsed over a year of 360 days.

          (c) All determinations of the Stated Amount of Letters of Credit and of the principal amount of Unpaid Drawings, in each case to the extent denominated in a currency other than Dollars, shall be made by converting same into Dollars at (x) in the case of a determination of the Borrower's obligation to reimburse in Dollars a drawing under a Letter of Credit denominated in a currency other than Dollars or of each Participating Bank's obligation pursuant to Section 2.02(c) to pay the amount of such Participating Bank's Percentage of an unreimbursed payment in respect of any such Letter of Credit, the spot exchange rate for the currency in question of the respective Letter of Credit Issuer on the date of such drawing or (y) if the provisions of the foregoing clause (x) are not applicable, the spot exchange rate for the currency in question calculated by the Administrative Agent on the last day of the month preceding the month in which any such determination is being made and at such other times as the Administrative Agent elects to make such determination, it being understood that the Administrative Agent shall have no obligation to make any such other determinations.

        12.08  GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; TRIAL BY JURY.
               ----------------------------------------------------------------
(A) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL, EXCEPT AS OTHERWISE PROVIDED IN THE MORTGAGES, BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. THE BORROWER HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK JURISDICTION OVER THE BORROWER, AND AGREES NOT TO PLEAD OR CLAIM, IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN ANY OF THE AFORESAID COURTS, THAT ANY SUCH COURT LACKS JURISDICTION OVER
THE BORROWER. IF FOR ANY REASON THE BORROWER CEASES TO MAINTAIN AN OFFICE IN NEW YORK CITY, THE BORROWER AGREES TO DESIGNATE, APPOINT AND EMPOWER A DESIGNEE, APPOINTEE AND AGENT IN NEW YORK CITY ON THE TERMS AND FOR THE PURPOSES OF THIS PROVISION SATISFACTORY TO THE ADMINISTRATIVE AGENT TO
RECEIVE, ACCEPT AND ACKNOWLEDGE FOR AND ON ITS BEHALF, AND IN RESPECT OF ITS PROPERTY, SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS WHICH MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING. THE BORROWER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED
OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE BORROWER, AT ITS ADDRESS SET FORTH OPPOSITE ITS SIGNATURE BELOW, SUCH SERVICE TO BECOME EFFECTIVE THIRTY DAYS AFTER SUCH MAILING. THE BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY CREDIT DOCUMENT THAT SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE.
NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT, ANY BANK OR THE HOLDER OF ANY NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW
OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE BORROWER IN ANY OTHER JURISDICTION.

          (B) THE BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (A) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH OF THE BORROWER AND EACH BANK IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN ANY COURT OR JURISDICTION, INCLUDING WITHOUT LIMITATION THOSE REFERRED TO IN CLAUSE (A) ABOVE, IN RESPECT OF ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS.

          12.09  Counterparts.  This Agreement may be executed in any number of
                 ------------
counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Administrative Agent.

          12.10  Effectiveness.  This Agreement shall become effective on the
                 -------------
date (the "Effective Date") on which the Borrower, the Administrative Agent, each Co-Agent and each of the Banks shall have signed a copy hereof (whether the same or different copies) and shall have delivered the same to the Administrative Agent at the Notice Office of the Administrative Agent or, in the case of the Banks, shall have given to the Administrative Agent telephonic (confirmed in writing), written, telex or telecopy notice (actually received) at such office that the same has been signed and mailed to it. The Administrative Agent will give the Borrower and each Bank prompt written notice of the occurrence of the Effective Date.

          12.11  Headings Descriptive.  The headings of the several sections and
                 --------------------
subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agree-ment.

          12.12  Amendment or Waiver.  (a) Neither this Agreement nor any other
                 -------------------
Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the Borrower and the Required Banks, provided that no such
                                                          --------
change, waiver, discharge or termin-
ation shall, without the consent of each Bank affected thereby, (i) extend the final scheduled maturity of any Unpaid Drawing, Loan or Note (it being understood that any waiver of an installment on, the application of any prepay-ment or the method of application of any prepayment to the amortization of the Term Loans shall not constitute an extension of the final scheduled maturity date), or reduce the rate or extend the time of payment of interest (other than as a result of waiving the applicability of any post-default increase in interest rates) thereon or Fees, or reduce the amount thereof, (ii) amend, modify or waive any provision of Section 4.02(A)(b), (iii) release all or substantially all of the Collateral (except as expressly provided in the Credit Documents), (iv) amend, modify or waive any provision of this Section,
(v) reduce the percentage specified in the definition of Required Banks (it being understood that, with the consent of the Required Banks, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Banks on substantially the same basis as an extension of Loans, Letters of Credit and Revolving Commitments are included on the Effective Date), or (vi) consent to the assignment or transfer by the Borrower of any of its rights and obligations under any Credit Document (except as expressly provided herein or therein); provided further, that no such change,
                                          ----------------
waiver, discharge or termination shall (w) increase the Commitments of any Bank over the amount thereof then in effect without the consent of such Bank (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the Total Commitment shall not constitute an increase of the Commitment of any Bank, and that an increase in the available portion of any Commitment of any Bank shall not constitute an increase in the Commitment of such Bank), (x) without the consent of each Letter of Credit Issuer, amend, modify or waive any provision of Section 2 or alter its rights or obligations with respect to Letters of Credit, (y) without the consent of the Administrative Agent or Co-Agents, respectively, amend, modify or waive any provision of Section 11 as same applies to such Administrative Agent or Co-Agent or any other provision as same relates to the rights or obligations of such Administrative Agent or Co-Agent or
(z) without the consent of the Collateral Agent, amend, modify or waive any provision relating to the rights or obligations of the Collateral Agent.

          (b) If, in connection with any proposed change, waiver, discharge or termination of any of the provisions of this Agreement as contemplated by clauses (i) through (v), inclusive, of the first proviso to Section 12.12(a), the consent of the Required Banks is obtained but the consent of one or more of such other Banks whose consent is required is not obtained, then the Borrower shall have the right to replace each such non-consenting Bank or Banks (so long as all non-consenting Banks are so replaced) with one or more Replacement Banks pursuant to Section 1.13 so long as at the time of such replacement, each such Replacement Bank consents to the proposed change, waiver, discharge or termination, provided that the Borrower shall not have the right to replace a Bank solely as a result of the exercise of such Bank's rights (and the withholding of any required consent by such Bank) pursuant to the second proviso to Section 12.12(a).

          (c)  Notwithstanding anything to the contrary contained above in this
Section 12.12, the Collateral Agent may enter into amendments to the Security Documents for the purpose of adding Subsidiaries of the Borrower as parties thereto, or adding Subsidiaries of the Borrower to the Subsidiary Guaranty, and Additional Security Documents, guarantees, and other security documentation may be entered into to satisfy the requirement of Section 7.11, in each case without the consent of the Required Banks.

          12.13  Survival.  All indemnities set forth herein including, without
                 --------
limitation, in Section 1.10, 1.11, 2.05, 2.06, 4.04, 11.07 or 12.01 shall survive the execution and delivery of this Agreement and the making and repayment of the Loans and the satisfaction of all other Obligations.

          12.14  Domicile of Loans.  Each Bank may transfer and carry its Loans
                 -----------------
or participations at, to or for the account of any branch office, subsidiary or affiliate of such Bank, provided that the Borrower shall not be responsible for
                        --------
costs arising under Section 1.10, 1.11, 2.05, or 4.04 resulting from any such transfer (other than a transfer pursuant to Section 1.12) to the extent such costs would not otherwise be applicable to such Bank prior to such transfer.

          12.15  Confidentiality.  (a)  Subject to the provisions of clause (b)
                 ---------------
of this Section 12.15, each Bank agrees that it will use its best efforts not to disclose without the prior consent of the Borrower (other than to its employees, auditors, advisors or counsel or to another Bank if the Bank or such Bank's holding or parent company in its sole discretion determines that any such party should have access to such information, provided such Persons shall be subject to the provisions of this Section 12.15 to the same extent as such Bank) any information with respect to the Borrower or any of its Subsidiaries which is now or in the future furnished pursuant to this Agreement or any other Credit Document and which is designated by the Borrower in writing as confidential, provided that any Bank may disclose any
                                     --------
such information (a) as has become generally available to the public, (b) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such Bank or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors, (c) as may be required or appropriate in respect to any summons or subpoena or in connection with any litigation, (d) in order to comply with any law, order, regulation or ruling applicable to such Bank, (e) to the Administrative Agent or the Collateral Agent and (f) to any prospective or actual transferee or participant in connection with any contemplated or actual transfer or participation of any of the Notes or Commitments or any interest therein by such Bank, provided that such prospective
                                                  --------
transferee or participant executes an agreement with such Bank containing provisions substantially the same as to those contained in this Section.

          (b) The Borrower hereby acknowledges and agrees that each Bank may share with any of its affiliates any information related to the Borrower or any of its Subsidiaries (including, without limitation, any nonpublic customer information regarding the creditworthiness of the Borrower and its Subsidiaries), provided such Persons shall be subject to the provisions of this
Section 12.15 to the same extent as such Bank.

          12.16  Collateral Release.  Notwithstanding anything to the contrary
                 ------------------
contained in this Agreement or the other Credit Documents, on and after the Target Date, the Collateral shall promptly be released from the terms of the Security Documents and the Collateral Agent shall, and the Banks hereby authorize and direct the Collateral Agent to, promptly take such actions as it deems appropriate and such additional actions as may be reasonably requested by the Borrower to effectuate the foregoing (and no further assets shall be required to be pledged pursuant to Section 7.11 or any Security Document), provided that no Default or Event of Default exists as of such time.

          IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.



Address:                      AMETEK, INC.

Station Square
Paoli, Pennsylvania  19301
Telephone No.: 610-647-2121   By  /s/ ALLAN KORNFELD
Telecopier No.: 610-647-0211     -----------------------
Attention: Chief Financial        Name:  Allan Kornfeld
           Officer                Title: Executive Vice President-Chief
                                          Financial Officer


                              THE CHASE MANHATTAN BANK, N.A.,
                                Individually and
                                as the Administrative Agent


                              By  /s/ DANA KLEIN
                                ------------------------
                                Name:  Dana Klein
                                Title: Vice President


                              BANK OF MONTREAL,
                                Individually and as a Co-Agent


                              By  /s/ JOSEPH A. BLISS
                                ------------------------
                                Name:  Joseph A. Bliss
                                Title: Director


                              CORESTATES BANK, N.A.,
                                Individually and as a
                                Co-Agent


                              By  /s/ ROBERT CORDELL
                                ------------------------

                                Name:  Robert Cordell
                                Title: Vice President

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                              PNC BANK, NATIONAL ASSOCIATION,
                                Individually, as a Letter of
                                Credit Issuer and as a Co-Agent


                              By  /s/ VICKY RANDOLPH ZIFF
                                ---------------------------------
                                Name:  Vicky Randolph Ziff
                                Title: Vice President